                                                     PURSUANT TO RULE 424(B)(1)
                                                     REGISTRATION NO. 333-00243


                                  $800,000,000
                Ford Credit Auto Loan Master Trust Series 1996-1
                   5.50% Auto Loan Asset Backed Certificates

                    Ford Credit Auto Receivables Corporation
                                     Seller
                           Ford Motor Credit Company
                                    Servicer
                               ------------------
The Series 1996-1, 5.50% Auto Loan Asset Backed Certificates (the "Certificates") offered hereby evidence undivided interests in certain assets of the Ford Credit Auto Loan Master Trust (the "Trust") created pursuant to a Pooling and Servicing Agreement among Ford Credit Auto Receivables
  Corporation, as the seller ("FCAR" or the "Seller"), Ford Motor Credit
   Company, as servicer ("Ford Credit" or the "Servicer"), and Chemical Bank, as trustee. The Trust assets include wholesale receivables (the
     "Receivables") generated from time to time in a portfolio of revolving financing arrangements (the "Accounts") with automobile dealers to finance their automobile and light duty truck inventory and collections on the Receivables. Certain assets of the Trust will be allocated to Certificateholders, including the right to receive a varying percentage of each month's collections with respect to the Receivables at the times and in the manner described herein.
       The Seller will own the remaining interest in the Trust not represented by the Certificates or the certificates of any other
        Series issued by the Trust (the "Seller's Interest"). From time to time, subject to certain conditions, the Seller may offer other series of certificates (each, a "Series"), which may have terms significantly different from the terms of the
                                Certificates.
Interest with respect to the Certificates will accrue from the Closing Date, and is payable semi-annually on or about the fifteenth day of February and August, commencing in August 1996, and on the related maturity date or, under certain limited circumstances described herein, monthly on or about the fifteenth day of each month. The principal of the
          Certificates is scheduled to be paid on the February 2001
                              Distribution Date.
       The Seller's Interest will be subordinated to the rights of the
          Certificateholders to the limited extent of the Available
             Subordinated Amount (or, in some circumstances, the
                   Aggregate Available Subordinated Amount)
                           as described herein.

      FOR A DISCUSSION OF CERTAIN RISKS ASSOCIATED WITH AN INVESTMENT IN THE CERTIFICATES, SEE "RISK FACTORS" ON PAGE 15.

 THE CERTIFICATES REPRESENT BENEFICIAL INTERESTS IN THE TRUST ONLY AND DO NOT
     REPRESENT INTERESTS IN OR OBLIGATIONS OF THE SELLER, THE SERVICER OR
     ANY AFFILIATE THEREOF. NEITHER THE CERTIFICATES NOR THE RECEIVABLES
            ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY.
   THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
      AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS
          THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
            COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
              PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS
                            A CRIMINAL OFFENSE.

                                                                          Underwriting
                                                            Price to     Discounts and    Proceeds to
                                                           Public(1)      Commissions   the Seller(1)(2)
                                                        ------------------------------------------------
Per Certificate........................................    99.845989%       .300000%       99.545989%
Total..................................................   $798,767,912     $2,400,000     $796,367,912

(1) Plus accrued interest, if any, at the Certificate Rate from February 20, 1996.
(2) Before deduction of expenses payable by the Seller estimated at $450,000.00.

    The Certificates are offered by the Underwriters when, as and if issued by the Seller, delivered to and accepted by the Underwriters and subject to their right to reject orders in whole or in part. It is expected that delivery of the Certificates in book-entry form will be made through the facilities of The Depository Trust Company ("DTC"), Cedel, societe anonyme ("Cedel") and the Euroclear System ("Euroclear") on or about February 20, 1996 against payment in immediately available funds.

CS First Boston
               Goldman, Sachs & Co.
                             Merrill Lynch & Co.
                                         J.P. Morgan Securities Inc.
                                                   Salomon Brothers Inc
                The date of this Prospectus is February 12, 1996

     IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE CERTIFICATES OFFERED HEREBY AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The Trust's (i) Annual Report on Form 10-K for the year ended December 31, 1994, (ii) Quarterly Reports on Form 10-Q for the quarters ended March 31, 1995, June 30, 1995 and September 30, 1995 and (iii) Current Reports on Form 8-K dated January 10, 1995, February 8, 1995, March 5, 1995, April 4, 1995, May 9, 1995,
June 2, 1995, July 18, 1995, August 9, 1995, August 28, 1995, September 14,
1995, October 16, 1995, November 15, 1995, December 11, 1995 and January 12, 1996 are incorporated by reference into this Prospectus. All documents filed by the Trust pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this Prospectus and prior to the termination of the offering of the Certificates shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing such documents.

                             AVAILABLE INFORMATION

     The Seller has filed a Registration Statement (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with the Securities and Exchange Commission (the "Commission") with respect to the Certificates offered pursuant to this Prospectus. This Prospectus, which forms part of the Registration Statement, does not contain all of the information contained in the Registration Statement and the exhibits thereto. For further information, reference is made to the Registration Statement and amendments thereof and exhibits thereto, which are available for inspection without charge at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549; 75 Park Place, New York, New York 10007; and Northwest Atrium Center, 500 West Madison Street, Chicago, Illinois 60661. Copies of the Registration Statement and amendments thereof and exhibits thereto may be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

                         REPORTS TO CERTIFICATEHOLDERS

     Unless and until Definitive Certificates are issued, monthly and annual unaudited reports, containing information concerning the Trust and prepared by the Servicer, will be sent on behalf of the Trust to Cede & Co. ("Cede"), as nominee of The Depository Trust Company ("DTC") and registered holder of the Certificates, pursuant to the Pooling and Servicing Agreement. Such reports may be available to beneficial owners of Certificates ("Certificate Owners") in accordance with the regulations and procedures of DTC. See "Description of the Certificates -- Reports" and "-- Evidence as to Compliance". The Trust will file with the Commission such periodic reports with respect to the Trust as are required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission thereunder.

                               PROSPECTUS SUMMARY

     The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus. Reference is made to the Index of Principal Terms for the location herein of the definitions of certain capitalized terms used herein.

Title of Securities...........   Series 1996-1, 5.50% Auto Loan Asset Backed
                                 Certificates (the "Certificates" or "Series
                                 1996-1").

Issuer........................   Ford Credit Auto Loan Master Trust (the
                                 "Trust").

Seller........................   Ford Credit Auto Receivables Corporation (the
                                 "Seller" or "FCAR"), a wholly-owned subsidiary of Ford Motor Credit Company.

Servicer......................   Ford Motor Credit Company ("Ford Credit" or,
                                 together with, as applicable, a successor servicer, the "Servicer"), a wholly-owned subsidiary of Ford Motor Company ("Ford").

Trustee.......................   Chemical Bank (the "Trustee").

The Trust.....................   The Trust was formed pursuant to a Pooling and
                                 Servicing Agreement, dated as of December 31,
                                 1991, among FCAR, as Seller, Ford Credit, as
                                 Servicer, and Manufacturers Hanover Trust
                                 Company, predecessor trustee to Chemical Bank, as supplemented by the Supplement relating to the Certificates (as supplemented and amended from time to time, the "Pooling and Servicing
                                 Agreement"). The assets of the Trust include
                                 (a) certain Receivables existing under the Accounts at the close of business on December
                                 31, 1991 (the "Initial Cut-Off Date"), certain
                                 Receivables generated under the Accounts from time to time thereafter during the term of the Trust as well as certain Receivables generated under any Accounts added to the Trust from time to time (less Receivables paid or charged off and excluding Receivables generated in any Accounts removed from the Trust from time to time after the Initial Cut-Off Date), (b) all funds collected or to be collected in respect of such Receivables, (c) all funds on deposit in certain accounts of the Trust, including funds on deposit in the Excess Funding Account, the Principal Funding Account, the Interest
                                 Funding Account and the Reserve Fund, (d) the
                                 Interest Rate Swap, (e) any other Enhancement issued with respect to any other Series (the drawing on or payment of such Enhancement not being available to Certificateholders) and (f) a security interest in certain motor vehicles
                                 (the "Vehicles") and, in the case of certain
                                 Accounts, a security interest junior to that of Ford Credit in certain parts inventory, equipment, fixtures, service accounts, realty and/or a personal guarantee (collectively, the "Collateral Security") securing the
                                 Receivables. The term "Enhancement" shall mean, with respect to any Series, any letter of credit, surety bond, cash collateral account, guaranteed rate agreement, maturity liquidity facility, tax protection agreement, interest rate swap agreement or other similar arrangement for the benefit of certificateholders of such Series.

The Accounts..................   The Accounts pursuant to which the Receivables
                                 have been or will be generated are established through revolving credit agreements entered into with Ford Credit by dealers to purchase or finance

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

                                 automobile and light duty truck inventory. The Accounts are selected from all such credit agreements of Ford Credit which meet the criteria provided in the Pooling and Servicing Agreement (the "Eligible Accounts"). Under certain circumstances Accounts may be added to, or removed from, the Trust. See "The Accounts", "Description of the Certificates -- Addition of Accounts" and "-- Removal of Accounts".

The Receivables...............   The Receivables have arisen or will arise in
                                 the Accounts. The Receivables consist of advances made directly or indirectly by Ford
                                 Credit to domestic automobile dealers
                                 franchised by Ford and/or other automobile manufacturers or automobile distributors (the
                                 "Dealers"). Such advances are used by the Dealers to purchase or finance the Vehicles, which consist of primarily new and some used automobiles, light duty trucks and certain other vehicles manufactured or distributed by such automobile manufacturers. Generally, the principal amount of an advance in respect of a new Vehicle is equal to the wholesale purchase price of the Vehicle and, subject to certain exceptions, is due upon the retail sale of the Vehicle. See "The Dealer Floorplan Financing
                                 Business -- Creation of Receivables" and "--
                                 Payment Terms". Collections of principal under the Receivables are herein referred to as "Principal Collections", and collections of interest and other nonprincipal charges
                                 (including insurance service fees, amounts recovered with respect to Defaulted Receivables and insurance proceeds) are referred to herein as "Interest Collections". The Receivables bear interest at an adjustable rate described herein. See "The Dealer Floorplan Financing
                                 Business--Revenue Experience".

                                 FCAR has entered into a Receivables Purchase
                                 Agreement, dated as of the date of the Pooling and Servicing Agreement, between FCAR, as purchaser, and Ford Credit, as seller (the "Receivables Purchase Agreement"). Pursuant to the Receivables Purchase Agreement, Ford Credit
                                 (a) has sold and will sell to the Seller all of its right, title and interest in and to all Receivables meeting certain eligibility criteria contained in the Receivables Purchase Agreement and the Pooling and Servicing Agreement ("Eligible Receivables") and (b) has assigned and will assign its interests in the Vehicles and the Collateral Security to the Seller. The Seller in turn has transferred and will transfer such Receivables and Collateral Security to the Trust pursuant to the Pooling and Servicing Agreement. The Seller has also assigned to the Trust its rights with respect to the Receivables under the Receivables Purchase Agreement. See "Description of the Receivables Purchase Agreement".

                                 All new Receivables arising under the Accounts during the term of the Trust will be sold by Ford Credit to the Seller and transferred by the Seller to the Trust. Accordingly, the aggregate amount of Receivables in the Trust will fluctuate from day to day as new Receivables are generated and as existing Receivables are collected, charged off as uncollectible or otherwise adjusted.

The Certificates..............   The Certificates will be issued in the
                                 aggregate initial principal amount of
                                 $800,000,000 (the "Initial Principal Amount"), in minimum denominations of $1,000 and in integral multiples

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

                                 thereof. Except in certain limited
                                 circumstances as described herein under
                                 "Description of the Certificates -- Definitive Certificates", the Certificates will only be available in book-entry form. The Trust's assets will be allocated in part to the Certificateholders (the "Certificateholders'
                                 Interest") and to the certificateholders of any other outstanding Series (such other certificateholders, together with the Certificateholders, are referred to as "certificateholders"), with the remainder allocated to the Seller (the "Seller's Interest"). A portion of the Seller's Interest will be subordinated to the Certificateholders' Interest, as described below. The Certificates will evidence an undivided beneficial interest in assets of the Trust allocated to the Certificateholders' Interest and will represent the right to receive from such assets funds up to (but not in excess of) the amounts required to make semi-annual (or in some cases monthly) payments of interest on the Certificates and to make the payment of principal on the Expected Final Payment Date or earlier or later under certain limited circumstances in an amount up to the outstanding principal amount of the Certificates. The Certificates will bear interest at the rate of 5.50% per annum (the "Certificate Rate").

                                 On the date of the initial issuance of the Certificates (the "Closing Date") the Invested Amount will equal the Initial Principal Amount and represent the principal amount of Certificates invested in Receivables as of the Closing Date (the "Initial Invested Amount"). The Invested Amount is subject to reduction during the Accumulation Period, the Early Amortization Period and at such other times as deposits are made to the Excess Funding Account in connection with the payment of Receivables as described under "Description of the Certificates -- Excess Funding Account".

                                 The principal amount of the Seller's Interest may fluctuate as the aggregate amount of the Receivables balance changes from time to time and as new Series are issued.

                                 The Certificates will represent beneficial interests in the Trust only and will not represent interests in or obligations of Ford Credit, FCAR or any affiliate thereof. Neither the Certificates nor the Receivables are insured or guaranteed by Ford Credit, FCAR or any affiliate thereof.

Registration of
Certificates..................   The Certificates will initially be represented
                                 by one or more Certificates registered in the name of Cede & Co., as the nominee of DTC. No person acquiring an interest in the Certificates will be entitled to receive a definitive certificate representing such person's interest except in the event that Definitive Certificates are issued under the limited circumstances described herein.
                                 Certificateholders may elect to hold their interests through DTC, in the United States, or Cedel Bank Societe anonyme ("CEDEL") or the
                                 Euroclear System ("Euroclear"), in Europe.
                                 Transfers within DTC, CEDEL or Euroclear, as the case may be, will be in accordance with the usual rules and operating procedures of the relevant system. Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and counterparties holding directly or indirectly through CEDEL or

                                 Euroclear, on the other, will be effected in DTC through Citibank, N.A. ("Citibank") or Morgan Guaranty Trust Company of New York ("Morgan"), the relevant depositaries (collectively, the "Depositaries") of CEDEL or Euroclear, respectively, and each a participating member of DTC. See "Description of the Certificates -- Book-Entry Registration" and "-- Definitive Certificates".

Issuance of New Series........   The Pooling and Servicing Agreement provides
                                 that, pursuant to any one or more supplements thereto (each, a "Supplement"), the Seller may cause the Trustee to issue one or more new
                                 Series of certificates (a "New Issuance").
                                 However, at all times, the interest in the principal balances of Receivables ("Principal
                                 Receivables") represented by the Seller's
                                 Interest must equal or exceed a specified amount. The issuance of the Certificates pursuant to the Supplement related thereto will constitute a New Issuance. The Pooling and
                                 Servicing Agreement also provides that the Seller may specify, with respect to any Series, the Principal Terms of the Series. The Seller may offer any Series to the public or other investors under a prospectus or other disclosure document in transactions either registered under the Securities Act or exempt from registration thereunder, directly or through the Underwriters or one or more other underwriters or placement agents.

                                 Under the Pooling and Servicing Agreement and pursuant to a Supplement, a New Issuance may only occur upon delivery to the Trustee of the following: (a) a Supplement specifying the Principal Terms of such Series, (b) an opinion of counsel to the effect that, for United States federal income and Michigan income and single business tax purposes, (x) such issuance will not adversely affect the characterization of the certificates of any outstanding Series or class as debt, (y) such issuance will not cause a taxable event to any certificateholders and (z) such new Series will be characterized as debt, and (c) letters from the Rating Agencies confirming that the issuance of the new Series will not result in the reduction or withdrawal of the rating of the Certificates or any other Series or class of certificates then outstanding. See "Description of the Certificates -- New Issuances".

Other Series Issuances........   Concurrently with the issuance of the Series
                                 1996-1, the Trust is issuing Series 1996-2,
                                 Floating Rate Auto Loan Asset Backed
                                 Certificates ("Series 1996-2" and with respect to the Certificates of such series, the "Series
                                 1996-2 Certificates"). As of the date hereof the Trust has issued four Series, the Series
                                 1992-1, 6 7/8% Auto Loan Asset Backed
                                 Certificates ("Series 1992-1" and with respect to the certificates of such Series, the "Series
                                 1992-1 Certificates"), the Series 1992-2,
                                 7 3/8% Auto Loan Asset Backed Certificates
                                 ("Series 1992-2" and with respect to the certificates of such Series, the "Series 1992-2
                                 Certificates"), the Series 1994-1 Floating Rate
                                 Auto Loan Asset Backed Certificates ("Series
                                 1994-1" and with respect to certificates of such Series, the "Series 1994-1 Certificates") and the Series 1995-1, 6.50% Auto Loan Asset
                                 Backed Certificates ("Series 1995-1" and with respect to certificates of such Series, the "Series 1995-1 Certificates"). See "Annex 1:
                                 Other Issuances of Investor Certificates" for a summary of the Series 1992-1 Certificates, the Series 1992-2 Certificates, the Series 1994-1
                                 Certificates, the Series 1995-1 Certificates and the Series 1996-2 Certificates.

Allocations...................   The Certificateholders' Interest will include
                                 the right to receive (but only to the extent needed to make required payments under the Pooling and Servicing Agreement) varying percentages of Interest Collections and
                                 Principal Collections collected during each calendar month (a "Collection Period").
                                 Interest Collections, Principal Collections and
                                 Defaulted Receivables for any Collection Period will be allocated to the Certificateholders'
                                 Interest as described below and as more fully described under "Description of the
                                 Certificates -- Allocation Percentages".
                                 Interest Collections, Principal Collections and
                                 Defaulted Receivables not allocated to Series
                                 1996-1 will be allocated to the Seller's
                                 Interest and the certificateholders' interests in other Series.

                                 Interest Collections and Defaulted Receivables will be allocated at all times to the Certificateholders' Interest based on the Floating Allocation Percentage applicable during the related Collection Period. The Floating Allocation Percentage for any Collection Period is the percentage obtained by dividing the Invested Amount on the last day of the immediately preceding Collection Period by the aggregate amount of the principal balances of the Receivables (the "Pool Balance") on the last day of the immediately preceding Collection Period.

                                 During the Revolving Period, subject to certain limitations, Principal Collections allocable to the Certificateholders' Interest will be allocated and paid to the Seller or allocated to any other Series in exchange for the allocation to the Certificateholders' Interest of an equal interest in the Receivables' balances that are new or that would otherwise be part of the Seller's Interest or the interest of the certificateholders of such other Series. During the Accumulation Period and any Early Amortization Period, Principal Collections will be allocated to the Certificateholders' Interest based on the Principal Allocation Percentage. The Principal Allocation Percentage for a Collection Period during the Accumulation Period and any Early Amortization Period is the percentage equivalent of a fraction, the numerator of which is the Invested Amount on the last day of the Revolving Period and the denominator of which is the Pool Balance on the last day of the immediately preceding Collection Period. Unless an Early Amortization Event shall have occurred, monthly deposits of principal with respect to the Certificates to the Principal Funding Account will not exceed the Controlled Distribution Amount and, subject to certain limitations, any Principal Collections allocated to but not paid to the Principal Funding Account will be paid to the Seller or allocated to any other Series as described herein. See "Description of the Certificates -- Allocation Percentages -- Principal Collections for all Series".

Interest......................   Interest on the principal balance of the
                                 Certificates will accrue at the Certificate
                                 Rate and will be payable semi-annually to Certificateholders on the fifteenth day of February and August (or, if such day is not a business day, on the next succeeding business day) (each, a "Semi-Annual Payment Date"), commencing in August 1996; provided, that, if an Early Amortization Event or an Asset Composition Event shall have occurred, interest will be distributed to the Certificateholders on the first Distribution Date following such Early Amortization Event or Asset Composition Event (but, in the case of an Asset Composition Event, only to the extent needed to cure such event) and, subject to certain exceptions, on each subsequent Distribution Date until the Certificates are retired. "Distribution Date" shall mean the fifteenth day of each month (or, if such date is not a business day, the next succeeding business day). Certificateholder Interest Collections will be deposited each month into a trust account (the "Interest Funding Account") and used to make interest payments to the Certificateholders on each Semi-Annual Payment Date (or, if applicable, each Distribution Date). Interest payable on a Semi-Annual Payment Date or, if applicable, on a Distribution Date will accrue from and including the preceding Semi-Annual Payment Date or Distribution Date (or, in the case of the first Semi-Annual Payment Date, from and including the Closing Date) to but excluding such Semi-Annual Payment Date or Distribution Date. Interest for any Semi-Annual Payment Date or Distribution Date will be calculated on the basis of a 360-day year consisting of twelve 30 day months, and interest due but not paid on any Semi-Annual Payment Date or Distribution Date will be due on the next Semi-Annual Payment Date or Distribution Date, as the case may be, together with, to the extent lawfully payable, interest on such amount at the Certificate Rate plus 2 percentage points. Interest payments on the Certificates will be derived from Certificateholder Interest Collections for the related Collection Period, withdrawals, if any, from the Reserve Fund, Investment Proceeds, if any, Net Trust Swap Receipts, if any, and, under certain circumstances, Available Seller's Collections to the extent of the Available Subordinated Amount.

Principal.....................   It is expected that the final principal payment
                                 with respect to the Certificates will be made on the February 2001 Distribution Date (the
                                 "Expected Final Payment Date"). The final principal payment with respect to the Certificates may be paid earlier than the applicable Expected Final Payment Date if an
                                 Early Amortization Event occurs, or later under certain circumstances described herein. Upon the occurrence of an Asset Composition Event described herein, certain principal amounts may be payable to the Certificateholders.

Asset Composition Event.......   An "Asset Composition Event" will occur if
                                 during the Revolving Period for any Series (a) the sum of all Eligible Investments and amounts on deposit in all of the deposit accounts of all Series (the "Series Accounts") represents more than 25% of the total assets of the Trust on each of twelve or more consecutive
                                 Determination Dates, after giving effect to all payments made or to be made on the Distribution
                                 Date next succeeding each such respective
                                 Determination Date; or (b) on each of two consecutive Determination Dates the sum of all Eligible Investments and amounts on deposit in all Series Accounts represents more than 45% of the total assets of the Trust, in each case after giving effect to all payments to be made on the next succeeding Distribution Date. Upon the occurrence of an Asset Composition Event during the Revolving Period for any Series, an amount equal to the Series 1996-1 Allocation
                                 Percentage of the Asset Correction Amount shall be distributed in respect of the Certificates on the next following Distribution Date. At any time, the "Asset Correction Amount" shall equal the amount which, if distributed, would result in compliance with the percentage limitation the violation of which gave rise to the Asset
                                 Composition Event.

Revolving Period..............   During the Revolving Period, Principal
                                 Collections allocable to the
                                 Certificateholders' Interest generally will be paid to the Seller, deposited to the Excess
                                 Funding Account or allocated to another Series
                                 (in effect, in exchange for the allocation to the Certificateholders' Interest of an equal interest in the Receivables balances that are new or that would otherwise be part of the Seller's Interest or the interest of the certificateholders of such other Series) in order to maintain the sum of the Invested
                                 Amount and the amount, if any, in the Excess
                                 Funding Account at a constant level. The
                                 "Revolving Period" will be the period beginning on December 31, 1995 (the "Series Cut-Off
                                 Date") and ending on the earlier of (x) the day immediately preceding the Accumulation Period
                                 Commencement Date and (y) the business day immediately preceding the day on which an Early
                                 Amortization Event occurs. See "Description of the Certificates -- Early Amortization Events" for a discussion of certain events which might lead to the early termination of the Revolving
                                 Period and, in certain limited circumstances, the recommencement of the Revolving Period.

Accumulation Period...........   Unless an Early Amortization Period commences,
                                 the Certificates will have an accumulation period (the "Accumulation Period"), which will commence on the Accumulation Period
                                 Commencement Date, and continue until the earlier of (a) the commencement of an Early
                                 Amortization Period and (b) the Expected Final
                                 Payment Date. Unless an Early Amortization
                                 Event shall have occurred, the Accumulation
                                 Period will be one, two, three, four or five month(s) long as described in the following paragraph. During the Accumulation Period,
                                 Certificateholders' Principal Collections and certain other amounts allocable to the Certificateholders' Interest will be deposited on each Distribution Date in a trust account
                                 (the "Principal Funding Account") and, together with any amounts in the Excess Funding Account, used to make principal distributions to Certificateholders when due. The amount to be deposited in the Principal Funding Account on any Distribution Date will be limited to an amount equal to the Controlled Distribution
                                 Amount. See "Description of the Certificates --
                                 Distributions from the Collection Account;
                                 Reserve Fund -- Principal Collections".

                                 On August 15, 2000, the Servicer shall
                                 determine the Accumulation Period Length. The "Accumulation Period Length" will be one, two, three, four or five month(s) and will be calculated as the product, rounded upwards to the nearest integer, of (a) five and (b) a fraction, the numerator of which is the Invested Amount as of August 15, 2000, (after giving effect to all changes therein on such date) and the denominator of which is the sum of such Invested Amount and the invested amounts as of August 15, 2000, (after giving effect to all changes therein on such date) of all other outstanding Series whose respective revolving periods are not scheduled to end before the last day of the January 2001 Collection Period. If the Accumulation Period Length is one month, two months, three months, four months or five months, the "Accumulation Period Commencement Date" shall be the first day of the January 2001 Collection Period, the December 2000 Collection Period, the November 2000 Collection Period, the October 2000 Collection Period or the September 2000 Collection Period, respectively.
                                 Notwithstanding the foregoing, the Accumulation Period Commencement Date shall be September 1, 2000 if, prior to such date, any other outstanding Series shall have entered into an early amortization period. In addition, if the Accumulation Period Length shall have been determined to be less than five months and, thereafter, any outstanding Series shall enter into an early amortization period, the Accumulation Period Commencement Date shall be the earlier of (i) the date that such outstanding Series shall have entered into its early amortization period and (ii) the Accumulation Period Commencement Date as previously determined.

                                 Other Series issued by the Trust may have either an accumulation period or an amortization period. Such accumulation periods or amortization periods may have different lengths and begin on different dates. Thus, certain Series may be in their revolving periods, while others are in periods during which Principal Collections are distributed to, or reserved for, such other Series. Under certain circumstances, one or more Series may be in their early amortization periods or accumulation periods, while other Series are not.

Early Amortization Period.....   During the period beginning on the day on which
                                 an Early Amortization Event has occurred and, except as described below, ending on the earlier of the payment in full of the outstanding principal balance of the
                                 Certificates and the Termination Date (the
                                 "Early Amortization Period"), the Revolving
                                 Period or the Accumulation Period, as the case may be, will terminate and Principal
                                 Collections and certain other amounts allocable to the Certificateholders' Interest will no longer be paid to the Seller or the holders of any other outstanding Series as described above but instead will be distributed to the Certificateholders monthly on each Distribution
                                 Date (each a "Special Payment Date") beginning with the Distribution Date following the Collection Period in which an Early
                                 Amortization Period commences. See "Description of the Certificates -- Early Amortization
                                 Events" for a description of events that might result in the commencement of an Early
                                 Amortization Period. During an Early
                                 Amortization Period, distributions of principal on the Certificates will not be subject to the Controlled Distribution Amount. See
                                 "Description of the Certificates --
                                 Distributions from the Collection Account;
                                 Reserve Fund -- Principal Collections". In addition, on the first Special Payment Date (a) any amounts on deposit in the Interest Funding
                                 Account

                                 (as needed to pay accrued interest on the Certificates) will be paid to the Certificateholders and (b) any amounts on deposit in the Excess Funding Account, the Principal Funding Account and the Interest Funding Account (after the payment of accrued interest on such date) will be paid to the Certificateholders up to the outstanding principal balance of the Certificates. See "Description of the Certificates -- Distributions".

                                 The Seller is required to add Receivables to the Trust under certain circumstances described under "Description of the Certificates -- Addition of Accounts". The failure of the Seller to add Receivables when required will result in the occurrence of an Early Amortization Event. However, if no other Early Amortization Event has occurred, the Early Amortization Period resulting from such failure will terminate and the Revolving Period will recommence when the Seller would no longer be required to add Receivables to the Trust, so long as the scheduled termination date of the Revolving Period has not occurred.

Subordination of the Seller's
Interest......................   If the Interest Collections, Investment
                                 Proceeds, Net Trust Swap Receipts, if any, certain amounts in the Reserve Fund and certain other amounts allocable to the
                                 Certificateholders for any Collection Period are not sufficient to cover the interest payable on the Certificates on the next
                                 Distribution Date (plus any overdue interest and interest thereon), the Monthly Servicing
                                 Fee for such Distribution Date, any Investor
                                 Default Amount for such Distribution Date, Net
                                 Trust Swap Payments, if any, for such
                                 Distribution Date and certain other amounts, a portion of the Seller's Interest will be applied to make up such deficiency. Generally, the amount of the Seller's Interest subject to such subordination is the Available
                                 Subordinated Amount. The Available Subordinated
                                 Amount for the first Determination Date will be equal to the Required Subordinated Amount. The
                                 "Required Subordinated Amount" will mean, as of any date of determination, the sum of (i) the product of the Subordinated Percentage and the Invested Amount and (ii) the Incremental
                                 Subordinated Amount. The "Subordinated
                                 Percentage" will initially equal the percentage equivalent of a fraction, the numerator of which is 10% and the denominator of which will be the excess of 100% over 10%. The Available
                                 Subordinated Amount for subsequent Distribution
                                 Dates will be determined pursuant to the calculation described under "Description of the Certificates -- Allocation of Collections;
                                 Deposits in Collection Accounts; Limited
                                 Subordination of Seller's Interest". The
                                 Available Subordinated Amount will fluctuate based on the increase and decrease, if any, in the Invested Amount and the corresponding decrease and increase in the amount, if any, in the Excess Funding Account and the additions and subtractions specified in the calculation referred to above. The Seller may, but is not obligated to, increase at any time the Available Subordinated Amount so long as the cumulative amount of such increases does not exceed the lesser of (i) $8,888,889 or (ii)
                                 1.11% of the Invested Amount on such date. Any such increase may have the effect of avoiding an Early Amortization Event. The Available
                                 Subordinated Amount, to the extent it was reduced because of any application of the Seller's Interest to cover a deficiency, will be reinstated by the amount, if any, for each Distribution Date of Excess
                                 Servicing allocated and available to be paid to the Seller as described under "Description of the Certificates -- Distributions from the Collection Account; Reserve Fund -- Excess
                                 Servicing".

Servicing.....................   The Servicer (initially, Ford Credit) is
                                 responsible for servicing, managing and making collections on the Receivables and will, except as provided below, deposit such collections in the Collection Account within two business days following the receipt thereof, generally up to the amount of such collections required to be distributed to Certificateholders with respect to the related Collection Period. In certain circumstances, the Servicer will be permitted to use for its own benefit and not segregate collections on the Receivables received by it during each Collection Period until no later than the business day prior to the related
                                 Distribution Date. See "Description of the
                                 Certificates -- Allocation of Collections;
                                 Deposits in Collection Account; Limited
                                 Subordination of Seller's Interest".

                                 On the second business day preceding each Distribution Date (each a "Determination Date"), the Servicer will calculate the amounts to be allocated as described herein in respect of collections on Receivables received with respect to the related Collection Period to the Certificateholders, to the holders of other outstanding Series or to the Seller as described herein. See "Description of the Certificates -- Allocation of Collections; Deposits in Collection Account; Limited Subordination of Seller's Interest" and "Risk Factors -- Certain Legal Aspects".

                                 In certain limited circumstances Ford Credit may resign or be removed as Servicer, in which event either the Trustee, or, so long as it meets certain eligibility standards set forth in the Pooling and Servicing Agreement, a third-party servicer may be appointed as successor servicer. Ford Credit is permitted to delegate any of its duties as Servicer to any of its affiliates, but any such delegation will not relieve the Servicer of its obligations under the Pooling and Servicing Agreement. The Servicer will receive a monthly servicing fee and certain other amounts as described herein as servicing compensation from the Trust. See "Description of the Certificates -- Servicing Compensation and Payment of Expenses".

Mandatory Reassignment and
Transfer of Certain
  Receivables.................   The Seller has made certain representations and
                                 warranties in the Pooling and Servicing
                                 Agreement with respect to the Receivables in its capacity as Seller and Ford Credit has made certain representations and warranties in the Pooling and Servicing Agreement in its capacity as Servicer. If the Seller breaches certain of its representations and warranties with respect to any Receivables and such breach remains uncured for a specified period and has a materially adverse effect on the
                                 Certificateholders' Interest or the interests of the holders of other outstanding Series therein, the Certificateholders' Interest and such other certificateholders' interests in such Receivables will, subject to certain conditions specified herein, be reassigned to the Seller. If Ford
                                 Credit, as Servicer, fails to comply in all material respects with certain covenants or warranties with respect to any Receivables and such noncompliance is not cured within a specified period after Ford Credit becomes aware or receives notice thereof from the Trustee and such noncompliance has a materially adverse effect on the Certificateholders'
                                 Interest or such other certificateholders' interests therein, all Receivables affected will be purchased by Ford Credit. In the event of a transfer of servicing obligations to a successor Servicer, such successor Servicer, rather than Ford Credit, would be responsible for any failure to comply with the Servicer's covenants and warranties arising thereafter.

Interest Rate Swap............   On the Closing Date, the Trustee, on behalf of
                                 the Trust, will enter into one or more interest rate swap agreements (collectively the
                                 "Interest Rate Swap") with Ford Credit (the
                                 "Swap Counterparty"). In accordance with the terms of the Interest Rate Swap, the Swap
                                 Counterparty will pay to the Trust, on each Semi-Annual Payment Date, interest at the Certificate Rate on the outstanding principal balance of the Certificates as of the preceding
                                 Semi-Annual Payment Date. In exchange for such payments, the Trust will pay to the Swap
                                 Counterparty, on each Distribution Date, interest at a per annum rate equal to the lesser of (x) One-Month LIBOR (calculated as described herein) and (y) the Prime Rate less
                                 1.5%, on the outstanding principal balance of the Certificates as of the preceding
                                 Distribution Date, which rates will be reset on various dates in each month. With respect to each Distribution Date, any difference between the monthly obligation of the Swap Counterparty to the Trust and the monthly obligation of the Trust to the Swap Counterparty will be referred to herein as the "Net Trust Swap Receipt", if such difference is a positive number, and the "Net Trust Swap Payment", if such difference is a negative number. Net Trust Swap Receipts, if any, will be distributed in the same manner in which Certificateholder Interest Collections are distributed on each Distribution Date and Net Trust Swap Payments, if any, will be paid out of Certificateholder Interest Collections and Investment Proceeds on each Distribution
                                 Date.

                                 In the event that the Interest Rate Swap is terminated in accordance with its terms, any Deficiency Amount will be paid to the extent funds are available therefor by applying, in addition to any amounts allocated with respect to the Available Subordinated Amount, Interest Collections and Principal Collections allocated to the Seller to the extent of the Swap Available Subordinated Amount. See "Allocation of Collections; Deposits in Collection Account; Limited Subordination of Seller's Interest -- Swap Available Subordinated Amount".

Tax Matters...................   In the opinion of special tax counsel for the
                                 Seller and the Trust, the Certificates will be characterized as debt for United States federal income tax purposes and, in the opinion of Michigan counsel for the Seller and the Trust, the Certificates will be characterized as debt for Michigan income and single business tax purposes. Each Certificateholder, by the acceptance of a Certificate, will agree to treat the Certificates as debt for United
                                 States federal, state and local income and single business tax purposes. See "Certain Tax
                                 Matters" for additional information concerning the application of United States federal and Michigan tax laws.

ERISA Considerations..........   An employee benefit plan subject to the
                                 requirements of the fiduciary responsibility provisions of the Employee Retirement Income
                                 Security Act of 1974, as amended ("ERISA"), or the provisions of Section 4975 of the Code, contemplating the purchase of Certificates should consult its counsel before making a purchase and the fiduciary and such legal advisors should consider whether the
                                 Certificates will satisfy all of the
                                 requirements of the "publicly offered
                                 securities" exemption described herein or the possible application of other ERISA prohibited transaction exemptions described herein. See
                                 "ERISA Considerations".

Certificate Ratings...........   It is a condition to the issuance of the
                                 Certificates that they be rated in the highest long-term rating category by at least one nationally recognized rating agency. The rating of the Certificates addresses the likelihood of the ultimate payment of the principal and interest on the Certificates. However, a Rating
                                 Agency does not evaluate, and the rating of the Certificates will not address the likelihood of payment of the outstanding principal of the Certificates by the Expected Final Payment
                                 Date. A security rating is not a recommendation to buy, sell or hold securities and is subject to revision or withdrawal in the future by the assigning rating agency. See "Risk Factors --
                                 Ratings of the Certificates".

Series Cut-Off Date...........   December 31, 1995.

                                  RISK FACTORS

     Limited Liquidity. There is currently no market for the Certificates. CS First Boston Corporation, Goldman, Sachs & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities Inc. and Salomon Brothers Inc (the "Underwriters") currently intend to make a market in the Certificates, but no Underwriter is under an obligation to do so. There can be no assurance that a secondary market will develop or, if a secondary market does develop, that it will provide the Certificateholders with liquidity of investment or that it will continue for the life of the Certificates.

     Certain Legal Aspects. There are certain limited circumstances under the Uniform Commercial Code (the "UCC") and applicable federal law in which prior or subsequent transferees of Receivables could have an interest in such Receivables with priority over the Trust's interest. See "Certain Legal Aspects of the Receivables -- Transfer of Receivables". Under the Receivables Purchase Agreement, Ford Credit has warranted to the Seller and, under the Pooling and Servicing Agreement, the Seller has warranted to the Trust that the Receivables have been or will be transferred free and clear of the lien of any third party. Each of Ford Credit and the Seller has also covenanted that it will not sell, pledge, assign, transfer or grant any lien on any Receivable or, except as described under "Description of the Certificates -- The Seller's Certificate", the Seller's Certificate (or any interest therein) other than to the Trust.

     Ford Credit has warranted to the Seller in the Receivables Purchase Agreement that the sale of the Receivables by it to the Seller is a valid sale of the Receivables to the Seller. In addition, Ford Credit and the Seller have and will treat the transactions described herein as a sale of the Receivables to the Seller and Ford Credit has and will take all actions that are required under Michigan law to perfect the Seller's ownership interest in the Receivables. See "Certain Legal Aspects of the Receivables -- Transfer of Receivables". Notwithstanding the foregoing, if Ford Credit were to become a debtor in a bankruptcy case and a creditor or trustee-in-bankruptcy of such debtor or such debtor itself were to take the position that the sale of Receivables to the Seller should be recharacterized as a pledge of such Receivables to secure a borrowing of such debtor, then delays in payments of collections of Receivables to the Seller could occur or (should the court rule in favor of any such trustee, debtor or creditor) reductions in the amount of such payments could result. If the transfer of Receivables to the Seller is recharacterized as a pledge, a tax or government lien on the property of Ford Credit arising before any Receivables come into existence may have priority over the Seller's interest in such Receivables. See "Certain Legal Aspects of the Receivables -- Certain Matters Relating to Bankruptcy". If the transactions contemplated herein are treated as a sale, the Receivables would not be part of Ford Credit's bankruptcy estate and would not be available to Ford Credit's creditors.

     In addition, if Ford Credit were to become a debtor in a bankruptcy case and a creditor or trustee-in-bankruptcy of such debtor or such debtor itself were to request a bankruptcy court to order that Ford Credit be substantively consolidated with the Seller, delays in and reductions in the amount of distributions on the Certificates could occur.

     The Seller has warranted in the Pooling and Servicing Agreement that the transfer of the Receivables to the Trust is a valid sale of the Receivables to the Trust. The Seller has and will take all actions that are required under Michigan law to perfect the Trust's interest in the Receivables and the Seller has warranted that the Trust will at all times have a first priority perfected ownership interest therein and, with certain exceptions, in the proceeds thereof. However, the transfer of the Receivables to the Trust could be deemed to create a security interest therein. If the transfer of the Receivables to the Trust were deemed to create a security interest therein under the UCC as in effect in Michigan, a tax or statutory lien on property of Ford Credit or the Seller arising before a Receivable is transferred to the Trust may have priority over the Trust's interest in such Receivables. If the Seller were to become a debtor in a bankruptcy case and a bankruptcy trustee or the Seller as debtor in possession or a creditor of the Seller were to take the position that the transfer of the Receivables from the Seller to the Trust should be recharacterized as a pledge of such Receivables, then delays in distributions on the Certificates or, should the bankruptcy court rule in favor of any such trustee, debtor in possession or creditor, reductions in such distributions, could result.

     If certain events relating to the bankruptcy of Ford, Ford Credit or the Seller were to occur, then an Early Amortization Event would occur and, pursuant to the terms of the Pooling and Servicing Agreement, additional Receivables would not be transferred to the Trust and distributions of principal on the Certificates would not be subject to the Controlled Distribution Amount. See "Certain Legal Aspects of the Receivables -- Transfer of Receivables" and "-- Certain Matters Relating to Bankruptcy".

     Payments made in respect of repurchases of Receivables by Ford Credit or the Seller pursuant to the Pooling and Servicing Agreement may be recoverable by Ford Credit or the Seller as debtor in possession or by a creditor or a trustee-in-bankruptcy of Ford Credit or the Seller as a preferential transfer from Ford Credit or the Seller if such payments are made within one year prior to the filing of a bankruptcy case in respect of Ford Credit or the Seller.

     Application of federal and state bankruptcy and debtor relief laws could affect the interests of the Certificateholders in the Receivables if such laws result in any Receivables being written off as uncollectible or result in delays in payments due on such Receivables. See "Description of the Certificates -- Defaulted Receivables and Recoveries".

     The Seller has represented and warranted in the Pooling and Servicing Agreement that each Receivable is at the time of creation secured by a first priority perfected security interest in the related Vehicle. Generally, under applicable state laws, a security interest in an automobile or light duty truck which secures wholesale financing obligations may be perfected by the filing of UCC financing statements. Ford Credit takes all actions necessary under applicable state laws to perfect Ford Credit's security interest in the Vehicles. However, at the time a Vehicle is sold, Ford Credit's security interest in the Vehicle will terminate. Therefore, if a Dealer fails to remit to Ford Credit amounts owed with respect to Vehicles that have been sold, the related Receivables will no longer be secured by Vehicles.

     The Trust's interest in Collateral Security other than a Vehicle (referred to herein as "Non-Vehicle Collateral Security"), if any, securing a Receivable will be subordinate to the interest of Ford Credit therein. See "The Dealer Floorplan Financing Business -- Intercreditor Agreement in respect of Security Interests in Vehicles and Non-Vehicle Collateral Security".

     Payments. Receivables are generally payable by Dealers upon retail sale of the underlying Vehicle in the case of new Vehicles. Historically, receivables created in respect of used Vehicles have generally been paid within 60 days. The timing of such sales is uncertain. In addition, there is no assurance that there will be additional Receivables created under the Accounts or that any particular pattern of Dealer repayments will occur. The payment of principal on the Certificates is dependent on Dealer repayments and the Certificates may not be fully amortized in five payments following the commencement of the Accumulation Period. In addition, a significant decline in the amount of Receivables generated could cause an Asset Composition Event or Early Amortization Event. However, a decline in the amount of Receivables generated would initially be absorbed by an increase in the Excess Funding Account. The Receivables Purchase Agreement provides that Ford Credit will be required to designate additional Accounts, the Receivables of which will be sold to the Seller, and the Pooling and Servicing Agreement provides that the Seller will be required to transfer such Receivables to the Trust in the event that the amount of the Pool Balance is not maintained at a certain minimum level. If additional Accounts are not designated by Ford Credit when required, an Early Amortization Event will occur and result in the commencement of an Early Amortization Period, although in certain circumstances the resulting Early Amortization Period may terminate and the Revolving Period recommence. If an insolvency event relating to Ford Credit, the Seller or Ford were to occur, then an Early Amortization Event would occur, additional Receivables would not be transferred to the Trust and distributions of principal on the Certificates would not be subject to the Controlled Distribution Amount. See "The Dealer Floorplan Financing Business" and "Maturity and Principal Payment Considerations" and see also "Description of the Certificates -- Early Amortization Events" for a discussion of other events which might lead to the commencement of an Early Amortization Period.

     Social, Economic and Other Factors. Payment of the Receivables is largely dependent upon the retail sale of the related Vehicles. The level of retail sales of cars and light duty trucks may change as the result of a variety of social and economic factors. Economic factors include interest rates, unemployment levels, the rate of inflation and consumer perception of economic conditions generally. The use of incentive programs (e.g., manufacturers' rebate programs) may affect retail sales. However, the Seller is unable to determine and has no basis to predict whether or to what extent economic or social factors will affect the level of Vehicle sales.

     Trust's Relationship to Ford and Ford Credit. Neither Ford Credit nor Ford is obligated to make any payments in respect of the Certificates or the Receivables (other than the obligation of Ford Credit to purchase certain Receivables from the Trust due to the failure to comply with certain covenants, as described under "Description of the Certificates -- Servicer Covenants"). However, the Trust is completely dependent upon Ford Credit for the generation of new Receivables. The ability of Ford Credit to generate Receivables is in turn dependent to a large extent on the sales of automobiles and light duty trucks manufactured or distributed by Ford. There can therefore be no assurance that Ford Credit will continue to generate Receivables at the same rate as in prior years. In addition, if Ford Credit were to cease acting as Servicer, delays in processing payments on the Receivables and information in respect thereof could occur and result in delays in payments to the Certificateholders.

     In connection with the transfer of Receivables by Ford Credit to the Seller and the transfer of such Receivables by the Seller to the Trust, each of Ford Credit and the Seller make representations and warranties with respect to the characteristics of such Receivables. Ford Credit and the Seller are required to purchase Receivables with respect to which such representations and warranties have been breached, have not been cured and have a materially adverse effect on the interest of the Certificateholders or certificateholders of other Series. See "Description of the Certificates -- Representations and Warranties". In addition, subject to certain limitations, Ford Credit has the ability to change the terms on the Accounts including the sale and the credit line, as well as underwriting procedures.

     Ford has, from time to time in certain instances, provided certain financial assistance to Ford-franchised dealers, including the purchase of vehicles upon voluntary dealership termination, but has no obligation to do so. If Ford elects not, or is unable, to provide any such financial assistance to Dealers, losses with respect to the Receivables may increase. See "The Dealer Floorplan Financing Business -- Relationship with Ford". In addition, because a substantial number of the Vehicles to be sold by the Dealers are manufactured or distributed by Ford, if Ford were temporarily or permanently no longer in such business, the rate of sales of Ford-manufactured Vehicles owned by the Dealers would decrease, adversely affecting payment rates with respect to the Receivables. Moreover, if Ford were temporarily or permanently no longer manufacturing or distributing vehicles, the loss experience with respect to the Receivables will be adversely affected. See "The Dealer Floorplan Financing Business".

     Ford and Ford Credit are subject to the informational requirements of the Exchange Act and in accordance therewith file reports and other information with the Commission. For further information regarding Ford and Ford Credit, reference is made to such reports and other information which are publicly available at such government offices as described under "Available Information".

     Credit Enhancement. Credit enhancement of the Certificates will be provided by the subordination of the Seller's Interest to the extent of the Available Subordinated Amount as described herein and amounts in the Reserve Fund. The amount of such credit enhancement is limited and will be reduced from time to time as described herein. See "Description of the Certificates -- Allocation of Collections; Deposits in Collection Account; Limited Subordination of Seller's Interest".

     Control. Under certain circumstances, the consent or approval of the holders of a specified percentage of the aggregate unpaid principal amount of all outstanding investor certificates of all outstanding Series will be required to direct certain actions, including amending the Pooling and Servicing Agreement in certain circumstances and directing a reassignment of the entire portfolio of Receivables. In addition, following the occurrence of an insolvency event with respect to the Seller, the holders of investor certificates evidencing more than 50% of the aggregate unpaid principal amount of each Series or each class of each Series (and any holder of a Supplemental Certificate) will be required to direct the Trustee not to sell or otherwise liquidate the Receivables.

     Additional Series. The Trust, as a master trust, is expected to issue additional Series (which may be represented by different classes within a Series) from time to time. A Supplement delivered in connection with the issuance of other Series will specify certain Principal Terms applicable to such Series. Such Principal Terms may include methods for determining applicable allocation percentages and allocating collections, provisions creating different or additional security or other credit enhancement, different classes of certificates (including subordinated classes of certificates) and any other amendment or supplement to the Pooling and Servicing Agreement which is made applicable only to such Series. No Supplement, however, may change the terms of the Certificates or the terms of the Pooling and Servicing Agreement as applied to the Certificates. See "Description of the Certificates -- New Issuances". As long as the Certificates are outstanding, a condition to the execution of any Supplement will be that the Rating Agency shall have advised the Trustee that the issuance of such Series will not result in the reduction or withdrawal of their rating of the Certificates. There can be no assurance, however, that the terms of any other Series might not have a impact on the timing or amount of payments received by a Certificateholder. The issuance of an additional Series does not require the consent of any Certificateholders.

     Ratings of the Certificates. It is a condition to the issuance of the Certificates that they be rated in the highest long-term rating category by at least one nationally recognized rating agency (such rating agency and each other rating agency designated by the Seller in the related Supplement in respect of any outstanding Series or class, a "Rating Agency"). The rating of the Certificates addresses the likelihood of the ultimate payment of principal and interest on the Certificates. However, a Rating Agency does not evaluate, and the rating of the Certificates does not address, the likelihood that the outstanding principal amount of the Certificates will be paid by the Expected Final Payment Date. There is no assurance that a rating will remain for any given period of time or that a rating will not be lowered or withdrawn entirely by a Rating Agency if in its judgment circumstances so warrant.

     Book-Entry Registration. The Certificates will be initially represented by one or more certificates registered in the name of Cede, the nominee for DTC, and will not be registered in the names of the Certificateholders or their nominees. Because of this, unless and until Definitive Certificates are issued Certificateholders will not be recognized by the Trustee as "Certificateholders" (as that term is used in the Pooling and Servicing Agreement). Consequently, until such time beneficial owners of the Certificates ("Certificate Owners") will only be able to exercise the rights of Certificateholders indirectly through DTC, CEDEL, Euroclear and their participating organizations. See "Description of the Certificates -- Book-Entry Registration" and "-- Definitive Certificates".

             FORD CREDIT AUTO RECEIVABLES CORPORATION AND THE TRUST

FORD CREDIT AUTO RECEIVABLES CORPORATION

     The Seller, a wholly-owned subsidiary of Ford Credit, was incorporated in the State of Delaware on February 13, 1991. The Seller was organized for limited purposes, which include purchasing receivables from Ford Credit and transferring such receivables to third parties and any activities incidental to and necessary or convenient for the accomplishment of such purposes. The principal executive offices of the Seller are located at The American Road, Dearborn, Michigan 48121. The telephone number of such offices is (313) 322-1989.

     The Seller has taken steps in structuring the transactions contemplated hereby that are intended to ensure that the voluntary or involuntary application for relief by Ford Credit under the United States Bankruptcy Code or similar applicable state laws ("Insolvency Laws") will not result in consolidation of the assets and liabilities of the Seller with those of Ford Credit. These steps include the creation of the Seller as a separate, limited-purpose subsidiary pursuant to a certificate of incorporation containing certain limitations (including restrictions on the nature of the Seller's business and a restriction on the Seller's ability to commence a voluntary case or proceeding under any Insolvency Law without the unanimous affirmative vote of all of its directors). The Seller's Certificate of Incorporation includes a provision that, under certain circumstances, requires the Seller to have two directors who qualify under the Certificate of Incorporation as "Independent

Directors". No assurance can be given, however, that such a consolidation will not occur. See "Risk Factors -- Certain Legal Aspects".

     To the extent that the proceeds of the sale of the Series 1992-1 Certificates were less than the purchase price of the Receivables sold to the Seller at the Initial Closing Date, Ford Credit (the owner of all the common stock of the Seller) contributed Receivables in an amount equal to such deficiency to the Seller as capital on the Initial Closing Date. If Additional Accounts are added to the Trust, Ford Credit may make additional contributions of capital to the Seller to fund a portion of the purchase price of the Receivables arising in Additional Accounts.

     In addition to purchasing the Receivables in connection with the offering of any Series of Certificates, the Seller has purchased other receivables from Ford Credit in connection with other funding transactions.

THE TRUST

     The Trust was formed in accordance with the laws of the State of New York pursuant to the Pooling and Servicing Agreement. The Seller has and will convey to the Trust, without recourse, the Receivables arising under the Accounts. The property of the Trust consists of the Receivables existing in the Accounts on the Initial Cut-Off Date, all Receivables generated in the Accounts from time to time thereafter during the term of the Trust as well as Receivables generated in any Accounts added to the Trust from time to time (less Receivables paid or charged off and excluding Receivables in any Accounts that are removed from the Trust from time to time after the Initial Cut-Off Date), an assignment of all the Seller's rights and remedies under the Receivables Purchase Agreement, all funds collected or to be collected in respect of the Receivables, all funds on deposit in certain accounts of the Trust (including funds on deposit in the Excess Funding Account, the Principal Funding Account, the Interest Funding Account and the Reserve Fund), the Interest Rate Swap and any other Enhancement issued with respect to any other Series, a security interest in the Vehicles and any other Collateral Security. See "Description of the Certificates -- Addition of Accounts". See "Description of the Receivables Purchase Agreement" for a summary of certain terms of the Receivables Purchase Agreement.

     The property of the Trust may include Enhancements for the benefit of certificateholders of other Series. The Certificateholders will not have any interest in any Enhancements provided for the benefit of the certificateholders of other Series. Pursuant to the Pooling and Servicing Agreement the Seller will be allowed (subject to certain limitations and conditions), and in some circumstances will be obligated, to designate from time to time Additional Accounts to be included as Accounts and to convey to the Trust the Receivables of such Additional Accounts, and to designate from time to time certain Accounts to be removed and to require the Trustee to convey receivables in such Removed Accounts to the Seller.

     The Trust has been formed for this and like transactions pursuant to the Pooling and Servicing Agreement and prior to formation had no assets or obligations. The Trust will not engage in any business activity other than acquiring and holding the Receivables and the other assets of the Trust and proceeds therefrom, issuing the Certificates and the Seller's Certificate (and any Supplemental Certificates), issuing additional Series and making payments thereon and related activities. As a consequence, the Trust is not expected to have any need for, or source of, capital resources other than the assets of the Trust.

                                USE OF PROCEEDS

     The net proceeds from the sale of the Certificates will be paid to the Seller. The Seller will use such proceeds for general corporate purposes (including the transfer thereof to Ford Credit) and, if required, to pay any payments then required with respect to the Interest Rate Swap. Ford Credit will use such proceeds for general corporate purposes.

                    THE DEALER FLOORPLAN FINANCING BUSINESS

GENERAL

     The receivables sold or to be sold to the Trust have been or will be selected from extensions of credit made by Ford Credit to domestic motor vehicle dealers (the accounts for which are referred to as the "U.S. Wholesale Portfolio"). The receivables are secured by the vehicles and, in some cases, may be secured by certain parts inventory, equipment, fixtures, service accounts, realty and/or personal guarantees.

     Ford Credit is the primary source of financing for Ford-franchised dealers in the United States. In 1995, Ford Credit provided financing for 79.7% of new factory sales to Ford dealers in the U.S. As of December 31, 1995, Ford Credit provided financing to approximately 5,900 domestic automotive dealers, including approximately 1,500 non-Ford dealerships affiliated with Ford-franchised dealers. In 1995, Ford Credit arranged wholesale financing for approximately 4.6 million cars and light trucks, down approximately 7% from calendar year 1994. Ford Credit services the wholesale portfolio through its home office in Dearborn, Michigan and through its 139 branch offices throughout the United States.

     The receivables are categorized by Ford Credit, under its policies and procedures, as New or Used Vehicles. "New Vehicles" means those vehicles which are presently (i) untitled vehicles or (ii) previously titled vehicles purchased at closed auction conducted by Ford Credit and vehicles previously subject to retail leases under Ford Credit's Red Carpet Lease program that have been acquired by the related dealer at the purchase option price. "Used Vehicles" means all other previously titled vehicles. The categorization of New Vehicles and Used Vehicles may change in the future based on Ford Credit's practices and policies.

CREATION OF RECEIVABLES

     Ford Credit finances 100% of the wholesale invoice price of new vehicles, including destination charges and a dealer holdback currently in the amount of approximately 3% of the balance of the invoice price, which holdback amount is later returned to the dealer. Receivables related to most Ford-manufactured or distributed New Vehicles are originated by Ford concurrently with the shipment of such vehicles to the financed dealer. Such receivables are sold by Ford to Ford Credit on a daily basis. In the case of new vehicles not manufactured or distributed by Ford, Ford Credit advances funds directly to the manufacturer or the distributor on behalf of the dealer.

     Once a dealer has commenced the floorplanning of a manufacturer's or distributor's vehicles through Ford Credit, Ford Credit will finance all purchases of vehicles by such dealer from such manufacturer or distributor. Ford Credit may limit or cancel this arrangement if a dealer's inventory is seriously overstocked in Ford Credit's opinion or if a dealer is experiencing financial difficulties. In these circumstances (referred to as a "suspended" condition), the branch or regional office will approve additional financing on a vehicle-by-vehicle basis. As of December 31, 1995, 0.9% of the total dealers in the U.S. Wholesale Portfolio were suspended, compared with 1.0% as of December 31, 1994.

CREDIT UNDERWRITING PROCESS

     Ford Credit extends credit to dealers pursuant to established credit lines. Lines of credit may be established for dealers to finance purchases of new (including auction) and used vehicles. Ford-franchised dealers and affiliates that have a new vehicle line in place may also be eligible for a used vehicle credit line.

     A newly franchised dealer requesting the establishment of a new vehicle credit line must submit a request for financing to a Ford Credit branch office. After receipt of such request, the local branch office investigates the prospective dealer by reviewing that dealer's credit reports and bank references and by evaluating the dealer's marketing capabilities, start-up financing resources, and credit requirements. When an existing dealer requests the establishment of a wholesale new vehicle credit line, the local branch office reviews the dealer's credit reports (including the experience of the dealer's present financing source) and bank references. It also investigates the dealer's present state of operations and management (including an evaluation of a factory reference) and marketing capabilities.

     The local branch office prepares a written recommendation either approving or disapproving the dealer's request and, depending on the amount of the requested credit line, transmits such recommendation with the requisite documentation to the central office. The branch manager can approve new wholesale financing requests for amounts up to $6 million, in some cases. For greater amounts, the documentation will be forwarded to the central office for approval. Ford Credit generally applies the same underwriting standards for dealers franchised by other manufacturers.

     Upon approval, dealers execute a series of financing agreements with Ford Credit and, in the case of Ford-franchised dealers, Ford. Such agreements provide for a first priority security interest in favor of Ford Credit in the vehicles and, in certain cases, in certain other collateral and require a wholesale installment note in favor of Ford Credit.

     The size of a credit line offered to a dealer is based upon the dealer's sales rate (or, in the case of a prospective dealer, expected sales rate). The amount of a dealer's credit line for New Vehicles is reviewed periodically for adjustment. Currently, such a credit line is generally an amount sufficient to finance a 60-day supply of vehicles.

     The amount advanced for New Vehicles is equal to (i) the amount invoiced, in the case of untitled vehicles, (ii) the auction purchase price (including auction fees), in the case of vehicles purchased at closed auction, and (iii) the purchase option price in the case of vehicles previously leased under Ford Credit's Red Carpet Lease program. The aggregate amount advanced for each Used Vehicle is equal to the National Automotive Dealers Association's Official Wholesale Used Car Trade-In Guide wholesale book value for such vehicle. Used Vehicles represented approximately 1.8% of the aggregate principal amount of receivables in the U.S. Wholesale Portfolio as of December 31, 1995. As of the Series Cut-Off Date, Used Vehicles represented approximately 1.4% of the aggregate principal amount of Receivables in the Trust.

     As of December 31, 1995, average credit lines per dealer in the U.S. Wholesale Portfolio of Eligible Accounts for new and used vehicles were $1.85 million and $0.22 million, respectively, and the average balance of principal receivables per credit line was $1.84 million. The aggregate total receivables balance as a percentage of the aggregate total credit lines was 133.1%. As more fully described below, the credit lines are guidelines, not limits, which dealers are permitted to exceed for business reasons. See "The Dealer Floorplan Financing Business -- Dealer Monitoring".

INTERCREDITOR AGREEMENT IN RESPECT OF SECURITY INTERESTS IN VEHICLES AND NON-VEHICLE COLLATERAL SECURITY

     As stated above, the agreements constituting the credit lines, including the Accounts, provide for a security interest in the vehicles in favor of Ford Credit, which security interest Ford Credit has represented is a first priority security interest. The security interests in the Vehicles in favor of Ford Credit have been and will be assigned by Ford Credit to the Seller pursuant to the Receivables Purchase Agreement and then by the Seller to the Trust pursuant to the Pooling and Servicing Agreement. In its other lending activities, Ford Credit may have made capital loans, real estate loans or other advances to Dealers that are also secured by a security interest in the Vehicles. Ford Credit has agreed in the Receivables Purchase Agreement not to assert its security interest in any Vehicle until the Trust shall have been paid in full in respect of the Receivables secured by the Trust's security interest in such Vehicle. In addition, in connection with such other loans or advances made by Ford Credit to a Dealer, Ford Credit may also have a security interest in the Non-Vehicle Collateral Security, if any, securing the Receivables of such Dealer. In such cases, Ford Credit, in its sole discretion, may realize on the Non-Vehicle Collateral Security for its own benefit in respect of such loans or advances before the Trust is permitted to realize upon such Non-Vehicle Collateral Security. Because of the subordinate position of the Trust in respect of Non-Vehicle Collateral Security, there is no assurance that the Trust will realize any proceeds in respect of any Non-Vehicle Collateral Security.

PAYMENT TERMS

     Upon the sale of a vehicle for which it has provided floorplan financing, Ford Credit generally is entitled to receive payment in full of the related advance plus any unpaid interest. Under an installment plan available only for new Ford vehicles, eligible Ford-franchised dealers may remit 90% of the amount of the related advance to Ford Credit upon retail sale of the related vehicle. Payment of the remaining 10% balance (the "Installment Balance") is due on the first day of the second month following the sale of such related vehicles. The security interest in the vehicle is terminated at the time of its sale. A dealer has the option to pay an amount equal to the Installment Balance to Ford Credit at the time of the sale of the related vehicle. In such case Ford Credit credits such amount to the dealer's total wholesale outstandings. On the date the Installment Balance is due, the credit is directed by the dealer to be applied to the Installment Balance for the related vehicle.

BILLING AND COLLECTION PROCEDURES

     A statement setting forth billing and related account information is prepared by Ford Credit and distributed on a monthly basis to each dealer. Each dealer's bills are generated and mailed by the fourth calendar day of the month. Interest and other nonprincipal charges are billed in arrears and are required to be paid by the end of the month in which they are billed. Dealers remit payment directly to Ford Credit's local branch offices.

REVENUE EXPERIENCE

     Ford Credit charges dealers interest at a rate determined weekly by Ford Credit. Ford Credit is currently determining the rate to be the "prime rate" designated from time to time by certain financial institutions selected by Ford Credit plus a spread of either 1% (the "New Vehicle Base Rate") or 1.75% (the "Used Vehicle Base Rate"), less certain promotional discounts offered from time to time by Ford Credit, plus certain other charges, including insurance service fees. The interest rate is reset by Ford Credit on a weekly basis and is applied to all balances outstanding during the applicable period. Dealers participating in the installment payment plan who pay the Installment Balance at the time of the sale of the vehicle are currently charged a designated spread of 0.5% on the Installment Balance from the time of sale to the time it is applied to the balance outstanding. For the year ended December 31, 1995, the weighted average yield on the U.S. Wholesale Portfolio (calculated on the basis of interest payments actually received thereon during such year over the average aggregate principal balance thereof at the beginning and end of each such month in 1995) was 9.64%. However, the weighted average yield is likely to fluctuate from time to time and there is no assurance that such yield will not occur at levels significantly different from that currently experienced.

RELATIONSHIP WITH FORD

     On all New Vehicle financings, Ford reimburses dealers directly for the finance costs for a specific period from the date of shipment.

     Under an agreement between Ford and each Ford-franchised dealer, Ford commits to repurchase unsold new vehicles in inventory upon voluntary franchise termination, at such vehicles' wholesale prices less a specified margin. Ford only repurchases current year models that are new, undamaged and unused. Ford also agrees to repurchase from dealers, at the time of voluntary franchise termination, parts inventory at specified percentages of the invoice price. All of such assistance, however, is provided by Ford for the benefit of its dealers, and does not relieve such dealers of any of their obligations to Ford Credit.

     Much of such assistance is provided at the option of Ford, which may terminate any of such optional programs in whole or in part at any time. If Ford is unable or elects not to provide such assistance, the loss experience of Ford Credit in respect of the U.S. Wholesale Portfolio may be adversely affected. In addition, because a substantial number of the vehicles sold by the dealers are manufactured or distributed by Ford, if Ford were temporarily or permanently no longer in such business, the rate of sales of Ford-manufactured vehicles would decrease, adversely affecting payment rates and the loss experience of the U.S. Wholesale Portfolio. See "Payment Terms" for a discussion of an installment payment plan made available to dealers. See also "Risk Factors -- Trust's Relationship to Ford and Ford Credit; Financial Condition of Ford".

DEALER MONITORING

     The level of each dealer's wholesale credit line is monitored on a periodic basis. Because the wholesale lines are not limits, dealers are permitted to exceed such lines for business reasons. For example, prior to a seasonal peak, a dealer may purchase more vehicles than its existing credit lines would otherwise indicate. Because of slow inventory turnover, a dealer's credit lines may be reduced until a sufficient portion of its vehicle inventory is liquidated. Exception reports of dealers that have exceeded their credit lines by a certain percentage are reviewed on a weekly basis. Ford Credit may evaluate a dealer's financial position and may place the dealer in the suspended category. See "Creation of Receivables".

     Audits of dealer vehicle inventories are conducted on a regular basis by branch office employees. The timing of each visit varies and no advance notice is given to the audited dealer. Auditors review some dealer financial records and conduct a physical inventory of the vehicles on the dealer's premises. Through the audit process, Ford Credit reconciles each dealer's physical inventory with its records of financed vehicles. Audits are intended to identify instances where a dealer sells vehicles without immediately repaying the related advances.

DEALER "STATUS" AND FORD CREDIT'S WRITE-OFF POLICY

     Under certain circumstances, Ford Credit will classify a dealer as "Status". Such circumstances may include failure to remit any principal or interest payment when due, any notifications of liens, levies, or attachments or a general deterioration of its financial condition. As of December 31, 1995, the number of dealers assigned to dealer Status was 37 (0.6% of the total number of dealers in the U.S. Wholesale Portfolio); as of December 31, 1994, 29 dealers (0.5% of the total number of dealers in the U.S. Wholesale Portfolio); as of December 31, 1993, 46 dealers (0.8% of the total number of dealers in the U.S. Wholesale Portfolio); as of December 31, 1992, 78 dealers (1.4% of the total number of dealers in the U.S. Wholesale Portfolio); as of December 31, 1991, 110 dealers (2.1% of the total number of dealers in the U.S. Wholesale Portfolio). Once a dealer is classified as dealer Status, any further extension of credit is rare.

     Ford Credit works with dealers to resolve the circumstances for the dealer Status. If, however, a dealer remains on Status, one of the following events usually occurs: (a) an orderly liquidation in which the dealer voluntarily liquidates its inventory through normal sales to retail customers, (b) a forced liquidation in which the dealer's inventory is repossessed, or (c) a voluntary surrender of the dealer's inventory. Generally, Ford attempts to locate third parties to purchase a troubled dealership. Once liquidation has commenced, Ford Credit performs an analysis of its position, writes off any amounts identified at such time as uncollectible and attempts to liquidate all remaining collateral. During the course of a liquidation, Ford Credit may recognize additional losses or recoveries.

                                  THE ACCOUNTS

GENERAL

     The Receivables arise in the Accounts. The Accounts have been selected from all the wholesale accounts in the U.S. Wholesale Portfolio that were Eligible Accounts (the "Eligible Portfolio") at the time of such selection. In order to be included in the Eligible Portfolio, each Account must be an account established by Ford Credit in the ordinary course of business and meet certain other criteria provided in the Pooling and Servicing Agreement. See "Description of the Certificates -- Representations and Warranties."

     Pursuant to the Pooling and Servicing Agreement, the Seller, and pursuant to the Receivables Purchase Agreement, Ford Credit, has the right (subject to certain limitations and conditions), and in some circumstances is obligated, to designate from time to time additional qualifying wholesale Accounts to be included as Accounts and to convey to the Trust the Receivables of such Additional Accounts, including Receivables thereafter created. These accounts must meet the eligibility criteria set forth above as of the date such accounts are designated as Additional Accounts. Ford Credit will convey the Receivables then existing, with certain exceptions, or thereafter created under such Additional Accounts to the Seller, which will in turn convey them to the Trust. See "Description of the Certificates -- Addition of Accounts". In addition, as of any Additional Cut-Off Date in respect of Additional Accounts and the date any new Receivables are generated, Ford Credit will represent and warrant to the Seller, and the Seller will represent and warrant to the Trust, that the Receivables meet the eligibility requirements set forth in the Pooling and Servicing Agreement. See "Description of the Certificates -- Conveyance of Receivables". Under certain circumstances specified in the Pooling and Servicing Agreement, the Seller has the right to remove Accounts, and the Receivables arising therefrom, from the Trust. See "Description of the Certificates -- Removal of Accounts". Throughout the term of the Trust, the Accounts from which the Receivables arise will be the same Accounts designated by the Seller on the Initial Cut-Off Date plus any Additional Accounts, minus any Accounts removed from the Trust.

     As of the Series Cut-Off Date, with respect to the Accounts in the Trust:
(a) there were 2,459 Accounts containing 4,269 credit lines and the Principal Receivables balance was approximately $7.9 billion; (b) the average credit line was $1.34 million (based on the average New Vehicle credit line of $1.79 million and the average Used Vehicle credit line of $0.18 million); (c) the average balance of Principal Receivables per credit line was $1.84 million; (d) the aggregate total Principal Receivables balance as a percentage of the aggregate total credit line was approximately 137.9%; and (e) the weighted average spread over the prime rate charged to Dealers (calculated on the basis of the New Vehicle Base Rate and Used Vehicle Base Rate, as applicable) was 1.01%. As more fully described above, the credit lines are guidelines, not limits, which dealers are permitted to exceed for business reasons. See "The Dealer Floorplan Financing Business -- Dealer Monitoring."

LOSS EXPERIENCE

     The following tables set forth Ford Credit's average principal receivables balance and loss experience for each of the periods shown with respect to the U.S. Wholesale Portfolio. Because the Eligible Accounts will represent only a portion of the entire U.S. Wholesale Portfolio, actual loss experience with respect to the Eligible Accounts may be different. There can be no assurance that the loss experience for the Receivables in the future will be similar to the historical experience set forth below with respect to the U.S. Wholesale Portfolio. In addition, the historical experience set forth below reflects financial assistance provided by Ford in certain limited instances to Ford-franchised dealers as described above under "The Dealer Floorplan Financing Business -- Relationship with Ford". If Ford is not able to or elects not to provide such assistance in the future, the loss experience in respect of the U.S. Wholesale Portfolio may be adversely affected. See "Risk Factors -- Trust's Relationship to Ford and Ford Credit; Financial Condition of Ford."

                LOSS EXPERIENCE FOR THE U.S. WHOLESALE PORTFOLIO

                                                             YEAR ENDED DECEMBER 31,
                                              -----------------------------------------------------
                                               1995        1994        1993        1992       1991
                                              -------     -------     -------     ------     ------
                                                              (DOLLARS IN MILLIONS)
Average Principal Receivables Balance(1)...   $16,164     $13,789     $11,602     $9,596     $8,618
Net Losses (Recoveries)(2).................   $   5.5     $   1.3     $  (1.4)    $  7.8     $ 28.7
Net Losses/Liquidations....................     0.007%      0.002%     (0.002)%    0.014%     0.062%
Net Losses/Average Principal Receivables
  Balance..................................     0.034%      0.009%     (0.012)%    0.081%     0.333%

-------------------------
(1) Average Principal Receivables Balance is the average of the monthly average principal balances (based on beginning and ending balances) for the twelve months ending on the last day of the period.

(2) Net losses in any period are gross losses less recoveries for such period. Recoveries include recoveries from collateral security in addition to the vehicles. With respect to the Receivables of certain Dealers to which Ford Credit has made loans in addition to the advances under the Accounts, the Trust's interest in Non-Vehicle Collateral Security, if any, will be subordinate to the interest of Ford Credit in such Non-Vehicle Collateral Security. See "The Dealer Floorplan Financing Business -- Intercreditor Agreement in respect of Security Interests in Vehicles and Non-Vehicle Collateral Security". Consequently, the Net Losses experienced by Ford Credit and shown above may be more favorable than the Net Losses to be experienced by the Trust.

AGING EXPERIENCE

     The following table provides the age distribution of vehicle inventory for all dealers in the U.S. Wholesale Portfolio, as a percentage of total principal outstanding at the date indicated. Because the Eligible Accounts will represent only a portion of the entire U.S. Wholesale Portfolio, actual age distribution with respect to the Eligible Accounts may be different.

              AGE DISTRIBUTION FOR THE U.S. WHOLESALE PORTFOLIO(1)

                                                                       DECEMBER 31,
                                                       --------------------------------------------
                                                       1995      1994      1993      1992      1991
                                                       ----      ----      ----      ----      ----
DAYS
1-120.............................................     76.8%     79.6%     83.0%     81.1%     75.8%
121-180...........................................     10.6      10.0       6.2       9.6      12.7
181-270...........................................      5.3       5.9       5.9       4.9       5.7
Over 270..........................................      7.3       4.5       4.9       4.4       5.8

-------------------------
(1) Measured from the date of shipment with respect to new vehicles.

GEOGRAPHIC DISTRIBUTION

     The following table provides the geographic distribution of the vehicle inventory for all dealers in the Trust on the basis of receivables outstanding and the number of dealers generating such portfolio.

      GEOGRAPHIC DISTRIBUTION OF RECEIVABLES AND CREDIT LINES IN THE TRUST
                            AS OF DECEMBER 31, 1995

                                        RECEIVABLES
                                        OUTSTANDING       PERCENTAGE OF                           PERCENTAGE OF
                                       (THOUSANDS OF       RECEIVABLES        TOTAL NUMBER          NUMBER OF
                                         DOLLARS)          OUTSTANDING       OF CREDIT LINES      CREDIT LINES
                                       -------------      -------------      ---------------      -------------
Texas.............................      $   776,286             9.8%                376                 8.8%
California........................          705,274             8.9                 244                 5.7
Florida...........................          625,823             7.9                 160                 3.7
Michigan..........................          411,070             5.2                 171                 4.0
Other(1)..........................        5,371,875            68.2               3,318                77.8

-------------------------
(1) No other state includes more than 5% of the outstanding Receivables.

                           FORD MOTOR CREDIT COMPANY

     Ford Credit was incorporated in Delaware in 1959 and is a wholly-owned subsidiary of Ford Motor Company ("Ford").

     Ford Credit provides wholesale financing and capital loans to franchised Ford Motor Company vehicle dealers and other dealers associated with such franchisees and purchases retail installment sale contracts and retail leases from them. Ford Credit also makes loans to vehicle leasing companies, the majority of which are affiliated with such dealers. In addition, a wholly-owned subsidiary of Ford Credit provides these financing services to other vehicle dealers. More than 84% of all new vehicles financed by Ford Credit are manufactured by Ford or its affiliates. In addition to vehicle financing, Ford Credit makes loans to affiliates of Ford, finances certain receivables of Ford and its subsidiaries, and offers diversified financing services which are managed by USL Capital Corporation, a wholly-owned subsidiary of Ford Holdings, Inc. ("Ford Holdings"). Ford Credit also manages the insurance businesses of The American Road Insurance Company, a wholly-owned subsidiary of Ford Holdings. Ford Credit also is a significant equity participant in Ford Holdings whose primary activities are consumer and commercial financing operations, insurance underwriting and equipment leasing.

     The mailing address of Ford Credit's executive offices is The American Road, Dearborn, Michigan 48121. The telephone number of such offices is (313) 322-3000.

                 MATURITY AND PRINCIPAL PAYMENT CONSIDERATIONS

     Principal with respect to the Certificates will not be payable until the February 2001 Distribution Date (the "Expected Final Payment Date"), unless an Early Amortization Event or, in some instances, an Asset Composition Event has occurred. Full amortization of the Certificates by the Expected Final Payment Date depends on, among other things, repayment by Dealers of the Receivables and may not occur if Dealer payments are insufficient therefor. Because the Receivables generally are paid upon retail sale of the underlying Vehicle, the timing of such payments is uncertain. In addition, there is no assurance that Ford Credit will generate additional Receivables under the Accounts or that any particular pattern of Dealer payments will occur. See "Description of the Certificates -- Interest and Principal" and "The Dealer Floorplan Financing Business".

     The amount of new Receivables generated in any month and monthly payment rates on the Receivables may vary because of seasonal variations in Vehicle sales and inventory levels, retail incentive programs provided by Vehicle manufacturers and various economic factors affecting Vehicle sales generally. The following table sets forth the highest and lowest monthly payment rates for the U.S. Wholesale Portfolio during any month in the periods shown and the average of the monthly payment rates for all months during the periods shown, in each case calculated as the percentage equivalent of a fraction, the numerator of which is the aggregate of all collections of principal during the period and the denominator of which is the average aggregate principal balance for such period. There can be no assurance that the rate of Principal Collections will be similar to the historical experience set forth below. Because the Eligible Accounts will be only a portion of the entire U.S. Wholesale Portfolio, actual monthly payment rates with respect to the Eligible Accounts may be different.

             MONTHLY PAYMENT RATES FOR THE U.S. WHOLESALE PORTFOLIO

                                                                 YEAR ENDED DECEMBER 31,
                                                       --------------------------------------------
                                                       1995      1994      1993      1992      1991
                                                       ----      ----      ----      ----      ----
Highest Month.....................................     54.7%     67.9%     64.4%     56.2%     53.8%
Lowest Month......................................     32.7      36.4      44.5      42.0      35.4
Average of the Months in the Period...............     42.5      48.9      50.1      48.4      44.6

     Because an Early Amortization Event may occur which would initiate an Early Amortization Period, the final distribution of principal on the Certificates may be made prior to the scheduled termination of the Revolving Period or prior to the Expected Final Payment Date. See "Description of the Certificates -- Early Amortization Events".

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

     The Certificates will be issued pursuant to a Pooling and Servicing Agreement, as supplemented by the Supplement relating to the Certificates (as so supplemented and as further supplemented or amended from time to time, the "Pooling and Servicing Agreement"), among FCAR, as Seller of the Receivables, Ford Credit, as Servicer of the Receivables, and the Trustee, substantially in the form filed as an exhibit to the Registration Statement of which this Prospectus is a part. The Trustee will make available for inspection a copy of the Pooling and Servicing Agreement (without exhibits or schedules) to Certificateholders on written request. The following summary describes certain terms of the Pooling and Servicing Agreement, does not purport to be complete and is qualified in its entirety by reference to the Pooling and Servicing Agreement.

     The Certificates will evidence undivided beneficial interests in the assets of the Trust allocated to the Certificateholders' Interest representing the right to receive from such Trust assets funds up to (but not in excess of) the amounts required to make payments of interest on and principal of the Certificates pursuant to the Pooling and Servicing Agreement.

     The Certificates will initially be represented by one or more certificates registered in the name of the nominee of DTC (together with any successor depository selected by the Seller, the "Depository"), except as set forth below. The Certificates will be available for purchase in minimum denominations of $1,000 and integral multiples thereof in book-entry form. Each $1,000 principal amount of the Certificates will represent 1/800,000 of the Certificateholders' Interest. The Seller has been informed by DTC that DTC's nominee will be Cede & Co. ("Cede"). Accordingly, Cede is expected to be the holder of record of the Certificates. No Certificate Owner will be entitled to receive a certificate representing such person's beneficial interest in the Certificates. Unless and until Definitive Certificates are issued under the limited circumstances described herein, all references herein to actions by Certificateholders shall refer to actions taken by DTC upon instructions from its Participants (as defined below), and all references herein to distributions, notices, reports and statements to Certificateholders shall refer to distributions, notices, reports and statements to Cede, as the registered holder of the Certificates. See "Book-Entry Registration" and "Definitive Certificates".

INTEREST

     Interest on the principal balance of the Certificates will accrue at the Certificate Rate and will be payable to the Certificateholders on each Semi-Annual Payment Date, commencing August 1996; provided that (a) if an Early Amortization Event shall have occurred, interest shall thereafter be distributed to the Certificateholders on each Special Payment Date or (b) if an Asset Composition Event shall have occurred, interest (to the extent described herein) will be distributed to the Certificateholders on the first Distribution Date following such Asset Composition Event. Certificateholder Interest Collections will be deposited into the Interest Funding Account and used to make interest payments to the Certificateholders on each Semi-Annual Payment Date (or, if applicable, each Distribution Date). Interest due on a Semi-Annual Payment Date or, if applicable, on a Distribution Date will accrue from and including the preceding Semi-Annual Payment Date or Distribution Date (or, in the case of the first Semi-Annual Payment Date, from and including the Closing Date) to but excluding such Semi-Annual Payment Date or Distribution Date. Interest due for any Semi-Annual Payment Date or Distribution Date will be calculated on the basis of a 360-day year consisting of twelve 30-day months, and interest due but not paid on any Semi-Annual Payment Date or Distribution Date will be due on the next Distribution Date together with, to the extent lawfully payable, interest on such amount at the Certificate Rate plus 2 percentage points. Interest payments on the Certificates will be derived from Certificateholder Interest Collections for a Collection Period, the amount, if any, in the Reserve Fund, Investment Proceeds, Interest Rate Swap Receipts and, under certain circumstances, Available Seller's Collections to the extent of the Available Subordinated Amount (or, in some cases, the Aggregate Available Subordinated Amount).

PRINCIPAL

     In general, no principal payments will be made to the Certificateholders until the Expected Final Payment Date or, upon the occurrence of an Early Amortization Event or an Asset Composition Event, each as described herein, until the first Distribution Date following such event. On each Distribution Date with respect to the Revolving Period, collections of Principal Receivables allocable to the Certificateholders' Interest, subject to certain limitations, will either be (a) allocated to the Excess Funding Account as described herein,
(b) allocated to one or more Series which are in amortization, early amortization or accumulation periods to cover principal payments due to the investor certificateholders of any such Series or which provide for excess funding accounts or similar arrangements or, (c) if no such Series is then amortizing or accumulating principal or otherwise does not provide for excess funding accounts or similar arrangements, paid to the Seller to maintain the Certificateholders' Interest or held as Unallocated Principal Collections. See "Allocation Percentages -- Principal Collections for all Series" and "Distributions from the Collection Account; Reserve Fund -- Principal Collections".

     Unless and until an Early Amortization Event shall have occurred and until the outstanding principal balance of the Certificates is paid in full, on each Distribution Date with respect to the Accumulation Period, collections of Principal Receivables allocable to the Certificateholders' Interest plus certain other amounts comprising Monthly Principal will no longer be paid for the benefit of another Series or to the Seller as described above but instead an amount thereof up to the Controlled Distribution Amount for each such Distribution Date will be deposited in the Principal Funding Account. The funds on deposit in the Principal Funding Account (including any amounts deposited therein from the Excess Funding Account) will be used to pay the outstanding principal balance of the Certificates on the Expected Final Payment Date. If on such date the amount in the Principal Funding Account is less than the outstanding principal balance of the Certificates, the amounts in such accounts will nevertheless be distributed to Certificateholders on such date, the Early Amortization Period will commence and, on each Special Payment Date thereafter, the Certificateholders will receive distributions of Monthly Principal and Monthly Interest until the outstanding principal balance of the Certificates has been paid in full or the Termination Date has occurred.

     It is expected that the final principal payment with respect to the Certificates will be made on the Expected Final Payment Date, but the principal of the Certificates may be paid earlier or, depending on the actual payment rate on the Receivables, later, as described under "Risk Factors -- Payments". If the Receivables are sold or repurchased as described below, principal payments on the Certificates will be made on the Distribution Date following such sale or repurchase. See "Allocation Percentages -- Principal Collections for all Series" and "Distributions from the Collection Account; Reserve Fund -- Principal Collections".

     Distributions on the Certificates will be made on each Semi-Annual Payment Date or Distribution Date to the holders of Certificates in whose names the Certificates were registered (expected to be Cede, as nominee of DTC) at the close of business on the day preceding such Semi-Annual Payment Date or Distribution Date (or, if Definitive Certificates are issued, on the last day of the preceding calendar month) (each a "Record Date"). However, the final distribution on the Certificates will be made only upon presentation and surrender of the Certificates. Distributions will be made to DTC in immediately available funds.

ASSET COMPOSITION EVENT

     An "Asset Composition Event" will occur if during the Revolving Period (a) the sum of all Eligible Investments and amounts on deposit in all Series Accounts represents more than 25% of the total assets of the Trust on each of twelve or more consecutive Determination Dates, after giving effect to all payments made or to be made on the Distribution Date next succeeding each such respective Determination Date; or (b) on any two consecutive Determination Dates the sum of all Eligible Investments and amounts on deposit in all Series Accounts represents more than 45% of the total assets of the Trust, after giving effect to all payments to be made on the next succeeding Distribution Date.

     Upon the occurrence of an Asset Composition Event, the Servicer will calculate the Asset Correction Amount, which equals the amount that would be necessary to be paid first out of the Interest Funding Account and interest funding accounts for other Series and second out of the Excess Funding Account and excess funding accounts, if any, for other Series on the next Distribution Date to achieve compliance with the tests specified above, after giving effect to such payment and to all payments that otherwise would have been made on such Distribution Date. Interest on and, if necessary, principal of the Certificates will become payable on such Distribution Date to the extent of the Series 1996-1 Allocation Percentage of the Asset Correction Amount.

BOOK-ENTRY REGISTRATION

     DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the UCC and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations ("Participants") and facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates. Participants include the Underwriters, securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

     Certificateholders that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Certificates may do so only through Participants and Indirect Participants. In addition, Certificateholders will receive all distributions of principal of and interest on the Certificates from the Trustee through DTC and its Participants. Under a book-entry format, Certificateholders will receive payments after the related Distribution Date because, while payments are required to be forwarded to Cede, as nominee for DTC, on each such date, DTC will forward such payments to its Participants which thereafter will be required to forward them to Indirect Participants or Certificateholders. It is anticipated that the only Certificateholder (as such term is used in the Pooling and Servicing Agreement) will be Cede, as nominee of DTC, and that Certificate Owners will not be recognized by the Trustee as Certificateholders under the Pooling and Servicing Agreement. Certificate Owners will only be permitted to exercise the rights of Certificateholders under the Pooling and Servicing Agreement indirectly through DTC and its Participants (who in turn will exercise their rights through DTC).

     Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Certificates and is required to receive and transmit distributions of principal of and interest on the Certificates. Participants and Indirect Participants with which Certificate Owners have accounts with respect to the Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Certificate Owners.

     Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Certificate Owner to pledge Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such Certificates, may be limited due to the lack of a physical certificate for such Certificates.

     DTC has advised the Seller that it will take any action permitted to be taken by a Certificateholder under the Pooling and Servicing Agreement only at the direction of one or more Participants to whose account with DTC the Certificates are credited.

     CEDEL is incorporated under the laws of Luxembourg as a professional depository. CEDEL holds securities for its participating organizations ("CEDEL Participants") and facilitates the clearance and settlement of securities transactions between CEDEL Participants through electronic book-entry changes in accounts of CEDEL Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in CEDEL in any of 28 currencies, including United States dollars. CEDEL provides to its CEDEL Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. CEDEL interfaces with domestic markets in several counties. As a professional depository, CEDEL is subject to regulation by the Luxembourg Monetary Institute. CEDEL Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to CEDEL is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a CEDEL Participant, either directly or indirectly.

     Euroclear was created in 1968 to hold securities for participants of Euroclear ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 27 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York (the "Euroclear Operator"), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

     The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

     Distributions with respect to the Certificates held through CEDEL or Euroclear will be credited to the cash accounts of CEDEL Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by its Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Certain Tax Matters -- United States Federal Income Tax Consequences". CEDEL or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Certificateholder under the Pooling and Servicing Agreement on behalf of a CEDEL Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to its Depositary's ability to effect such actions on its behalf through DTC.

     Holders of Certificates may hold their Certificates through DTC (in the United States) or CEDEL or Euroclear (in Europe) if they are participants of such systems, or indirectly through organizations which are participants in such systems.

     The Certificates will initially be registered in the name of CEDE & Co., the nominee of DTC. CEDEL and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in CEDEL's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank, N.A. ("Citibank") will act as depositary for CEDEL and Morgan Guaranty Trust Company of New York ("Morgan") will act as depositary for Euroclear (in such capacities, individually the "Depositary" and collectively the "Depositaries").

     Transfers between Participants will occur in accordance with DTC rules. Transfers between CEDEL Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through CEDEL Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. CEDEL Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

     Because of time zone differences, credits of securities received in CEDEL or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or CEDEL Participants on such business day. Cash received in CEDEL or Euroclear as a result of sales of securities by or through a CEDEL Participant or Euroclear Participant to a Participant will be received with value on the DTC settlement date but will be available in the relevant CEDEL or Euroclear cash account only as of the business day following settlement in DTC. For information with respect to tax documentation procedures relating to the Certificates, see "Certain Tax Matters -- United States Federal Income Tax Consequences -- Non-U.S. Certificateholders".

     Although DTC, CEDEL and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Certificates among participants of DTC, CEDEL and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

DEFINITIVE CERTIFICATES

     The Certificates will be issued in fully registered, certificated form to Certificate Owners or their nominees ("Definitive Certificates"), rather than to DTC or its nominee, only if (i) the Seller advises the Trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as Depository with respect to the Certificates and the Seller is unable to locate a qualified successor, (ii) the Seller, at its option, elects to terminate the book-entry system through DTC, or (iii) after the occurrence of a Servicer Default, Certificateholders representing not less than 50% of the aggregate unpaid principal amount of the Certificates advise the Trustee and DTC through Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of such Certificateholders.

     Upon the occurrence of any of the events described in the immediately preceding paragraph, DTC is required to notify all Participants of the availability through DTC of Definitive Certificates for the Certificates. Upon surrender by DTC of the certificate or certificates representing such Certificates and instructions for re-registration, the Trustee will issue such Certificates in the form of Definitive Certificates, and thereafter the Trustee will recognize the holders of such Definitive Certificates as Certificateholders under the Pooling and Servicing Agreement ("Holders"). In the event that Definitive Certificates are issued or DTC ceases to be the clearing agency for the Certificates, the Pooling and Servicing Agreement provides that the Certificateholders will be notified of such event.

     Distributions of principal of and interest on the Certificates will be made by the Trustee directly to Holders in accordance with the procedures set forth herein and in the Pooling and Servicing Agreement. Distributions on each Distribution Date will be made to Holders in whose names the Definitive Certificates were registered at the close of business on the related Record Date. Distributions will be made by check mailed to the address of such Holder as it appears on the register maintained by the Trustee. The final distribution on any Certificate (whether Definitive Certificates or the certificate or certificates registered in the name of Cede representing the Certificates), however, will be made only upon presentation and surrender of such Certificate on the final payment date at such office or agency as is specified in the notice of final distribution to Certificateholders. The Trustee will provide such notice to registered Certificateholders not later than the first day of the month of the final distribution.

     Definitive Certificates will be transferable exchangeable at the offices of the Trustee, which shall initially be Chemical Bank. No service charge will be imposed for any registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

SUPPLEMENTAL CERTIFICATES

     The Pooling and Servicing Agreement provides that the Seller may exchange a portion of the certificate evidencing the Seller's Interest (the "Seller's Certificate") for another certificate (a "Supplemental Certificate") for transfer or assignment to a person designated by the Seller upon the execution and delivery of a supplement to the Pooling and Servicing Agreement (which supplement shall be subject to the amendment section of the Pooling and Servicing Agreement to the extent that it amends any of the terms of the Pooling and Servicing Agreement); provided that (a) the Seller shall after giving effect thereto have an interest in the Pool Balance of not less than 2% of the Pool Balance, (b) the Seller shall have delivered to the Trustee, the Rating Agency and any Enhancement Provider a Tax Opinion (as defined below) with respect to such exchange and (c) the Seller shall have delivered to the Trustee written confirmation from the applicable rating agencies that such exchange will not result in a reduction or withdrawal of the rating of the Certificates or any other outstanding Series or class of certificates. Any subsequent transfer or assignment of a Supplemental Certificate is also subject to the conditions described in clauses (b) and (c) in the preceding sentence.

NEW ISSUANCES

     The Pooling and Servicing Agreement provides that the Trust will issue two types of certificates: (i) one or more Series of investor certificates (including the Certificates) which are transferable and have the characteristics described below and (ii) the Seller's Certificate (and any Supplemental Certificate) which will evidence the Seller's Interest and will be transferable only upon the satisfaction of certain conditions described under "Supplemental Certificates". The Pooling and Servicing Agreement provides that, pursuant to one or more Supplements, the Seller may cause the Trustee to issue one or more new Series. Under the Pooling and Servicing Agreement, the Seller may specify, among other things, with respect to any Series: (a) its name or designation, (b) its initial principal amount, (c) its certificate rate (or the method for determining its certificate rate), (d) a date on which it will begin its amortization period or controlled amortization period, if any, (e) the method for allocating principal and interest to certificateholders, (f) the percentage used to calculate monthly servicing fees, (g) the issuer and terms of any Enhancement with respect thereto or the level of subordination provided by the Seller's interest, (h) the terms on which the certificates of such Series may be exchanged for certificates of another Series, be subject to repurchase, optional redemption or mandatory redemption by the Seller or be remarketed by any remarketing agent, (i) the series termination date and (j) any other terms permitted by the Pooling and Servicing Agreement (all such terms, the "Principal Terms" of such Series). The Seller may offer any Series under a prospectus or other disclosure document in transactions either registered under the Securities Act or exempt from registration thereunder, directly or through the Underwriters or one or more other underwriters or placement agents. There is no limit to the number of Series that may be issued under the Pooling and Servicing Agreement.

     The Pooling and Servicing Agreement provides that the Seller may specify Principal Terms of a new Series such that each Series has an amortization period or accumulation period which may have a different length and begin on a different date than the amortization period or accumulation period for any other Series. Further, one or more Series may be in their early amortization periods or accumulation periods while other Series are not. Thus, certain Series may be amortizing or accumulating principal, while other Series are not amortizing or accumulating principal. Moreover, different Series may have the benefits of different forms of Enhancement issued by different entities. Under the Pooling and Servicing Agreement, the Trustee will hold each form of Enhancement only on behalf of the Series (or a particular class within a Series) to which it relates. The Pooling and Servicing Agreement also provides that the Seller may specify different certificate rates and monthly servicing fees with respect to each Series (or a particular class within a Series). In addition, the Seller has the option under the Pooling and Servicing Agreement to vary between Series (or classes within a Series) the terms upon which a Series (or classes within a Series) may be repurchased by the Seller.

     Under the Pooling and Servicing Agreement and pursuant to a Supplement, a new Series may be issued only upon the satisfaction of certain specified conditions. The Seller may cause the issuance of a new Series by notifying the Trustee at least five business days in advance of the applicable Series Issuance Date. The notice shall state the designation of any Series (and classes within a Series, if any) and with respect to such Series: (a) its initial principal amount, (b) its certificate rate and (c) the issuer of any Enhancement with respect to such Series (or classes within a Series). The Pooling and Servicing Agreement provides that the Trustee will issue any such Series only upon delivery to it of the following: (i) a Supplement in form satisfactory to the Trustee signed by the Seller and the Servicer and specifying the Principal Terms of such Series,
(ii) the form of any Enhancement and any related agreement, (iii) an opinion of counsel to the effect that, for United States federal income and Michigan income and single business tax purposes, (x) such issuance will not adversely affect the characterization of the certificates (including the Certificates) of any outstanding Series or class as debt, (y) such issuance will not cause a taxable event to any certificateholders (including the Certificateholders) (an opinion of counsel to the effect referred to in clauses (x) and (y) with respect to any action is referred to herein as a "Tax Opinion") and (z) such new Series will be characterized as debt and (iv) written confirmation from the applicable Rating Agencies that such issuance will not result in a reduction or withdrawal of the rating of the Certificates or any other outstanding Series or class of certificates. Such issuance is also subject to the conditions that (a) the Seller shall have represented and warranted that such issuance shall not, in the reasonable belief of the Seller, cause an Early Amortization Event to occur and
(b) after giving effect to such issuance, the Seller's interest in the Pool Balance shall not be less than 2% of the Pool Balance. Upon satisfaction of all such conditions, the Trustee will issue such Series.

CONVEYANCE OF RECEIVABLES AND COLLATERAL SECURITY

     On the date on which the Series 1992-1 Certificates were originally issued (the "Initial Closing Date"), FCAR sold and assigned to the Trust all of its right, title and interest in and to the Receivables and the related Collateral Security as of the Initial Cut-Off Date, all receivables thereafter created in the Accounts and its interests in the related Collateral Security and the Receivables Purchase Agreement, and the proceeds of all of the foregoing. See "Ford Credit Auto Receivables Corporation and the Trust".

     In connection with the sale of the Receivables to the Seller by Ford Credit and the transfer of the Receivables by the Seller to the Trust, Ford Credit indicated in their computer records that the Receivables in the Accounts and the related Collateral Security had been conveyed to the Trust. In addition, the Seller provided to the Trustee a computer file or microfiche or written list containing a true and complete list showing for each Account, as of the Initial Cut-Off Date, (i) its account number, (ii) the outstanding balance of the Receivables in such Account and (iii) the outstanding balance of Principal Receivables in such Account. Ford Credit has and will retain and has not and will not deliver to the Trustee any other records or agreements relating to the Receivables. Except as set forth above, the records and agreements relating to the Receivables have not and will not be segregated from those relating to other accounts of Ford Credit, and the physical documentation relating to the Receivables has not and will not be stamped or marked to reflect the transfer of the Receivables to the Trust. The Seller filed one or more financing statements in accordance with applicable state law to perfect the Trust's interest in the Receivables, the Collateral Security, the Receivables Purchase Agreement and the proceeds thereof. See "Risk Factors -- Certain Legal Aspects" and "Certain Legal Aspects of the Receivables". The Trust's interest in the Non-Vehicle Collateral Security will, in the sole discretion of Ford Credit, be subordinate to the interest of Ford Credit in such Non-Vehicle Collateral Security. See "The Dealer Floorplan Financing Business -- Intercreditor Agreement in respect of Security Interest in Vehicles and Non-Vehicle Collateral Security".

     As described below under "Addition of Accounts", the Seller has the right (subject to certain limitations and conditions), and in some circumstances is obligated, to designate from time to time additional accounts to be included as Additional Accounts, to purchase from Ford Credit the Receivables then existing or thereafter created in such Additional Accounts and to convey such Receivables to the Trust. Each such Additional Account must be an Eligible Account. In respect of any conveyance of Receivables in Additional Accounts, the Seller will follow the procedures set forth in the preceding paragraph, except the list will show information for such Additional Accounts as of the date such Additional Accounts are identified and selected (the "Additional Cut-Off Date").

REPRESENTATIONS AND WARRANTIES

     The Seller has made representations and warranties to the Trust relating to the Accounts, the Receivables and the Collateral Security to the effect, among other things, that (a) as of the Series Cut-Off Date, the

Closing Date and the date of issuance of any other Series (a "Series Issuance Date") (or, in the case of an Additional Account, as of the Additional Cut-Off Date and the date the related Receivables are transferred to the Trust (an "Addition Date")), each Account or Additional Account was or is an Eligible Account or, if it was or is an Ineligible Account on such date, such Account is being removed from the Trust in accordance with the requirements of the Pooling and Servicing Agreement, (b) as of the Initial Cut-Off Date (or as of the Additional Cut-Off Date, in the case of any Additional Accounts) or as of the date any future Receivable is generated (a "Transfer Date"), each Receivable is an Eligible Receivable or, if such Receivable is not an Eligible Receivable, such Receivable is conveyed to the Trust as described below under "Ineligible Receivables, the Installment Balance Amount and the Overconcentration Amount",
(c) each Receivable and all Collateral Security conveyed to the Trust on the Closing Date and on each Transfer Date or, in the case of Additional Accounts, on the Addition Date, and all of the Seller's right, title and interest in the Receivables Purchase Agreement, have been conveyed to the Trust free and clear of any liens, and (d) all appropriate consents and governmental authorizations required to be obtained by the Seller in connection with the conveyance of each such Receivable or Collateral Security have been duly obtained. If the Seller breaches any representation and warranty described in this paragraph and such breach remains uncured for 30 days or such longer period as may be agreed to by the Trustee, after the earlier to occur of the discovery of such breach by the Seller or the Servicer or receipt of written notice of such breach by the Seller or the Servicer, and such breach has a materially adverse effect on the Certificateholders' Interest or the interests of the holders of other outstanding Series in any Receivable or Account, the Certificateholders' Interest and such other certificateholders' interests in such Receivable or, in the case of a breach relating to an Account, all Receivables in the related Account ("Ineligible Receivables") will be reassigned to the Seller on the terms and conditions set forth below and such Account shall no longer be included as an Account.

     Each such Receivable shall be reassigned to the Seller on or before the end of the Collection Period in which such reassignment obligation arises by the Seller directing the Servicer to deduct the principal balance of such Receivable from the Pool Balance. In the event that such deduction would cause the Seller's Participation Amount to be less than the Trust Available Subordinated Amount on the preceding Determination Date (after giving effect to the allocations, distributions, withdrawals and deposits to be made on such Distribution Date), on the date on which such reassignment is to occur the Seller will be obligated to make a deposit into the Collection Account in immediately available funds in an amount equal to the amount by which the Seller's Participation Amount would be less than the Trust Available Subordinated Amount (the amount of any such deposit being referred to herein as a "Transfer Deposit Amount"), provided that if the Transfer Deposit Amount is not so deposited, the principal balance of the related Receivables will be deducted from the Pool Balance only to the extent the Seller's Participation Amount is not reduced below the Trust Available Subordinated Amount and any principal balance not so deducted will not be reassigned and will remain part of the Trust. The reassignment of any such Receivable to the Seller and the payment of any related Transfer Deposit Amount will be the sole remedy respecting any breach of the representations and warranties described in the preceding paragraph with respect to such Receivable available to Certificateholders or the Trustee on behalf of Certificateholders.

     The Seller has also made representations and warranties to the Trust to the effect, among other things, that as of the Closing Date and each Series Issuance Date (a) it is duly incorporated and in good standing, it has the authority to consummate the transactions contemplated by the Pooling and Servicing Agreement and the Pooling and Servicing Agreement constitutes a valid, binding and enforceable agreement of the Seller and (b) the Pooling and Servicing Agreement constitutes a valid sale, transfer and assignment to the Trust of all right, title and interest of the Seller in the Receivables and the Collateral Security, whether then existing or thereafter created, the Receivables Purchase Agreement, and the proceeds thereof (including proceeds in any of the accounts established for the benefit of the certificateholders), under the UCC as then in effect in the State of Michigan, which is effective as to each Receivable existing on the Closing Date (or as of the Addition Date, if applicable) or, as to each Receivable arising thereafter, upon the creation thereof and until termination of the Trust. In the event that the breach of any of the representations and warranties described in this paragraph has a materially adverse effect on the Certificateholders' Interest or the interests of the holders of all other outstanding Series in the Receivables, either the Trustee or the holders of certificates of all outstanding Series (including the Certificates) evidencing not less than 51% of the aggregate unpaid principal amount of all outstanding Series, by written notice to the Seller and the Servicer (and to the Trustee and the issuer or provider of any Enhancement (an "Enhancement Provider") if given by certificateholders), may direct the Seller to accept the reassignment of the Certificateholders' Interest and the certificateholders' interests of other Series within 60 days of such notice, or within such longer period specified in such notice. The Seller will be obligated to accept the reassignment of the Certificateholders' Interest and such other certificateholders' interests on a Distribution Date occurring within such 60-day period. Such reassignment will not be required to be made, however, if at the end of such applicable period, the representations and warranties shall then be true and correct in all material respects and any materially adverse effect caused by such breach shall have been cured. The portion of the price for such reassignment in respect of the Certificates will be equal to the sum of (i) the Invested Amount of the Certificates on the Determination Date preceding the Distribution Date on which the purchase is scheduled to be made and (ii) accrued and unpaid interest on the unpaid principal amount of the Certificates at the applicable Certificate Rate (together with interest on overdue interest, to the extent lawfully payable). The payment of the reassignment price for all outstanding Series, in immediately available funds, will be considered a payment in full of the Certificateholders' Interest and such other certificateholders' interests. The portion of such funds allocable to the Certificateholders' Interest will be distributed upon presentation and surrender of the Certificates. If the Trustee or the certificateholders give a notice as provided above, the obligation of the Seller to make any such deposit will constitute the sole remedy respecting a breach of the representations and warranties available to certificateholders or the Trustee on behalf of the certificateholders.

ELIGIBLE ACCOUNTS AND ELIGIBLE RECEIVABLES

     An "Eligible Account" is defined to mean each wholesale financing line of credit extended by Ford Credit to a Dealer, which line of credit, as of the date of determination thereof (a) is established by Ford Credit in the ordinary course of business pursuant to a floorplan financing agreement, (b) is in favor of a Dealer which is an eligible dealer (which excludes dealers subject to voluntary or involuntary bankruptcy proceedings or voluntary or involuntary liquidation and dealers otherwise classified as being under dealer Status or in which Ford has an equity interest), (c) is in existence and maintained and serviced by Ford Credit and (d) in respect of which no amounts have been charged off as uncollectible.

     An "Eligible Receivable" is defined to mean each Receivable: (a) which was originated or acquired by Ford Credit in the ordinary course of business, (b) which arose under an Account that at such time was an Eligible Account, (c) which is owned by Ford Credit at the time of sale by Ford Credit to the Seller,
(d) which represents the obligation of a Dealer to repay an advance made to or on behalf of such Dealer to finance Vehicles or to return an Installment Balance to the related Dealer, (e) which at the time of creation and at the time of transfer to the Trust is secured by a perfected first priority interest in the Vehicle relating thereto (exclusive of Receivables for which an Installment Balance is outstanding), (f) which was created in compliance in all respects with all requirements of law applicable thereto and pursuant to a floorplan financing agreement which complies in all respects with all requirements of law applicable to any party thereto, (g) with respect to which all consents and governmental authorizations required to be obtained by Ford Credit or the Seller in connection with the creation of such Receivable or the transfer thereof to the Trust or the performance by Ford Credit of the floorplan financing agreement pursuant to which such Receivable was created, have been duly obtained, (h) as to which at all times following the transfer of such Receivable to the Trust, the Trust will have good and marketable title thereto free and clear of all liens arising prior to the transfer or arising at any time, other than liens permitted pursuant to the Pooling and Servicing Agreement, (i) which has been the subject of a valid transfer and assignment from the Seller to the Trust of all the Seller's interest therein (including any proceeds thereof), (j) which will at all times be the legal and assignable payment obligation of the Dealer relating thereto, enforceable against such Dealer in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy or other similar laws, (k) which at the time of transfer to the Trust is not subject to any right of rescission, setoff, or any other defense (including defenses arising out of violations of usury laws) of the Dealer, (l) as to which, at the time of transfer of such Receivable to the Trust, Ford, Ford Credit and the Seller have satisfied all their respective obligations with respect to such Receivable required to be satisfied at such time, (m) as to which, at the time of transfer of such Receivable to the Trust, neither Ford, Ford Credit nor the Seller has taken or failed to take any action which would impair the rights of the Trust or the certificateholders therein, (n) which constitutes "chattel paper" as defined in Article 9 of the UCC as then in effect in the State of Michigan and (o) which was transferred to the Trust with all applicable governmental authorization.

     It is not required or anticipated that the Trustee will make any initial or periodic general examination of the Receivables or any records relating to the Receivables for the purpose of establishing the presence or absence of defects, compliance with representations and warranties of the Seller or for any other purpose. In addition, it is not anticipated or required that the Trustee will make any initial or periodic general examination of the Servicer for the purpose of establishing the compliance by the Servicer with its representations or warranties, the observation of its obligations under the Pooling and Servicing Agreement or for any other purpose. The Servicer, however, will deliver to the Trustee on or before April 30 of each calendar year an opinion of counsel with respect to the validity of the interest of the Trust in and to the Receivables and certain other components of the Trust.

INELIGIBLE RECEIVABLES, THE INSTALLMENT BALANCE AMOUNT AND THE OVERCONCENTRATION AMOUNT

     For the purpose of facilitating the administration and reporting requirements of the Servicer under the Pooling and Servicing Agreement, all Ineligible Receivables arising in an Eligible Account shall be transferred to the Trust, provided that the Incremental Subordinated Amount is adjusted by the portion of the aggregate principal amount of Receivables included therein allocable to the Certificateholders' Interest. In addition, the Incremental Subordinated Amount shall be adjusted to reflect, on each Distribution Date, the aggregate principal amount of Receivables in the Trust on such Distribution Date which are Dealer Overconcentrations (the "Overconcentration Amount") allocable to the Certificateholders' Interest and the portion of the aggregate amount of Installment Balances in respect of which Ford Credit has not received an offsetting payment from the related Dealer on such Distribution Date (the "Installment Balance Amount") allocable to the Certificateholders' Interest. As used herein, "Dealer Overconcentrations" on any Distribution Date means, with respect to any Account, the excess of (x) the aggregate principal amount of Receivables in such Account on the last day of the Collection Period immediately preceding such Distribution Date over (y) 2% of the Pool Balance on the last day of such immediately preceding Collection Period. See "Allocation of Collections; Deposits in Collection Account; Limited Subordination of Seller's Interest -- Available Subordinated Amount".

ADDITION OF ACCOUNTS

     Subject to the conditions described below, the Seller has the right to designate from time to time additional accounts to be included as Accounts (the "Additional Accounts"). In addition, the Seller is required to add the Receivables of Additional Accounts if either (i) the Pool Balance on the last day of any Collection Period is less than the Required Participation Amount or
(ii) the portion of the Seller's Interest represented by the Seller's certificate is less than 2% of the Pool Balance on such last day. In either case, unless certain insolvency events have occurred with respect to the Seller, Ford Credit or Ford, Ford Credit under the Receivables Purchase Agreement will be required to sell to the Seller, and the Seller under the Pooling and Servicing Agreement will be required to transfer and assign to the Trust, within 10 business days after the end of such Collection Period, interests in all Receivables arising in such Additional Accounts, whether such Receivables are then existing or thereafter created. Any designation of Additional Accounts is subject to the following conditions, among others: (i) each such Additional Account must be an Eligible Account; (ii) the Seller shall represent and warrant that the addition of such Additional Accounts shall not, in the reasonable belief of the Seller, cause an Early Amortization Event to occur; (iii) the Seller shall not select such Additional Accounts in a manner that it believes is adverse to the interests of the certificateholders or any Enhancement Provider;
(iv) the Seller shall deliver a Tax Opinion, other than in the case of a required addition, and certain other opinions of counsel with respect to the addition of such Additional Accounts to the Trustee, the Rating Agencies and any Enhancement Provider; and (v) the applicable Rating Agencies shall have provided written confirmation that such addition will not result in a reduction or withdrawal of the rating of the Certificates or any other outstanding Series or class of certificates.

     Each Additional Account must be an Eligible Account at the time of its addition. However, since Additional Accounts may not have been a part of the initial portfolio of Ford Credit, they may not be of the same credit quality as the initial Accounts. Additional Accounts may have been originated by Ford Credit at a later date using credit criteria different from those which were applied to the initial Accounts.

          "Required Participation Amount" for any date will mean an amount equal to the sum of (a) the sum of the product for each Series of (i) the Required Participation Percentage for such Series times (ii) the invested amount of such Series at its Series Issuance Date minus the amount of any deposits into its excess funding account in connection with a reduction in the Pool Balance plus the amount of any withdrawals from its excess funding account in connection with an increase in the Pool Balance plus (b) the Trust Available Subordinated Amount on the immediately preceding Determination Date (after giving effect to the allocations, distributions, withdrawals and deposits to be made on the Distribution Date following such Determination Date).

          "Required Participation Percentage" will mean, with respect to Series 1996-1, 104%; provided, however, that the Seller may, upon ten days' prior notice to the Trustee, the Rating Agencies and any Enhancement Provider reduce the Required Participation Percentage to not less than 100%, so long as each Rating Agency shall have notified the Seller or the Servicer that any such reduction will not result in a reduction or withdrawal of the rating of the Certificates or any other outstanding Series or class of certificates rated by it at the request of the Seller.

REMOVAL OF ACCOUNTS

     The Seller shall have the right at any time to require the removal from the Trust of Eligible Accounts, including all amounts then held by the Trust or thereafter received by the Trust in respect of the Eligible Accounts to be removed. To remove any Eligible Account and such amounts, the Seller (or the Servicer on its behalf) shall, among other things, (a) on or before the fifth business day prior to the date of removal (the "Removal Date"), furnish to the Trustee, any Enhancement Provider and the Rating Agencies a written notice (the "Removal Notice") specifying the Removal Date; (b) on or before the fifth business day after the Removal Date, the Seller shall have furnished to the Trustee a computer file, microfiche list or other list of the Accounts (the "Removed Accounts") that were removed on the Removal Date, specifying for each Removed Account as of the date of the Removal Notice its number, the aggregate amount outstanding in such Removed Account and the aggregate amount of Principal Receivables therein; (c) represent and warrant that the removal of any such Eligible Account on the Removal Date will not, in the reasonable belief of the Seller, cause an Early Amortization Event to occur or cause the Pool Balance to be less than the Required Participation Amount; (d) represent and warrant that no selection procedures believed by the Seller to be adverse to the interest of the certificateholders were utilized in selecting the Removed Accounts; (e) represent and warrant that the Rating Agencies shall not have notified the Seller or the Servicer that such removal will result in a reduction or withdrawal of the rating of the Certificates or any other outstanding Series or class of certificates; and (f) on or before the related Removal Date, deliver to the Trustee and any Enhancement Provider an officers' certificate confirming the items set forth in clauses (c), (d) and (e) above and a Tax Opinion with respect to such removal.

     Upon satisfaction of the above conditions, the Trustee shall execute and deliver to the Seller a written reassignment and shall be deemed to sell, transfer, assign, set over and otherwise convey to the Seller or its designee, without recourse, representation or warranty, all the right, title and interest of the Trust in and to the Receivables arising in the Removed Accounts, all amounts received or to be received with respect thereto and all proceeds thereof.

COLLECTION ACCOUNT

     The Servicer has established and is required to maintain, or cause to be established and maintained, an Eligible Deposit Account for the benefit of certificateholders in the name of the Trustee, on behalf of the Trust (the "Collection Account"). "Eligible Deposit Account" means either (a) a segregated account with an Eligible Institution or (b) a segregated trust account with the corporate trust department of a depository institution or trust company organized under the laws of the United States or any one of the states thereof (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as any of the securities of such depository institution or trust company has a credit rating from each Rating Agency in one of its generic rating categories which signifies investment grade. "Eligible Institution" means
(a) the corporate trust department of the Trustee or (b) a depository institution or trust company organized under the laws of the United States or any one of the states thereof (or a domestic branch of a foreign bank) which at all times (i) has either (x) a long-term unsecured debt rating acceptable to each Rating Agency or (y) a certificate of deposit rating acceptable to each Rating Agency and (ii) is a member of the FDIC. Funds in the Collection Account generally will be invested in (i) obligations fully guaranteed by the United States, (ii) demand deposits, time deposits or certificates of deposit of depository institutions or trust companies, the commercial paper of which has the highest rating from the applicable Rating Agency, (iii) commercial paper having at the time of the Trust's investment, a rating in the highest rating category from the applicable Rating Agency, (iv) demand deposits, time deposits and certificates of deposit which are fully insured by the FDIC, (v) bankers' acceptances issued by any depository institution or trust company described in
(ii) above, (vi) investments in money market funds which have the highest rating from, or have otherwise been approved in writing by, each Rating Agency and
(vii) other investments acceptable to the Rating Agency as being consistent with the then-current rating of the Certificates (collectively, "Eligible Investments"). Any earnings (net of losses and investment expenses) on funds in the Collection Account will be credited to the Collection Account. The Servicer will have the revocable power to instruct the Trustee to make withdrawals and payments from the Collection Account for the purpose of carrying out its duties under the Pooling and Servicing Agreement.

INTEREST RATE SWAP

     On the Closing Date, the Trustee, on behalf of the Trust, will enter into the Interest Rate Swap with Ford Credit (the "Swap Counterparty"). In accordance with the terms of the Interest Rate Swap, the Swap Counterparty initially will pay to the Trust, on each Semi-Annual Payment Date, interest accrued from and including the preceding Semi-Annual Payment Date at the Certificate Rate on the outstanding principal balance of the Certificates as of such preceding Semi-Annual Payment Date. In exchange for such payments, the Trust will pay to the Swap Counterparty, as of each Distribution Date, interest accrued from and including the preceding Distribution Date at a per annum rate equal to the lesser of (x) One-Month LIBOR and (y) the Prime Rate less 1.5%, on the outstanding principal balance of the Certificates on such preceding Distribution Date, which rates will be reset on various dates within each month. Net Trust Swap Receipts (obligations of the Swap Counterparty to the Trust) will be paid to the Collection Account on each Semi-Annual Payment Date (or, under certain circumstances, on each Distribution Date) and Net Trust Swap Payments (obligations of the Trust to the Swap Counterparty) will be paid out of Certificateholder Interest Collections, Investment Proceeds, the Reserve Fund and Available Seller's Collections (in the case of Available Seller's Collections, to the extent of the Available Subordinated Amount) on each Distribution Date.

     In the event that the Interest Rate Swap is terminated in accordance with its terms, any Deficiency Amount will be paid by applying, in addition to any amounts allocated with respect to the Available Subordinated Amount, Interest Collections and Principal Collections allocated to the Seller to the extent of the Swap Available Subordinated Amount. See "Allocation of Collections; Deposits in Collection Account; Limited Subordination of Seller's Interest -- Swap Available Subordinated Amount".

          "One-Month LIBOR" shall mean, with respect to any Distribution Date, the offered rates for deposits in United States dollars having a maturity of one month (the "Index Maturity") commencing on the related Adjustment Date which appears on the Reuters Screen LIBO Page as of approximately 11:00 A.M., London time, on such date of calculation. If at least two such offered rates appear on the Reuters Screen LIBO Page, One-Month LIBOR will be the arithmetic mean (rounded upwards, if necessary, to the nearest one-sixteenth of a percent) of such offered rates. If fewer than two such quotations appear, One-Month LIBOR with respect to such Interest Period will be determined at approximately 11:00 A.M., London time, on such Adjustment Date on the basis of the rate at which deposits in United States dollars having the Index Maturity are offered to prime banks in the London interbank market by four major banks in the London interbank market selected by the Calculation Agent and in a principal amount equal to an amount of not less than U.S. $1,000,000 and that is representative for a single transaction in such market at such time. The Calculation Agent will request the principal London office of each of such banks to provide a quotation of its rate. If at least two such quotations are provided, One-Month LIBOR will be the arithmetic mean (rounded upwards as aforesaid) of such quotations. If fewer than two quotations are provided, One-Month LIBOR with respect to such Interest Period will be the arithmetic mean (rounded upwards as aforesaid) of the rates quoted at approximately 11:00 A.M., New York City time, on such Adjustment Date by three major banks in New York, New York selected by the Calculation Agent for loans in United States dollars to leading European banks having the Index Maturity and in a principal amount equal to an amount of not less than U.S. $1,000,000 and that is representative for a single transaction in such market at such time; provided, however, that if the banks selected as aforesaid are not quoting as mentioned in this sentence, One-Month LIBOR in effect for the applicable period will be One-Month LIBOR in effect for the previous period.

          "Interest Period" shall mean, with respect to any Distribution Date, the period from and including the Distribution Date immediately preceding such Distribution Date (or, in the case of the first Distribution Date, from and including the Closing Date) to but excluding such Distribution Date.

          "Adjustment Date" shall mean, with respect to any Distribution Date, the second London Business Day preceding the prior Distribution Date.

          "London Business Day" shall mean any business day on which dealings in deposits in United States dollars are transacted in the London interbank market.

          "Prime Rate" shall mean the median of the rates of interest publicly announced from time to time by each of Chase Manhattan Bank N.A., Chemical Bank, Citibank, N.A., Morgan Guaranty Trust Company of New York and Bank of America, San Francisco, as its U.S. Dollar "prime rate" or "base rate".

     Pursuant to the terms of the Interest Rate Swap, an initial payment will be made on the Closing Date. In the event such payment is to be made by the Trust, the amount of such payment will be contributed to the Trust by the Seller.

EXCESS FUNDING ACCOUNT

     During the Revolving Period, funds (to the extent available therefor as described herein) will be deposited in the Excess Funding Account on a Distribution Date in an amount equal to the excess, if any, of (i) the Invested Amount immediately prior to such Distribution Date over (ii) the Certificateholders' Interest in the principal balances of the Receivables at the end of the preceding Collection Period. Funds on deposit in the Excess Funding Account will be withdrawn and paid to the Seller or allocated to one or more Series which are in amortization, early amortization or accumulation periods to the extent of any increases in the Certificateholders' Interest in Pool Balance as a result of the addition of Receivables to the Trust. Under certain circumstances, such deposits in and withdrawals from the Excess Funding Account may be made on a daily basis. The allocation of additional Receivables to increase the Invested Amount and the invested amounts of such other Series will be pro rata based on the proportion that the amount on deposit in the Excess Funding Account bears to the aggregate amounts in all of the Trust's excess funding accounts (including the Excess Funding Account) and similar arrangements for accommodating the fluctuation in the principal balances of the Receivables. The deposit of amounts into the Excess Funding Account and the excess funding accounts and such similar arrangements for other Series will be based on the proportion that the Invested Amount bears to the aggregate of the invested amounts (including the Invested Amount) for all Series.

     Any funds on deposit in the Excess Funding Account at the beginning of the Accumulation Period will be deposited in the Principal Funding Account. In addition, no funds will be deposited in the Excess Funding Account during the Accumulation Period or any Early Amortization Period.

     Funds on deposit in the Excess Funding Account will be invested by the Trustee at the direction of the Servicer in One-Month LIBOR based investments rated in the highest short-term category of each Rating Agency or in such other investments that are acceptable to each Rating Agency and the Swap Counterparty.

Such investments are required to mature by the next Distribution Date. On each Distribution Date, all net investment income earned on amounts in the Excess Funding Account since the preceding Distribution Date will be withdrawn from the Excess Funding Account and applied as described herein.

ALLOCATION PERCENTAGES

     Allocation to the Certificateholders' Interest. The Servicer will allocate amounts to the Certificateholders' Interest for each Collection Period as follows:

          (i) Interest Collections and the Defaulted Amount will be allocated to Certificateholders based on the Floating Allocation Percentage;

          (ii) during the Revolving Period, Principal Collections will be allocated to Certificateholders based on the Floating Allocation Percentage (subject to the following paragraph);

          (iii) during the Accumulation Period and any Early Amortization Period, Principal Collections will be allocated to Certificateholders based on the Principal Allocation Percentage (subject to the following paragraph); and

          (iv) Miscellaneous Payments will at all times be allocated to Certificateholders on the basis of the Series 1996-1 Allocation Percentage.

With respect to Principal Collections among Series for any Collection Period, if the sum of (i) the sum of the floating allocation percentages (including the Floating Allocation Percentage, if applicable) for each Series in its revolving period and (ii) the principal allocation percentage (including the Principal Allocation Percentage, if applicable) for each Series in its amortization, accumulation or early amortization period exceeds 100%, then Principal Collections for such Collection Period will be allocated among the Series pro rata on the basis of such floating allocation percentages and principal allocation percentages. Amounts not allocated to the Certificateholders as described above will be allocated to the Seller and the other outstanding Series of certificates, if any.

          "Aggregate Available Subordinated Amount" means the sum of the Available Subordinated Amount and the Swap Available Subordinated Amount.

          "Floating Allocation Percentage" for any Collection Period means the percentage equivalent (which shall never exceed 100%) of a fraction, the numerator of which is the Invested Amount as of the last day of the immediately preceding Collection Period and the denominator of which is the Pool Balance as of such last day; provided, however, that, with respect to the first Collection Period, the Floating Allocation Percentage shall mean the percentage equivalent of a fraction, the numerator of which is the Initial Principal Amount of the Certificates and the denominator of which is the Pool Balance on the Series Cut-Off Date.

          "Initial Invested Amount" means the Initial Principal Amount of the Certificates plus (x) the amount of any withdrawals from the Excess Funding Account in connection with an increase in Principal Receivables in the Trust since the Closing Date, minus (y) the amount of any additions to the Excess Funding Account in connection with a reduction in the Principal Receivables in the Trust since the Closing Date.

          "Invested Amount" means for any date an amount equal to the Initial Invested Amount of the Certificates, minus the amount, without duplication, of principal payments (except principal payments made from the Excess Funding Account and any transfers from the Excess Funding Account to the Principal Funding Account) made to Certificateholders or deposited to the Principal Funding Account prior to such date from and after the Closing Date minus the excess, if any, of the aggregate amount of Investor Charge-Offs for all Distribution Dates preceding such date, over the aggregate amount of any reimbursements of Investor Charge-Offs for all Distribution Dates preceding such dates.

          "Miscellaneous Payments" for any Collection Period means the sum of
     (a) Adjustment Payments and Transfer Deposit Amounts received with respect to such Collection Period and (b) Unallocated

     Principal Collections on such Distribution Date available to be treated as Miscellaneous Payments as described below under "Principal Collections for all Series".

          "Principal Allocation Percentage" for any Collection Period means the percentage equivalent (which shall never exceed 100%) of a fraction, the numerator of which is the Invested Amount as of the last day of the Revolving Period and the denominator of which is the Pool Balance as of the last day of the immediately preceding Collection Period.

          "Series 1996-1 Allocation Percentage" means, for any Collection Period, the percentage equivalent of a fraction, the numerator of which is the Invested Amount as of the last day of the immediately preceding Collection Period and the denominator of which is the Trust Invested Amount as of such last day.

          "Trust Available Subordinated Amount" means the sum of the Aggregate Available Subordinated Amount and the aggregate available subordinated amounts for all other outstanding Series.

          "Trust Invested Amount" means, with respect to any Collection Period, the sum of the Invested Amount and the invested amounts for all other outstanding Series.

The Floating Allocation Percentage and the Principal Allocation Percentage will be adjusted for any Collection Period in which Additional Accounts are designated to reflect the additional Receivables added to the Trust.

     Principal Collections for all Series. Principal Collections allocated to the Certificateholders' Interest, for any Collection Period with respect to the Accumulation Period or any Early Amortization Period, will first be allocated to make required payments of principal to the Principal Funding Account during the Accumulation Period and to the Certificateholders during the Early Amortization Period. See "Distributions from the Collection Account; Reserve Fund -- Principal Collections" and "Distributions". The Servicer will determine the amount of Available Certificateholder Principal Collections for any Collection Period remaining after such required payments and the amount of any similar excess for any other Series ("Excess Principal Collections"). The Servicer will allocate Excess Principal Collections to cover any principal distributions to certificateholders for any Series which are either scheduled or permitted and which have not been covered out of Principal Collections and certain other amounts allocated to such Series ("Principal Shortfalls"). Excess Principal Collections will generally not be used to cover investor charge-offs for any Series. If Principal Shortfalls exceed Excess Principal Collections for any Collection Period, Excess Principal Collections will be allocated pro rata among the applicable Series based on the relative amounts of Principal Shortfalls. To the extent that Excess Principal Collections exceed Principal Shortfalls, the balance will be paid to the Seller if the Seller's Participation Amount (determined after giving effect to any Principal Receivables transferred to the Trust on such date) exceeds the Trust Available Subordinated Amount for the immediately preceding Determination Date (after giving effect to the allocations, distributions, withdrawals and deposits to be made on the Distribution Date immediately following such Determination Date). Any amount not allocated to the Seller because the Seller's Participation Amount does not exceed the Trust Available Subordinated Amount will be held unallocated ("Unallocated Principal Collections") until the Seller's Participation Amount exceeds the Trust Available Subordinated Amount, at which time such amount will be allocated to the Seller, or until an early amortization event occurs or an amortization period commences for any Series, after which such amount will be treated as a Miscellaneous Payment.

ALLOCATION OF COLLECTIONS; DEPOSITS IN COLLECTION ACCOUNT; LIMITED SUBORDINATION OF SELLER'S INTEREST

     The Servicer, no later than two business days after the processing date, will deposit all collections received with respect to the Receivables (excluding, with certain exceptions, certain portions thereof allocable to the Seller) in each Collection Period into the Collection Account. Notwithstanding the foregoing requirement for daily deposits, for so long as (i) Ford Credit remains the Servicer under the Pooling and Servicing Agreement, (ii) no Servicer Default has occurred and is continuing and (iii) (x) Ford Credit is a wholly-owned subsidiary of Ford and Ford Credit has and maintains a short-term debt rating of at least A-1 by Standard & Poor's and P-1 by Moody's, (y) Ford Credit arranges for and maintains a letter of credit or other form of Enhancement in respect of the Servicer's obligation to make deposits of collections on the Receivables in the Collection Account that is acceptable in form and substance to each Rating Agency or (z) Ford Credit otherwise obtains the Rating Agency confirmations described below, then, subject to any limitations in the confirmations referred to below, Ford Credit need not deposit collections into the Collection Account on the day indicated in the preceding sentence but may use for its own benefit all such collections until the business day immediately preceding the related Distribution Date, at which time Ford Credit will make such deposits in an amount equal to the net amount of such deposits and withdrawals which would have been made had the conditions of this sentence not applied; provided, however, that prior to ceasing daily deposits as described above the Seller shall have delivered to the Trustee written confirmation from the applicable Rating Agencies that the failure by Ford Credit to make daily deposits will not result in a reduction or withdrawal of the rating of the Certificates or any other outstanding Series or class of certificates. In addition, during any Collection Period the Servicer will generally be required to deposit Interest Collections and Principal Collections into the Collection Account only to the extent of the distributions required to be made to certificateholders, the amounts required to be deposited into any deposit, trust, reserve or similar account maintained for the benefit of certificateholders and the amounts required to be paid to any Enhancement Provider on the Distribution Date relating to such Collection Period and if, at any time prior to such Distribution Date, the amount of collections deposited in the Collection Account exceeds the amount required to be deposited, the Servicer will be permitted to withdraw such excess from the Collection Account.

     On any date on which collections are deposited in the Collection Account, the Servicer will distribute directly to the Seller an amount equal to (a) the Excess Seller's Percentage for the related Collection Period of Interest Collections for such date and (b) the Excess Seller's Percentage for the related Collection Period of Principal Collections for such date, if the Seller's Participation Amount (determined after giving effect to any Principal Receivables transferred to the Trust on such date ) exceeds the Trust Available Subordinated Amount for the immediately preceding Determination Date (after giving effect to the allocations, distributions, withdrawals and deposits to be made on the Distribution Date immediately following such Determination Date). In addition, during the Revolving Period, subject to certain limitations, the Servicer will distribute directly to the Seller on each such date of deposit an amount equal to the Available Seller's Principal Collections for such date, if the Seller's Participation Amount (determined after giving effect to any Principal Receivables transferred to the Trust on such date) exceeds the Trust Available Subordinated Amount for the immediately preceding Determination Date (after giving effect to the allocations, distributions, withdrawals and deposits to be made on the Distribution Date immediately following such Determination
Date).

          "Available Seller's Collections" for any date means the sum of (a) the Available Seller's Interest Collections for such date and (b) the Available Seller's Principal Collections for such date; provided, however, that the Available Seller's Collections will be zero for any Collection Period with respect to which the Available Subordinated Amount is zero on the Determination Date immediately following the end of such Collection Period.

          "Available Seller's Interest Collections" for any date means an amount equal to the result obtained by multiplying (a) the excess of (i) the Seller's Percentage for the related Collection Period over (ii) the Excess Seller's Percentage for such Collection Period by (b) Interest Collections for such date.

          "Available Seller's Principal Collections" for any date means an amount equal to the product of (a) the excess of (i) the Seller's Percentage for the related Collection Period over (ii) the Excess Seller's Percentage for such Collection Period and (b) Principal Collections for such date.

          "Excess Seller's Percentage" for any Collection Period means a percentage (which percentage shall never be less than 0% nor more than 100%) equal to (a) 100% minus, when used with respect to Interest Collections, the sum of (i) the aggregate of the floating allocation percentages for each outstanding Series with respect to such Collection Period and (ii) the percentage equivalent of a fraction, the numerator of which is the aggregate of the aggregate available subordinated amounts for each outstanding Series as of the Determination Date occurring in the immediately preceding Collection Period (after giving effect to the allocations, distributions, withdrawals and deposits to be made on the Distribution Date immediately following such Determination Date), and the denominator of which is the

     Pool Balance as of the last day of such immediately preceding Collection Period and (b) 100% minus, when used with respect to Principal Collections the sum of (i) the sum of the aggregate of the principal allocation percentages for each outstanding Series in its amortization, accumulation or early amortization period with respect to such Collection Period and the aggregate of the floating allocation percentages for each outstanding Series in its revolving period with respect to such Collection Period and
     (ii) the percentage described in clause (a)(ii) above for such Collection Period.

          "Seller's Participation Amount" for any date means an amount equal to the Pool Balance on such date minus the aggregate of invested amounts for all outstanding Series on such date.

          "Seller's Percentage" means 100% minus (a) when used with respect to Interest Collections, the aggregate of the floating allocation percentages for each outstanding Series (including the Certificates), and (b) when used with respect to Principal Collections, the sum of (i) the aggregate of the floating allocation percentages for each outstanding Series (including the Certificates, if applicable) in its revolving period and (ii) the aggregate of the principal allocation percentages for each outstanding Series (including the Certificates, if applicable) in its amortization, accumulation or early amortization period, but in each case shall not be less than 0%.

     Deficiency Amount. On each Determination Date, the Servicer will determine for the Certificates the amount (the "Deficiency Amount"), if any, by which (a) the sum of (i) Monthly Interest for the following Distribution Date, (ii) Monthly Interest accrued but not paid with respect to prior Distribution Dates (and interest thereon), (iii) the Monthly Servicing Fee for such Distribution Date, (iv) the Investor Default Amount for such Distribution Date, (v) the amount of any Adjustment Payment allocated to the Certificates for such Distribution Date that has not been deposited in the Collection Account as required under the Pooling and Servicing Agreement and (vi) Net Trust Swap Payments, exceeds (b) the sum of (i) Certificateholder Interest Collections, Investment Proceeds and Net Trust Swap Receipts, if any, for such Distribution Date and (ii) the amount of funds in the Reserve Fund on such Distribution Date available to fund the amount by which the amount in clause (a) exceeds the amount in clause (b)(i) as described under "Interest Collections". The lesser of the Deficiency Amount and the Available Subordinated Amount is the "Draw Amount".

          "Monthly Interest" for any Distribution Date shall mean an amount equal to one-twelfth of the product of (a) the Certificate Rate and (b) the outstanding principal balance of the Certificates as of the close of business on the preceding Distribution Date after giving effect to all repayments of principal made to the Certificateholders on such preceding Distribution Date, if any; provided, however, that, with respect to the first Distribution Date, Monthly Interest shall be equal to $3,055,555.55.

     Required Subordinated Amount. The "Required Subordinated Amount" shall mean, as of any date of determination, the sum of (i) the product of the Subordinated Percentage and the Invested Amount and (ii) the Incremental Subordinated Amount. On the Closing Date such amount is $88,888,889.

     Available Subordinated Amount. The Available Subordinated Amount for a Determination Date is equal to (i) the lesser of (a) the Available Subordinated Amount for the preceding Determination Date, minus, with certain limitations, the Draw Amount for such preceding Determination Date, minus funds from the Reserve Fund applied to cover any portion of the Investor Default Amount, plus the amount of Excess Servicing available to be paid to the Seller as described under "Distributions from the Collection Account; Reserve Fund -- Excess Servicing", minus the Incremental Subordinated Amount for such preceding Determination Date, plus the Incremental Subordinated Amount for the current Determination Date and (b) the sum of (1) the product of the Subordinated Percentage and the Invested Amount plus (2) the Incremental Subordinated Amount for the current Determination Date, minus (ii) the Subordinated Percentage of funds added or to be added to the Excess Funding Account since the prior Distribution Date to the succeeding Distribution Date, plus (iii) the Subordinated Percentage of funds withdrawn or to be withdrawn from the Excess Funding Account since the prior Distribution Date to the succeeding Distribution Date and paid to the Seller or allocated to one or more Series. The Available Subordinated Amount for the first Determination Date is equal to the Required Subordinated Amount. The "Incremental Subordinated

Amount" on any Determination Date will equal the result obtained by multiplying
(a) a fraction, the numerator of which is the sum of the Invested Amount on the last day of the immediately preceding Collection Period and the Available Subordinated Amount for such Determination Date (calculated without subtracting or adding the Incremental Subordinated Amount for such Determination Date as described in clause (a) above), and the denominator of which is the Pool Balance on such last day by (b) the excess, if any, of (x) the sum of the Overconcentration Amount, the Installment Balance Amount and the aggregate amount of Ineligible Receivables on such Determination Date over (y) the aggregate amount of Ineligible Receivables, Receivables in Accounts containing Dealer Overconcentrations and Receivables in Installment Balances, in each case that became Defaulted Receivables during the preceding Collection Period and are subject to reassignment from the Trust, unless certain insolvency events relating to the Seller or Ford Credit have occurred, as further described in the Pooling and Servicing Agreement.

     The "Subordinated Percentage" will initially equal the percentage equivalent of a fraction, the numerator of which is 10% and the denominator of which will be the excess of 100% over 10%. The Seller may, in its sole discretion, at any time increase the Available Subordinated Amount for so long as the cumulative amount of such increases does not exceed the lesser of (i) $8,888,889 or (ii) 1.11% of the Invested Amount on such date. The Seller is not under any obligation to increase the Available Subordinated Amount at any time. If the Available Subordinated Amount were reduced to less than the Required Subordinated Amount, an Early Amortization Event would occur. The Seller could elect to increase the Available Subordinated Amount at the time such an Early Amortization Event would otherwise occur, thus preventing or delaying the occurrence of the Early Amortization Event.

     Swap Available Subordinated Amount. In the event that the Interest Rate Swap is terminated in accordance with its terms (which event shall result in an Early Amortization Event), any Deficiency Amount shall be paid to the extent funds are available therefor by applying, in addition to any amounts allocated with respect to the Available Subordinated Amount, Interest Collections and Principal Collections allocated to the Seller to the extent of the Swap Available Subordinated Amount. The Swap Available Subordinated Amount for the first Determination Date is $4,000,000 (the "Initial Swap Subordinated Amount"). The Swap Available Subordinated Amount for each subsequent Determination Date will be the Swap Available Subordinated Amount for the previous Determination Date minus the amount, if any, of such draws made on the Swap Available Subordinated Amount.

DISTRIBUTIONS FROM THE COLLECTION ACCOUNT; RESERVE FUND

     Interest Collections. On each Distribution Date, the Trustee will apply Certificateholder Interest Collections, Investment Proceeds and Net Trust Swap Receipts, if any, in respect of the related Collection Period to make the following distributions in the following order of priority:

          (i) an amount equal to Monthly Interest for such Distribution Date (net of any Net Trust Swap Receipts not required to be paid on such date), plus the amount of any Monthly Interest previously due but not distributed on a prior Distribution Date (plus, but only to the extent permitted under applicable law, interest at the applicable Certificate Rate on Monthly Interest previously due but not distributed), shall be deposited to the Interest Funding Account; and Net Trust Swap Payments, if any, will be paid to the Swap Counterparty;

          (ii) an amount equal to the Monthly Servicing Fee for such Distribution Date shall be distributed to the Servicer (unless such amount has been netted against deposits to the Collection Account as described above or waived as described below);

          (iii) an amount equal to the Reserve Fund Deposit Amount, if any, for such Distribution Date shall be deposited in the Reserve Fund;

          (iv) an amount equal to the Investor Default Amount, if any, for such Distribution Date shall be treated as a portion of Available
     Certificateholder Principal Collections for such Distribution Date; and

          (v) the balance shall constitute Excess Servicing.

     If such Certificateholder Interest Collections, Investment Proceeds and Net Trust Swap Receipts, if any, are not sufficient to make the entire distributions required by clauses (i) and (ii) and (iv), the Trustee shall withdraw funds from the Reserve Fund and apply such funds to complete, to the extent available, the distributions pursuant to such clauses in the numerical order thereof; provided that during an Early Amortization Period, the application of funds in the Reserve Fund to cover the amount in clause (iv) will be reduced or eliminated to the extent necessary to maintain the amount in the Reserve Fund at least equal to $1,000,000.

     If there is a Draw Amount for such Distribution Date, the Trustee shall apply the amount of Available Seller's Collections for the related Collection Period on deposit in the Collection Account on such Distribution Date, but only up to the Draw Amount, to make the distributions required by clauses (i), (ii) and (iv) above that have not been made through the application of funds from the Reserve Fund as described in the preceding paragraph. If the sum of the draw amounts (including the Draw Amount) for all Series in respect of a Distribution Date exceeds such Available Seller's Collections for the related Collection Period, then such Available Seller's Collections will be allocated among those Series with draw amounts pro rata on the basis of such draw amounts. The Available Subordinated Amount will be reduced by the amount of Available Seller's Collections so applied in respect of the Certificates. If the Draw Amount exceeds such Available Seller's Collections, the Available Subordinated Amount will be reduced by the amount of such excess, but not by more than the sum of the Investor Default Amount for such Distribution Date and the amount of any Adjustment Payments allocable to the Certificates and not paid by the Seller.

          "Certificateholder Interest Collections" for any Distribution Date means the portion of Interest Collections for the related Collection Period allocated to the Certificateholders' Interest as described under "Allocation Percentages -- Allocation to the Certificateholders' Interest".

          "Investment Proceeds" for any Distribution Date means an amount equal to the sum of (a) the net investment earnings credited to the Collection Account on the related Determination Date with respect to funds held in the Reserve Fund, (b) the Series 1996-1 Allocation Percentage of net investment earnings credited to the Collection Account on the related Determination Date with respect to funds held in the Collection Account and (c) all net investment income earned on amounts in the Excess Funding Account, the Principal Funding Account and the Interest Funding Account since the preceding Distribution Date.

          "Excess Servicing" for any Distribution Date means the amount described in clause (vi) above.

     Reserve Fund. An Eligible Deposit Account will be established and maintained in the name of the Trustee for the benefit of the Certificateholders (the "Reserve Fund"). No deposit will be made into the Reserve Fund prior to the first Distribution Date. The "Reserve Fund Required Amount" means an amount which upon any Distribution Date will equal 0.35% of the outstanding principal balance of the Certificates for such Distribution Date (after giving effect to any change therein on such Distribution Date). If, after giving effect to the allocations, distributions and deposits in the Reserve Fund described above under "Interest Collections", the amount in the Reserve Fund is less than the Reserve Fund Required Amount for the next following Distribution Date, the Trustee shall deposit any remaining Available Seller's Collections for the related Collection Period into the Reserve Fund until the amount in the Reserve Fund is equal to such Reserve Fund Required Amount. The "Reserve Fund Deposit Amount" is the amount, if any, by which the Reserve Fund Required Amount exceeds the amount on deposit in the Reserve Fund. Funds in the Reserve Fund will be invested in the same manner in which funds in the Collection Account may be invested. On each Determination Date, the Servicer will credit to the Collection Account any investment earnings (net of losses and investment expenses) with respect to the Reserve Fund. After the earlier of the payment in full of the outstanding principal balance of the Certificates and the Termination Date, any funds remaining on deposit in the Reserve Fund will be paid to the Seller.

     If, for any Distribution Date with respect to an Early Amortization Period, after giving effect to the allocations, distributions and deposits described in the preceding paragraph, the amount in the Reserve Fund is less than the Excess Reserve Fund Required Amount for such Distribution Date, the Trustee shall deposit the remaining Available Seller's Collections for the related Collection Period into the Reserve Fund until the amount in the Reserve Fund is equal to such Excess Reserve Fund Required Amount. The "Excess Reserve Fund Required Amount" for any Distribution Date means an amount equal to the greater of (a) 5% of the Initial Principal Amount of the Certificates and (b) the excess of (i) the sum of (x) the Available Subordinated Amount on the preceding Determination Date (after giving effect to the allocations, distributions, withdrawals and deposits to be made on such Determination Date) and (y) an amount equal to (A) the excess of the Required Participation Percentage over 100%, multiplied by (B) the outstanding principal balance of the Certificates on such Determination Date (after giving effect to any changes therein on such Determination Date) over (ii) the Seller's Interest on such Determination Date (after giving effect to changes therein on such Determination Date); provided that the Excess Reserve Fund Required Amount shall not exceed such Available Subordinated Amount.

     In connection with the allocations to reserve funds referred to in the two preceding paragraphs, if the remaining Available Seller's Collections are not sufficient to fund the reserve funds for all outstanding Series (including the Certificates), then such remaining Available Seller's Collections will be allocated to such reserve funds (including the Reserve Fund, if applicable) pro rata on the basis of the respective amounts required to be deposited in such reserve funds.

     Excess Servicing. On each Distribution Date, the Servicer will allocate Excess Servicing with respect to the Collection Period immediately preceding such Distribution Date, in the following order of priority:

          (a) an amount equal to the aggregate amount of Investor Charge-Offs which have not been previously reimbursed (after giving effect to the allocation on such Distribution Date of Series 1996-1 Allocation Percentage of Miscellaneous Payments with respect to such Distribution Date) will be allocated in the same manner as Available Certificateholder Principal Collections for such Distribution Date;

          (b) an amount equal to the aggregate outstanding amounts of the Monthly Servicing Fee which have been previously waived as described under "Servicing Compensation and Payment of Expenses" will be distributed to the Servicer; and

          (c) the balance, if any, shall be distributed to the Seller and shall increase the Available Subordinated Amount as described in the definition thereof.

     Principal Collections. On each Distribution Date, the Servicer will allocate Available Certificateholder Principal Collections as follows:

          (a) for each Distribution Date with respect to the Revolving Period, all Available Certificateholder Principal Collections will be allocated, first, to make a deposit to the Excess Funding Account if the sum of (i) the Certificateholders' Interest in Principal Receivables and (ii) the amount on deposit in the Excess Funding Account prior to the allocation on such Distribution Date is less than the outstanding principal balance of the Certificates and, second, to Excess Principal Collections as described under "Allocation Percentages -- Principal Collections for all Series"; and

          (b) for each Distribution Date with respect to the Accumulation Period or any Early Amortization Period:

             (i) an amount equal to Monthly Principal for such Distribution Date will be deposited to the Principal Funding Account; and

             (ii) the balance, if any, will be allocated to Excess Principal Collections.

     In the event that the aggregate Invested Amount is greater than zero on the Termination Date, any funds remaining in the Reserve Fund (after the application of funds in the Reserve Fund as described above under "Interest Collections") will be treated as a portion of Available Certificateholder Principal Collections for the Distribution Date occurring on the Termination Date.

          "Available Certificateholder Principal Collections" for any Distribution Date means the sum of (a) the product of (i) the Floating Allocation Percentage, with respect to the Revolving Period, or the Principal Allocation Percentage, with respect to the Accumulation Period or any Early Amortization

     Period, for the related Collection Period and (ii) Principal Collections deposited in the Collection Account for the related Collection Period, (b) the amount, if any, of Interest Collections, funds in the Reserve Fund and Available Seller's Collections allocated to cover the Investor Default Amount or reimburse Investor Charge-Offs, (c) the Series 1996-1 Allocation Percentage of Miscellaneous Payments on deposit in the Collection Account for such Distribution Date and (d) Excess Principal Collections, if any, from other Series allocated to Series 1996-1.

          "Monthly Principal" with respect to any Distribution Date relating to the Accumulation Period or any Early Amortization Period will equal Available Certificateholder Principal Collections for such Distribution Date; provided, however, that for each Distribution Date with respect to the Accumulation Period, Monthly Principal may not exceed the Controlled Distribution Amount for such Distribution Date; and provided, further, that Monthly Principal will not exceed the Invested Amount.

          "Controlled Distribution Amount" for a Distribution Date means the excess, if any, of (i) the product of the Controlled Amortization Amount and the number of Distribution Dates with respect to the Accumulation Period through and including such Distribution Date over (ii) the amount on deposit in the Principal Funding Account (including any amounts deposited therein from the Excess Funding Account), before giving effect to any withdrawals from or deposits to such account on such Distribution Date.

          "Controlled Amortization Amount" means an amount equal to the Invested Amount as of August 15, 2000 (after giving effect to any changes therein on such date) divided by the number of months comprising the Accumulation Period Length.

INTEREST FUNDING ACCOUNT

     The Servicer will establish and maintain in the name of the Trustee, on behalf of the Trust, an Eligible Deposit Account for the benefit of the Certificateholders (the "Interest Funding Account"). On each Distribution Date Monthly Interest will be deposited in the Interest Funding Account as provided above under "Distributions from the Collection Account; Reserve Fund"; provided that if an Early Amortization Event occurs (unless, in limited circumstances with respect to the required addition of Accounts, such Early Amortization Event shall have been cured), or an Asset Composition Event shall have occurred, interest will be distributed to the Certificateholders on the first Distribution Date following such Early Amortization Event or Asset Composition Event (but, in the case of an Asset Composition Event, only to the extent needed to cure such event) and, to the extent provided herein in respect of an Early Amortization Event, on subsequent Special Payment Dates.

     All amounts on deposit in the Interest Funding Account on any Distribution Date (after giving effect to distributions to be made on such Distribution Date) (the "Interest Funding Account Balance") will be invested from the date of their deposit to a date on or prior to the next succeeding Distribution Date (or the next succeeding Special Payment Date, if applicable) by the Trustee at the direction of the Servicer in Eligible Investments. On each Distribution Date, the interest and other investment income on the Interest Funding Account Balance will be paid to the Collection Account and distributed on such Distribution Date.

PRINCIPAL FUNDING ACCOUNT

     The Servicer will establish and maintain in the name of the Trustee, on behalf of the Trust, an Eligible Deposit Account for the benefit of the Certificateholders (the "Principal Funding Account"). On each Distribution Date with respect to the Accumulation Period, Monthly Principal will be deposited in the Principal Funding Account as provided above under "Distributions from the Collection Account; Reserve Fund"; provided that if an Early Amortization Event occurs during the Accumulation Period (unless, in limited circumstances with respect to the required addition of Accounts, such Early Amortization Event shall have been cured), the Principal Funding Account Balance (as defined below) shall be paid to the Certificateholders on the first Special Payment Date.

     All amounts on deposit in the Principal Funding Account on any Distribution Date (after giving effect to distributions to be made on such Distribution Date) (the "Principal Funding Account Balance") will be invested from the date of their deposit to a date on or prior to the succeeding Distribution Date (or the next succeeding Special Payment Date, if applicable) by the Trustee at the direction of the Servicer in One-Month LIBOR based investments rated in the highest short-term category of each Rating Agency or in such other investments that are acceptable to each Rating Agency and the Swap Counterparty. On each Distribution Date, the interest and other investment income on the Principal Funding Account Balance will be applied as provided above under "Distributions from the Collection Account; Reserve Fund".

DISTRIBUTIONS

     Payments to Certificateholders will be made from the Interest Funding Account, the Principal Funding Account and the Excess Funding Account. The Servicer shall instruct the Trustee to apply the funds on deposit in the Interest Funding Account, the Principal Funding Account and the Excess Funding Account and shall instruct the Trustee or the Paying Agent to make, without duplication, the following distributions:

          (a) On each Semi-Annual Payment Date, on each Special Payment Date and on each Distribution Date following an Asset Composition Event, all amounts on deposit in the Interest Funding Account to the extent required to pay accrued interest on the Certificates (or, in the case of an Asset Composition Event, to the extent described above under "Asset Composition Event") will be distributed to Certificateholders;

          (b) On each Special Payment Date and on the Expected Final Payment Date, the Principal Funding Account Balance, the amount on deposit in the Excess Funding Account and any amounts in the Interest Funding Account after the payment of accrued interest on the Certificates shall be distributed to Certificateholders up to a maximum amount on any such date equal to the excess of the outstanding principal amount of the Certificates over unreimbursed Investor Charge-Offs, each on such date; and

          (c) On any Distribution Date following an Asset Composition Event, the Asset Correction Amount will be distributed to the Certificateholders, first, from amounts on deposit in the Interest Funding Account and, second, from amounts on deposit in the Excess Funding Account.

DEFAULTED RECEIVABLES AND RECOVERIES

     "Defaulted Receivables" on any Determination Date are (i) all Receivables which were charged off as uncollectible in respect of the immediately preceding Collection Period and (ii) all Receivables which were Eligible Receivables when transferred to the Trust, which arose in an Account which became an ineligible Account after the date of transfer of such Receivables to the Trust and which were not Eligible Receivables for any six consecutive Determination Dates thereafter. The "Defaulted Amount" for any Collection Period will be an amount (which shall not be less than zero) equal to (a) the principal amount of Receivables that became Defaulted Receivables during the preceding Collection Period less (b) the full amount of any Defaulted Receivables subject to reassignment to the Seller or purchase by the Servicer for such Collection Period unless certain events of bankruptcy, insolvency, or receivership have occurred with respect to either of the Seller or the Servicer, in which event the Defaulted Amount will not be reduced for those Defaulted Receivables. Receivables will be charged off as uncollectible in accordance with the Servicer's customary and usual policies and procedures for servicing its own comparable revolving dealer wholesale loan accounts. A portion of the Defaulted Amount equal to the product of (x) the Defaulted Amount for such Collection Period and (y) the Floating Allocation Percentage for such Collection Period will be allocated to the Certificateholders. The portion of the Defaulted Amount allocated to the Certificateholders is referred to as the "Investor Default Amount".

     If the Servicer adjusts the amount of any Receivable because of a rebate, billing error or certain other noncash items to a Dealer, or because such Receivable was created in respect of inventory which was refused or returned by a Dealer, the principal amount of the Seller's Interest will be reduced by the amount of the adjustment or charge-off. After any such reduction in the amount of the Seller's Interest occurs, the amount of such Receivable described above will be deducted from the Pool Balance. Furthermore, to the extent that the reduction in the Seller's Interest would reduce the Seller's Participation Amount below the Trust Available Subordinated Amount for the immediately preceding Determination Date (after giving effect to the allocations, distributions, withdrawals and deposits to be made on the Distribution Date immediately following such Determination Date), the Seller will be required to deposit a cash amount equal to such deficiency into the Collection Account in immediately available funds (an "Adjustment Payment") on the day on which such adjustment occurs.

INVESTOR CHARGE-OFFS

     If the Available Subordinated Amount is reduced to zero, and on any Distribution Date the Deficiency Amount is greater than zero, the Invested Amount will be reduced by the Deficiency Amount, but not by more than the Investor Default Amount for such Distribution Date (an "Investor Charge-Off"). Any reduction in the Invested Amount will have the effect of slowing or reducing the return of principal to the Certificateholders. If the Invested Amount has been reduced by any Investor Charge-Offs, it will thereafter be increased on any Distribution Date (but not by an amount in excess of the aggregate Investor Charge-Offs) by the sum of (a) the Series 1996-1 Allocation Percentage of Miscellaneous Payments for such Distribution Date and (b) the amount of Excess Servicing allocated and available for such purpose as described above.

OPTIONAL REPURCHASE

     On any Distribution Date occurring after the Invested Amount of the Certificates is reduced to 10% of the initial outstanding principal amount of the Certificates or less, the Seller will have the option, subject to certain conditions, to repurchase the Certificateholders' Interest. The purchase price will be equal to the Reassignment Amount. The purchase price will be deposited in the Collection Account in immediately available funds on the Distribution Date on which the Seller exercises such option. Following any such purchase, the Certificateholders will have no further rights with respect to the Certificateholders' Interest, other than the right to receive the final distribution on the Certificates. In the event that the Seller fails for any reason to deposit such purchase price, payments will continue to be made to the Certificateholders as described under "Distributions from the Collection Account; Reserve Fund".

EARLY AMORTIZATION EVENTS

     Commencing on the first Distribution Date following the Collection Period in which an Early Amortization Event has occurred, Principal Collections allocable to the Certificateholders' Interest will no longer be paid to FCAR or allocated to any other Series but instead will be distributed to Certificateholders monthly on each Distribution Date, except as described below, and the Controlled Distribution Amount will no longer apply to distributions of principal on the Certificates. An "Early Amortization Event" refers to any of the following events:

          1. failure on the part of FCAR, the Servicer or Ford Credit, as applicable, (i) to make any payment or deposit required by the Pooling and Servicing Agreement or the Receivables Purchase Agreement, including but not limited to any Transfer Deposit Amount or Adjustment Payment, on or before the date occurring two business days after the date such payment or deposit is required to be made therein; or (ii) to deliver a Distribution Date Statement on the date required under the Pooling and Servicing Agreement (or within the applicable grace period which will not exceed five business days); (iii) to comply with its covenant not to create any lien on a Receivable; or (iv) to observe or perform any other covenants or agreements set forth in the Pooling and Servicing Agreement or the Receivables Purchase Agreement, which failure has a materially adverse effect on the Certificateholders and which continues unremedied for a period of 45 days after written notice of such failure;

          2. any representation or warranty made by Ford Credit in the Receivables Purchase Agreement or by FCAR in the Pooling and Servicing Agreement or any information required to be given by FCAR to the Trustee to identify the Accounts proves to have been incorrect in any material respect when made and continues to be incorrect in any material respect for a period of 60 days after written notice and as a result the interests of the Certificateholders are materially and adversely affected; provided, however, that an

     Early Amortization Event shall not be deemed to occur thereunder if FCAR has repurchased the related Receivables or all such Receivables, if applicable, during such period in accordance with the provisions of the Pooling and Servicing Agreement;

          3. the occurrence of certain events of bankruptcy, insolvency or receivership relating to any of Ford Credit, FCAR or Ford;

          4. the Trust or FCAR becomes an investment company within the meaning of the Investment Company Act of 1940, as amended;

          5. a failure by FCAR to convey Receivables in Additional Accounts to the Trust within five business days after the day on which it is required to convey such Receivables pursuant to the Pooling and Servicing Agreement;

          6. on any Determination Date, the Available Subordinated Amount for the next Distribution Date will be reduced to an amount less than the Required Subordinated Amount on such Determination Date after giving effect to the distributions to be made on the next Distribution Date;

          7. any Servicer Default with respect to the Certificates occurs;

          8. on any Determination Date, as of the last day of the preceding Collection Period, the aggregate amount of Principal Receivables relating to Used Vehicles exceeds 10% of the Pool Balance on such last day;

          9. on any Determination Date, the average of the Monthly Payment Rates for the three preceding Collection Periods, where the Monthly Payment Rate for a Collection Period is the percentage obtained by dividing Principal Collections for such Collection Period by the daily average Pool Balance for such Collection Period, is less than 20%;

          10. the termination of the Interest Rate Swap in accordance with its terms; and

          11. the failure to pay the outstanding principal amount of the Certificates by the Expected Final Payment Date.

     Upon the occurrence of any event described above, an Early Amortization Event will be deemed to have occurred without any notice or other action on the part of any other party immediately upon the occurrence of such event. The Early Amortization Period will commence as of the day on which the Early Amortization Event occurs. Monthly distributions of principal to the Certificateholders will begin on the first Distribution Date following the Collection Period in which an Early Amortization Period has commenced and will continue, to the extent described under "Distributions" above, on subsequent Distribution Dates (each a "Special Payment Date").

     Under certain limited circumstances, an Early Amortization Period which commences prior to the scheduled end of the Revolving Period may terminate and the Revolving Period recommence. If an Early Amortization Period results from the failure by FCAR to convey Receivables in Additional Accounts to the Trust as described in paragraph 5 above during the Revolving Period and no other Early Amortization Event has occurred, the Early Amortization Period resulting from such failure will terminate and the Revolving Period will recommence (unless the scheduled termination date of the Revolving Period has occurred) as of the end of the first Collection Period during which the Seller would no longer be required to convey Receivables to the Trust. The Seller may no longer be required to convey Receivables as described above as a result of a reduction in the Invested Amount occurring due to principal payments made on the Certificates and the certificates of other outstanding Series during the Early Amortization Period or as a result of the subsequent addition of Receivables to the Trust.

     In addition to the consequences of an Early Amortization Event discussed above, if an insolvency event occurs with respect to FCAR, or FCAR violates its covenant not to create any lien on any Receivable, in each case as provided in the Pooling and Servicing Agreement, on the day of such insolvency event or such violation, as applicable, FCAR will (subject to the actions of the certificateholders) immediately cease to transfer Receivables to the Trust and promptly give notice to the Trustee of such insolvency event or violation, as applicable. Under the terms of the Pooling and Servicing Agreement, within 15 days the Trustee will publish a notice of such insolvency event or violation stating that the Trustee intends to sell, liquidate or otherwise dispose of the Receivables in a commercially reasonable manner and on commercially reasonable terms, unless within a specified period of time holders of Certificates and certificates of each other outstanding Series representing more than 50% of the aggregate outstanding principal amount of the certificates of each such Series (or, with respect to any Series with two or more classes, the certificates of each such class) and each person holding a Supplemental Certificate, instruct the Trustee not to sell, liquidate or dispose of the Receivables and to continue transferring Receivables as before such insolvency event or violation, as applicable. If the portion of such proceeds allocated to the Certificateholders' Interest and the proceeds of any collections on the Receivables in the Collection Account allocable to the Certificateholders' Interest are not sufficient to pay the aggregate unpaid principal balance of the Certificates in full plus accrued and unpaid interest thereon, Certificateholders will incur a loss. Notwithstanding the above, in the case of the violation of the covenant not to create a lien on any Receivable, the Trust will not sell the Receivables unless the proceeds allocable to the Certificateholders' Interest is sufficient to pay the aggregate unpaid principal balance of the Certificates in full plus accrued and unpaid interest thereon.

TERMINATION

     The Trust will terminate on the earlier to occur of (a) the day following the Distribution Date on which the aggregate Invested Amounts for all Series is zero, if the Seller elects to terminate the Trust at such time, and (b) December 31, 2012. Upon termination of the Trust, all right, title and interest in the Receivables and other funds of the Trust (other than amounts in the Collection Account for the final distribution of principal and interest to certificateholders) will be conveyed and transferred to FCAR.

     In any event, the last payment of principal and interest on the Certificates will be due and payable no later than the February 2003 Distribution Date (the "Termination Date"). In the event that the Invested Amount is greater than zero on the Termination Date, the Trustee will sell or cause to be sold (and apply the proceeds to the extent necessary to pay such remaining amounts to all Certificateholders) an interest in the Receivables or certain Receivables, as specified in the Pooling and Servicing Agreement, in an amount equal to 110% of the Invested Amount (after giving effect to deposits and distributions otherwise to be made on the Termination Date; provided, however, that in no event shall such amount exceed the Series 1996-1 Allocation Percentage of Receivables on such Termination Date). The net proceeds of such sale and any collections on the Receivables will be paid pro rata to Certificateholders on the Termination Date as the final payment of the Certificates.

INDEMNIFICATION

     The Pooling and Servicing Agreement provides that the Servicer will indemnify the Trust and the Trustee from and against any loss, liability, expense, damage or injury suffered or sustained arising out of any acts or omissions arising out of activities of the Trust or the Trustee or the Servicer pursuant to the Pooling and Servicing Agreement; provided that the Trust or the Trustee will not be so indemnified if such acts or omissions constitute fraud, gross negligence, breach of fiduciary duty or willful misconduct by the Trustee. In addition, the Servicer will not indemnify the Trust, the Trustee or the certificateholders for any act taken by the Trustee at the request of the certificateholders or for any tax required to be paid by the Trust or the certificateholders.

     The Pooling and Servicing Agreement provides that, except as described above and with certain other exceptions, neither the Seller, the Servicer nor any of their directors, officers, employees or agents will be under any liability to the Trust, the Trustee, the certificateholders or any other person for taking any action, or for refraining from taking any action, pursuant to the Pooling and Servicing Agreement. However, neither the Seller, the Servicer nor any of their directors, officers, employees or agents will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence of any such person in the performance of their duties or by reason of reckless disregard of their obligations and duties thereunder.

     In addition, the Pooling and Servicing Agreement provides that the Servicer is not under any obligation to appear in, prosecute or defend any legal action which is not incidental to its servicing responsibilities under the Pooling and Servicing Agreement. The Servicer may, in its sole discretion, undertake any such legal action which it may deem necessary or desirable for the benefit of certificateholders with respect to the Pooling and Servicing Agreement and the rights and duties of the parties thereto and the interest of the certificateholders thereunder.

COLLECTION AND OTHER SERVICING PROCEDURES

     Pursuant to the Pooling and Servicing Agreement, the Servicer is responsible for servicing, collecting, enforcing and administering the Receivables in accordance with customary and usual procedures for servicing its own revolving credit line dealer wholesale loans, except where the failure to so act would not materially and adversely affect the rights of the Trust.

     Ford Credit covenants that it may only change the terms relating to the Accounts if (i) in the Servicer's reasonable judgment, no Early Amortization Event will occur as a result of the change and (ii) the change is made applicable to the comparable segment of the portfolio of revolving credit line dealer wholesale loan accounts with similar characteristics owned or serviced by Ford Credit and not only to the Accounts.

     Servicing activities to be performed by the Servicer include collecting and recording payments, communicating with dealers, investigating payment delinquencies, evaluating the increase of credit limits, and maintaining internal records with respect to each Account. Managerial and custodial services performed by the Servicer on behalf of the Trust include providing assistance in any inspections of the documents and records relating to the Accounts and Receivables by the Trustee pursuant to the Pooling and Servicing Agreement, maintaining the agreements, documents and files relating to the Accounts and Receivables as custodian for the Trust and providing related data processing and reporting services for certificateholders and on behalf of the Trustee.

SERVICER COVENANTS

     In the Pooling and Servicing Agreement the Servicer covenants that: (a) it will duly satisfy all obligations on its part to be fulfilled under or in connection with the Receivables and Accounts, will maintain in effect all qualifications required in order to service the Receivables and Accounts and will comply in all material respects with all requirements of law in connection with servicing the Receivables and the Accounts, the failure to comply with which would have a materially adverse effect on the certificateholders of any outstanding Series; (b) it will not permit any rescission or cancellation of a Receivable except as ordered by a court of competent jurisdiction or other government authority; (c) it will do nothing to impair the rights of the certificateholders in the Receivables or Accounts; and (d) it will not reschedule, revise or defer payments due on any Receivable except in accordance with its guidelines for servicing revolving credit line dealer wholesale loans.

     Under the terms of the Pooling and Servicing Agreement, if the Seller or the Servicer discovers, or receives written notice, that any covenant of the Servicer set forth above has not been complied with in all material respects and such noncompliance has not been cured within 30 days thereafter (or such longer period as the Trustee may agree to) and has a materially adverse effect on the interests of all certificateholders in any Receivable or Account, Ford Credit, as Servicer, will purchase such Receivable or all Receivables in such Account, as applicable. If Ford Credit is the Servicer, such purchase will be made on the Determination Date following the expiration of the 30 day cure period and the Servicer will be obligated to deposit into the Collection Account an amount equal to the amount of such Receivable plus accrued and unpaid interest thereon in the Collection Account. The amount of such deposit shall be deemed a Transfer Deposit Amount. The purchase by the Servicer constitutes the sole remedy available to the certificateholders if such covenant or warranty of the Servicer is not satisfied and the Trust's interest in any such purchased Receivables shall be automatically assigned to the Servicer.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     The Servicer's compensation with respect to the Receivables for its servicing activities and reimbursement for its expenses will be a monthly servicing fee (the "Servicing Fee") in an amount payable in arrears on each Distribution Date prior to the Termination Date generally equal to one-twelfth of the product of (a) 1.0% or, if the Servicing Fee has been waived as described below, 0% for the Distribution Date in respect of which the Servicing Fee has been waived (the "Servicing Fee Rate"), and (b) the Pool Balance as of the last day of the second preceding Collection Period. The share of the Servicing Fee allocable to the Certificateholders with respect to any Distribution Date (the "Monthly Servicing Fee") generally will be equal to one-twelfth of the product of (a) the Servicing Fee Rate and (b) the Invested Amount as of the last day of the second preceding Collection Period. The remainder of the Servicing Fee shall be paid by the Seller and the certificateholders of other Series. The Monthly Servicing Fee shall be payable to the Servicer solely to the extent amounts are available for distribution therefor in accordance with the terms of the Pooling and Servicing Agreement.

     The Servicer will be permitted to waive its right to receive the Servicing Fee on any Distribution Date, so long as it believes that sufficient Interest Collections will be available on a future Distribution Date to pay the Monthly Servicing Fee relating to such waived Servicing Fee, in which case the Servicing Fee and the Monthly Servicing Fee for such Distribution Date shall be deemed to be zero.

     The Servicer will pay from its servicing compensation certain expenses incurred in connection with servicing the Accounts and the Receivables including, without limitation, payment of fees and disbursements of the Trustee and independent accountants and all other fees and expenses which are not expressly stated in the Pooling and Servicing Agreement to be payable by the Trust or the certificateholders other than federal, state and local income and franchise taxes, if any, of the Trust or the certificateholders.

CERTAIN MATTERS REGARDING THE SERVICER

     The Servicer may not resign from its obligations and duties under the Pooling and Servicing Agreement, except upon determination that such duties are no longer permissible under applicable law. No such resignation will become effective until the Trustee or a successor to the Servicer has assumed the Servicer's responsibilities and obligations under the Pooling and Servicing Agreement.

     Any person into which, in accordance with the Pooling and Servicing Agreement, the Servicer may be merged or consolidated or any person resulting from any merger or consolidation to which the Servicer is a party, or any person succeeding to the business of the Servicer, will be the successor to the Servicer under the Pooling and Servicing Agreement.

SERVICER DEFAULT

     In the event of any Servicer Default, the Trustee, by written notice to the Servicer, may terminate all of the rights and obligations of the Servicer, as servicer, under the Pooling and Servicing Agreement and in and to the Receivables and the proceeds thereof and appoint a new Servicer (a "Service Transfer") The rights and interest of the Seller under the Pooling and Servicing Agreement in the Seller's Interest will not be affected by any Service Transfer. The Trustee shall as promptly as possible appoint a successor Servicer and if no successor Servicer has been appointed by the Trustee and has accepted such appointment by the time the Servicer ceases to act as Servicer, all rights, authority, power and obligations of the Servicer under the Pooling and Servicing Agreement shall pass to and be vested in the Trustee. Prior to any Service Transfer, the Trustee will review any bids obtained from potential servicers meeting certain eligibility requirements set forth in the Pooling and Servicing Agreement to serve as successor Servicer for servicing compensation not in excess of the Servicing Fee plus certain excess amounts payable to the Seller.

     A "Servicer Default" refers to any of the following events:

          1. failure by the Servicer to make any payment, transfer or deposit, or to give instructions to the Trustee to make any payment, transfer or deposit, on the date the Servicer is required to do so under the Pooling and Servicing Agreement, which is not cured within a five business day grace period;

          2. failure on the part of the Servicer duly to observe or perform any other covenants or agreements of the Servicer in the Pooling and Servicing Agreement (exclusive of breaches of covenants in respect of which the Servicer repurchases the related Receivables, as described under "Servicer Covenants") which failure has a materially adverse effect on the certificateholders of any outstanding Series and which continues unremedied for a period of 30 days after the earlier of written notice or actual knowledge, or the Servicer delegates its duties under the Pooling and Servicing Agreement, except as specifically permitted thereunder;

          3. any representation, warranty or certification made by the Servicer in the Pooling and Servicing Agreement or in any certificate delivered pursuant to the Pooling and Servicing Agreement proves to have been incorrect in any material respect when made, which has a materially adverse effect on the rights of the certificateholders of any outstanding Series, and which materially adverse effect continues for a period of 60 days after written notice; or

          4. the occurrence of certain events of bankruptcy, insolvency or receivership with respect to the Servicer.

     Notwithstanding the foregoing, a delay in or failure of performance referred to under clause (1) above for a period of ten business days or referred to under clauses (2) or (3) for a period of 60 business days, shall not constitute a Servicer Default if such delay or failure was caused by an act of God or other similar occurrence. Upon the occurrence of any such event, the Servicer shall not be relieved from using its best efforts to perform its obligations in a timely manner in accordance with the terms of the Pooling and Servicing Agreement and the Servicer shall provide the Trustee, any Enhancement Provider, the Seller and the certificateholders prompt notice of such failure or delay by it, together with a description of its efforts to so perform its obligations. The Servicer shall immediately notify the Trustee in writing of any Servicer default reports.

REPORTS

     On each Distribution Date (including each Distribution Date that corresponds to a Semi-Annual Payment Date (including the Expected Final Payment
Date) or Special Payment Date), the Trustee will forward (or cause to be forwarded ) to each Certificateholder of record (which is expected to be Cede, as nominee for DTC, unless Definitive Certificates are issued) a statement (the "Distribution Date Statement") prepared by the Servicer setting forth the following information (which, in the case of (c), (d) and (e) below, will be stated on the basis of an original principal amount of $1,000 per Certificate if the Accumulation Period or an Early Amortization Period has commenced): (a) the aggregate amount of collections, the aggregate amount of Interest Collections and the aggregate amount of Principal Collections processed during the immediately preceding Collection Period; (b) the Series 1996-1 Allocation Percentage, the Floating Allocation Percentage and the Principal Allocation Percentage for such Collection Period; (c) the total amount, if any, distributed on the Certificates; (d) the amount of such distribution allocable to principal on the Certificates; (e) the amount of such distribution allocable to interest on the Certificates; (f) the Investor Default Amount for such Distribution Date;
(g) the Draw Amount, if any, for the preceding Collection Period; (h) the amount of the Investor Charge-Offs and the amounts of reimbursements thereof for the preceding Collection Period; (i) the amount of the Monthly Servicing Fee for the preceding Collection Period; (j) the Controlled Distribution Amount; (k) the Invested Amount, the Excess Funding Account balance and the outstanding principal balance of the Certificates for such distribution (after giving effect to all distributions which will occur on each Distribution Date); (l) the "pool factor" for the Certificates as of the Determination Date with respect to such Distribution Date (consisting of an eleven-digit decimal expressing the Invested Amount as of such Determination Date (determined after taking into account any reduction in the Invested Amount which will occur on such Distribution Date) as a portion of the Initial Invested Amount); (m) the Available Subordinated Amount for such Determination Date; (n) the Reserve Fund balance for such date; and (o) the Principal Funding Account Balance and the Interest Funding Account Balance with respect to such date.

     On or before January 31 of each calendar year, beginning with January 31, 1997, the Trustee will furnish (or cause to be furnished) to each person who at any time during the preceding calendar year was a

Certificateholder of record (which is expected to be Cede, as nominee for DTC, unless Definitive Certificates are issued ) a statement containing the information required to be provided by an issuer of indebtedness under the Code for such preceding calendar year or the applicable portion thereof during which such person was a Certificateholder, together with such other customary information as is required to be provided by an issuer of indebtedness under the Code and such other customary information as is necessary to enable the Certificateholders to prepare their United States federal income tax returns. Moreover, as long as the Certificateholder of record is Cede, as nominee for DTC, Certificate Owners will receive such tax information from Participants and Indirect Participants rather than from the Trustee. See "Certain Tax Matters".

EVIDENCE AS TO COMPLIANCE

     The Pooling and Servicing provides that on or before April 30 of each calendar year the Servicer will cause a firm of nationally recognized independent public accountants (who will also render other services to the Servicer or the Seller) to furnish a report relating to certain matters in connection with the servicing of Ford Credit's portfolio of wholesale receivables.

     The Pooling and Servicing Agreement provides for delivery to the Trustee on or before April 30 of each calendar year of a statement signed by an officer of the Servicer to the effect that the Servicer has fully performed, or caused to be fully performed its obligations in all material respects under the Pooling and Servicing Agreement throughout the preceding year or, if there has been a default in the performance of any such obligation, specifying the nature and status of the default.

     Copies of all statements, certificates and reports furnished to the Trustee may be obtained by a request in writing delivered to the Trustee.

AMENDMENTS

     The Pooling and Servicing Agreement may be amended by the Seller, the Servicer and the Trustee, without certificateholder consent, so long as any such action shall not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of the certificateholders.

     The Pooling and Servicing Agreement may be amended by the Seller, the Servicer and the Trustee with the consent of the holders of certificates evidencing not less than 66 2/3% of the aggregate unpaid principal amount of the certificates of all adversely affected Series for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of certificateholders. No such amendment, however, may (a) reduce in any manner the amount of, or delay the timing of, distributions required to be made on any certificate, (b) change the definition or the manner of calculating any certificateholders' interest, (c) reduce the amount available under any Enhancement, (d) adversely affect the rating of any Series or class by each Rating Agency without the consent of the holders of certificates of such Series or class evidencing not less than 66 2/3% of the aggregate unpaid principal amount of the certificates of such Series or class or (e) reduce the aforesaid percentage of the unpaid principal amount of certificates the holders of which are required to consent to any such amendment, in the case of (a), without the consent of the holder of such certificate and, in the case of (b), (c) and (e), without the consent of all certificateholders of the adversely affected Series. Promptly following the execution of any amendment to the Pooling and Servicing Agreement (other than an amendment described in the preceding paragraph), the Trustee will furnish written notice of the substance of such amendment to each certificateholder.

     The Pooling and Servicing Agreement may not be amended in any manner which materially adversely affects the interests of any Enhancement Provider without its prior consent.

LIST OF CERTIFICATEHOLDERS

     Upon written request of any three or more certificateholders of record the Trustee will afford such certificateholders access during business hours to the current list of certificateholders for purposes of communicating with other certificateholders with respect to their rights under the Pooling and Servicing Agreement. See "Book-Entry Registration" and "Definitive Certificates".

     The Pooling and Servicing Agreement will not provide for any annual or other meetings of Certificateholders.

THE TRUSTEE

     Chemical Bank, a New York banking corporation, as successor trustee to Manufacturers Hanover Trust Company, will act as Trustee under the Pooling and Servicing Agreement. The Trustee is located at 450 West 33rd Street, New York, New York 10001. The Seller, the Servicer and their respective affiliates may from time to time enter into normal banking and trustee relationships with the Trustee and its affiliates. The Trustee may hold Certificates in its own name with the same rights it would have if it were not the Trustee. In addition, for purposes of meeting the legal requirements of certain local jurisdictions, the Trustee shall have the power to appoint a co-trustee or separate trustees of all or a part of the Trust. In the event of such appointments, all rights, powers, duties and obligations shall be conferred or imposed upon the Trustee and such separate trustee or co-trustee jointly, or in any jurisdiction in which the Trustee shall be incompetent or unqualified to perform certain acts singly upon such separate trustee or co-trustee, who shall exercise and perform such rights, powers, duties and obligations solely at the direction of the Trustee.

     The Trustee may resign at any time, in which event the Seller will be obligated to appoint a successor Trustee. The Servicer may also remove the Trustee if the Trustee ceases to be eligible to continue as such under the Pooling and Servicing Agreement or if the Trustee becomes insolvent. In such circumstances, the Servicer may appoint a successor Trustee. Any resignation or removal of the Trustee and appointment of a successor Trustee does not become effective until the acceptance of the appointment by the successor Trustee.

               DESCRIPTION OF THE RECEIVABLES PURCHASE AGREEMENT

     The Receivables initially transferred to the Trust by FCAR were acquired by FCAR from Ford Credit pursuant to the Receivables Purchase Agreement. The following summary describes certain terms of the Receivables Purchase Agreement and is qualified in its entirety by reference to the Receivables Purchase Agreement.

SALE OR TRANSFER OF RECEIVABLES

     Pursuant to the Receivables Purchase Agreement, Ford Credit has sold and transferred to the Seller all of its right, title and interest in and to all of the Receivables and the Collateral Security as of the Initial Cut-Off Date and all of the Receivables thereafter created. As described herein, pursuant to the Pooling and Servicing Agreement, the Seller will transfer to the Trust all of its right, title and interest in and to the Receivables Purchase Agreement.

     In connection with the sale or transfer of the Receivables to the Seller, Ford Credit has and will continue to indicate in its computer files that the Receivables have been sold or transferred to the Seller, and that such Receivables have been transferred by the Seller to the Trust. In addition, Ford Credit provided to FCAR a computer file or microfiche or written list containing a true and complete list of all such Receivables, identifying the balances of the Receivables as of the Initial Cut-Off Date. The records and agreements relating to the Accounts and Receivables have not been, and will not be, segregated by Ford Credit from other documents and agreements relating to other accounts and receivables and will not be stamped or marked to reflect the sale or transfer of the Receivables to the Seller, but the computer records of Ford Credit have been marked to evidence such sale or transfer. Ford Credit will file UCC financing statements with respect to the Receivables meeting the requirements of Michigan state law. See "Risk Factors -- Certain Legal Aspects" and "Certain Legal Aspects of the Receivables -- Transfer of Receivables".

REPRESENTATIONS AND WARRANTIES

     Ford Credit has or will make certain representations and warranties to the Seller to the effect that, among other things, (a) as of the Initial Closing Date, the Closing Date and each Series Issuance Date, it was duly incorporated and in good standing and that it has the authority to consummate the transactions contemplated by the Receivables Purchase Agreement and (b) as of the Initial Cut-Off Date and the Series Cut-Off Date (or, in the case of an Additional Account, as of the Additional Cut-Off Date and Addition Date), each Account or Additional Account was an Eligible Account.

     Ford Credit has or will also make representations and warranties to the Seller relating to the Receivables to the effect, among other things, that (a) as of the Initial Closing Date, the Closing Date and each Series Issuance Date, each of the Accounts was or is an Eligible Account or, if it was or is an Ineligible Account on such date, such Account is being removed from the Trust in accordance with the requirements of the Pooling and Servicing Agreement, (b) the amount of Receivables that are reported as Ineligible Receivables transferred to the Seller on the Initial Cut-Off Date, the Series Cut-Off Date or any Additional Cut-Off Date for the purpose of facilitating the administration and reporting obligations of the Servicer is true and correct and there are no other Receivables that are Ineligible Receivables except as so reported and (c) as of the date any new Receivable is created, such Receivable is an Eligible Receivable. In the event of a breach of any representation and warranty set forth in this paragraph which results in an Ineligible Receivable and the requirement that the Seller accept retransfer of such Ineligible Receivable pursuant to the Pooling and Servicing Agreement, then Ford Credit shall repurchase such Ineligible Receivable from the Seller on the date of such retransfer. The purchase price for such Ineligible Receivable shall be the face amount thereof, of which at least the amount of any cash deposit required to be made by the Seller under the Pooling and Servicing Agreement in respect of the retransfer of such Ineligible Receivable shall be paid in cash.

     Ford Credit has or will also make representations and warranties to the Seller to the effect, among other things, that as of the Initial Closing Date, the Closing Date and each Series Issuance Date (a) the Receivables Purchase Agreement constitutes a legal, valid and binding obligation of Ford Credit and
(b) the Receivables Purchase Agreement constitutes a valid sale or transfer to the Seller of all right, title and interest of Ford Credit in and to the Receivables, whether then existing or thereafter created in the Accounts, the Collateral Security and the proceeds thereof which is effective as to each Receivable upon the creation thereof. If the breach of any of the representations and warranties described in this paragraph results in the obligation of the Seller under the Pooling and Servicing Agreement to accept retransfer of the Receivables, Ford Credit will be obligated to repurchase the Receivables retransferred to Ford Credit for an amount of cash equal to the amount of cash the Seller is required to deposit under the Pooling and Servicing Agreement in connection with such retransfer.

     Ford Credit will agree to indemnify the Seller and to hold the Seller harmless from and against any and all losses, damages and expenses (including reasonable attorneys' fees) suffered or incurred by the Seller if the foregoing representations and warranties are materially false.

CERTAIN COVENANTS

     In the Receivables Purchase Agreement, Ford Credit has covenanted that it will perform its obligations under the agreements relating to the Receivables and the Accounts in conformity with its then-current policies and procedures relating to the Receivables and the Accounts.

     Ford Credit has covenanted further that, except for the sale and conveyances under the Receivables Purchase Agreement and the interests created under the Pooling and Servicing Agreement, Ford Credit will not sell, pledge, assign or transfer any interest in the Receivables to any other person. Ford Credit also has covenanted to defend and indemnify the Seller for any loss, liability or expense incurred by the Seller in connection with a breach by Ford Credit of any of its representations, warranties or covenants contained in the Receivables Purchase Agreement.

     Ford Credit has agreed not to realize upon any security interest in a Vehicle that it may have in respect of advances or loans to Dealers other than the related Receivable until the Trust has fully realized on its security interest in such Receivable. See "The Dealer Floorplan Financing Business -- Intercreditor Agreement in respect of Security Interests in the Vehicles and the Non-Vehicle Collateral Security".

     In addition, Ford Credit has expressly acknowledged and consented to the Seller's assignment of its rights relating to the Receivables under the Receivables Purchase Agreement to the Trustee.

TERMINATION

     The Receivables Purchase Agreement will terminate immediately after the Trust terminates. In addition, if Ford Credit becomes party to any bankruptcy or similar proceeding (other than as a claimant) and, if such proceeding is not voluntary and is not dismissed within 60 days of its institution, Ford Credit will immediately cease to sell or transfer Receivables to the Seller and will promptly give notice of such event to the Seller and to the Trustee.

                    CERTAIN LEGAL ASPECTS OF THE RECEIVABLES

TRANSFER OF RECEIVABLES

     On the Initial Closing Date, Ford Credit sold and assigned the Receivables to the Seller, which Receivables were immediately sold and assigned to the Trust. The Seller has represented and warranted and will represent and warrant on the Closing Date that such sale to the Trust constituted a valid transfer and assignment to the Trust of all right, title and interest of the Seller in and to the Receivables and that, under the UCC (as in effect in Michigan), there exists a valid, subsisting and enforceable first priority perfected ownership interest in the Receivables, in existence at the time of the formation of the Trust or at the date of addition of any Additional Accounts, in favor of the Trust and a valid, subsisting and enforceable first priority perfected ownership interest in the Receivables created thereafter in favor of the Trust on and after their creation. However, the transfer of Receivables by the Seller to the Trust could be deemed to create a security interest under the UCC. For a discussion of the Trust's rights arising from these representations and warranties not being satisfied, see "Description of the Certificates -- Representations and Warranties".

     Each of Ford Credit and the Seller has represented that the Receivables are "chattel paper" for purposes of the UCC as in effect in Michigan. If the Receivables are deemed to be chattel paper and the transfer thereof by either Ford Credit to the Seller or by the Seller to the Trust is deemed either to be a sale or to create a security interest, the UCC as in effect in Michigan applies and the transferee must either take possession of the chattel paper or file an appropriate financing statement or statements in order to perfect its interest therein. Financing statements covering the Receivables will be filed under the UCC as in effect in Michigan by both the Seller and the Trust to perfect their respective interests in the Receivables and continuation statements will be filed as required to continue the perfection of such interests. The Receivables will not be stamped to indicate the interest of the Seller or the Trustee.

     There are certain limited circumstances under the UCC and applicable federal law in which prior or subsequent transferees of Receivables could have an interest in such Receivables with priority over the Trust's interest. A purchaser of the Receivables who gives new value and takes possession of the instruments which evidence the Receivables (i.e., the chattel paper) in the ordinary course of such purchaser's business may, under certain circumstances, have priority over the interest of the Trust in the Receivables. A tax or other government lien on property of Ford Credit or the Seller arising prior to the time a Receivable is conveyed to the Trust may also have priority over the interest of the Trust in such Receivable. Under the Receivables Purchase Agreement, Ford Credit has warranted to the Seller, and under the Pooling and Servicing Agreement the Seller has warranted to the Trust, that the Receivables have been transferred free and clear of the lien of any third party. Each of Ford Credit and the Seller has also covenanted that it will not sell, pledge, assign, transfer or grant any lien on any Receivable or, except as described under "Description of the Certificates -- Supplemental Certificates", the Seller's Certificate (or any interest therein) other than to the Trust. In addition, while Ford Credit is the Servicer, cash collections on the Receivables may, under certain circumstances, be commingled with the funds of Ford Credit prior to each Distribution Date and, in the event of the bankruptcy of Ford Credit, the Trust may not have a perfected interest in such collections.

CERTAIN MATTERS RELATING TO BANKRUPTCY

     Ford Credit has warranted to the Seller in the Receivables Purchase Agreement that the sale of the Receivables by it to the Seller is a valid sale of the Receivables to the Seller. In addition, Ford Credit and the Seller have agreed to treat the transactions described herein as a sale of the Receivables to the Seller, and Ford Credit has or will take all actions that are required under Michigan law to perfect the Seller's ownership interest in the Receivables. Notwithstanding the foregoing, if Ford Credit were to become a debtor in a bankruptcy case and a creditor or trustee in bankruptcy of such debtor or such debtor itself were to take the position that the sale of Receivables from such debtor to the Seller should be recharacterized as a pledge of such Receivables to secure a borrowing from such debtor, then delays in payments of collections of Receivables to the Seller could occur or (should the court rule in favor of any such trustee, debtor in possession or creditor) reductions in the amount of such payments could result.

     In addition, if Ford Credit were to become a debtor in a bankruptcy case and a creditor or trustee-in-bankruptcy of such debtor or such debtor itself were to request a court to order that Ford Credit should be substantively consolidated with the Seller, delays in payments on the Certificates could result. Should the bankruptcy court rule in favor of any such creditor, trustee-in-bankruptcy or such debtor, reductions in such payments could result.

     The Seller has warranted to the Trust that the transfer of the Receivables to the Trust is a sale of the Receivables to the Trust. The Seller will be required to take all actions that are required under Michigan law to perfect the Trust's ownership interest in the Receivables and the Seller has warranted to the Trust that the Trust will at all times have a first priority perfected ownership interest therein and, with certain exceptions, the proceeds thereof. Nevertheless, a tax or government lien on property of Ford Credit or the Seller arising prior to the time a Receivable is conveyed to the Trust may have priority over the interest of the Trust in such Receivable. FCAR's certificate of incorporation provides that, under certain circumstances, FCAR is required to have two independent directors (as defined therein ) in which event it shall not file a voluntary application for relief under Title 11 of the United States Code (the "Bankruptcy Code" ) without the affirmative vote of its two independent directors. Pursuant to the Pooling and Servicing Agreement, the Trustee, all certificateholders and any Enhancement Provider will covenant that they will not at any time institute against the Seller any bankruptcy, reorganization or other proceedings under any federal or state bankruptcy or similar law. In addition, certain other steps will be taken to avoid the Seller's becoming a debtor in a bankruptcy case. Notwithstanding such steps, if the Seller were to become a debtor in a bankruptcy case, and a bankruptcy trustee for the Seller or the Seller as debtor in possession or a creditor of the Seller were to take the position that the transfer of the Receivables from the Seller to the Trust should be recharacterized as a pledge of such Receivables, then delays in payments on the Certificates or (should the court rule in favor of any such trustee, debtor in possession or creditor) reductions in the amount of such payments could result.

     The Seller does not intend to file, and Ford Credit will agree that it will not cause the Seller to file, a voluntary application for relief under the Bankruptcy Code or any similar applicable state law with respect to the Seller so long as the Seller is solvent and does not foresee becoming insolvent.

     If Ford Credit or the Seller were to become a debtor in a bankruptcy case causing an Early Amortization Event to occur, then, pursuant to the Receivables Purchase Agreement, new Receivables would no longer be transferred to the Seller and, pursuant to the Pooling and Servicing Agreement, only collections on Receivables theretofore sold to the Seller and transferred to the Trust would be available to be applied to pay interest accruing on the Certificates and to pay the principal amount of the Certificates. Under such circumstances, the Servicer is obligated to allocate all collections on Principal Receivables to the oldest principal balance first. If such allocation method were to be altered by the bankruptcy court, the rate of payment on the Certificates might be adversely affected. In addition, distributions of principal on each Certificate would not be subject to the applicable Controlled Distribution Amount.

     The occurrence of certain events of bankruptcy, insolvency or receivership with respect to the Servicer will result in a Servicer Default, which Servicer Default, in turn, will result in an Early Amortization Event. If no other Servicer Default other than the commencement of such bankruptcy or similar event exists, a trustee-in-bankruptcy of the Servicer may have the power to prevent either the Trustee or the certificateholders from appointing a successor Servicer.

     Payments made in respect of repurchases of Receivables by Ford Credit or the Seller pursuant to the Pooling and Servicing Agreement may be recoverable by Ford Credit or the Seller, as debtor in possession, or by a creditor or a trustee-in-bankruptcy of Ford Credit or the Seller as a preferential transfer from Ford Credit or the Seller if such payments are made within one year prior to the filing of a bankruptcy case in respect of Ford Credit.

                              CERTAIN TAX MATTERS

UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

     Set forth below is a general discussion of United States federal income tax consequences of the purchase, ownership and disposition of the Certificates. This discussion does not purport to deal with all aspects of United States federal income taxation that may be relevant to holders of the Certificates in light of their particular circumstances, nor to certain types of holders subject to special treatment under the United States federal income tax laws (for example, banks, life insurance companies and tax-exempt organizations). Prospective investors are advised to consult their own tax advisors with regard to the United States federal income tax consequences of purchasing, holding and disposing of the Certificates, as well as the tax consequences arising under the laws of any state, foreign country or other jurisdiction. This discussion is based upon present provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the regulations promulgated thereunder, and judicial or ruling authority, all of which are subject to change, which change may be retroactive. No ruling on any of the issues discussed below will be sought from the Internal Revenue Service (the "IRS").

     Treatment of the Certificates as Debt. The Seller and the Certificateholders will express in the Pooling and Servicing Agreement the intent that, for United States federal, state and local income and franchise tax purposes, the Certificates will be debt secured by the Receivables. FCAR, by initially entering into, and by the acceptance of the assignment of, the Pooling and Servicing Agreement, and each Certificateholder, by the acceptance of a Certificate, will agree to treat the Certificates as debt for United States federal, state and local income and franchise tax purposes. However, the Pooling and Servicing Agreement generally refers to the transfer of the Receivables as a "sale", and because different criteria are used in determining the nontax accounting treatment of the transaction, the Seller will treat the Pooling and Servicing Agreement, for certain nontax purposes, as effecting a transfer of an ownership interest in the Receivables and not as creating a debt obligation.

     A basic premise of United States federal income tax law is that the economic substance of a transaction generally determines the tax consequences. The form of a transaction, while a relevant factor, is not conclusive evidence of its economic substance. In appropriate circumstances, the courts have allowed taxpayers, as well as the IRS, to treat a transaction in accordance with its economic substance, as determined under United States federal income tax law, even though the participants in the transaction have characterized it differently for nontax purposes.

     The determination of whether the economic substance of a property transfer is a sale or a loan secured by the transferred property has been made by the IRS and the courts on the basis of numerous factors designed to determine whether the transferor has relinquished (and the transferee has obtained) substantial incidents of ownership in the property. Among those factors, the primary factors examined are whether the transferee has the opportunity to gain if the property increases in value, and has the risk of loss if the property decreases in value. Based upon its analysis of such factors, Brown & Wood, special tax counsel to the Seller and the Trust ("Tax Counsel") and counsel to the Underwriters, is of the opinion that the Seller will properly be treated as the owner of the Receivables for United States federal income tax purposes and, accordingly, the Certificates will properly be characterized for United States federal income tax purposes as debt that is secured by the Receivables.

     Treatment of the Trust. The Trust could be viewed for United States federal income tax purposes either as a collateral arrangement or as a separate entity that owns the Receivables. However, in the opinion of Tax Counsel, in the former event the Trust will be disregarded for United States federal income tax purposes and in the latter event the Trust would not be an association (or publicly traded partnership) taxable as a corporation. Therefore, in the opinion of Tax Counsel, the Trust will not be treated as an entity subject to United States federal income tax.

     As used herein, the term "U.S. Certificateholder" means a beneficial owner of a Certificate that is for United States federal income tax purposes (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity created or organized in or under the laws of the United States or of any political subdivision thereof, (iii) an estate or trust the income of which is subject to United States federal income taxation regardless of its source or (iv) any other person whose income or gain in respect of a Certificate is effectively connected with the conduct of a United States trade or business. As used herein, the term "Non-U.S. Certificateholder" means a beneficial owner of a Certificate that is not a U.S. Certificateholder.

     U.S. Certificateholders. Assuming the Certificates are debt for United States federal income tax purposes and are not issued with original issue discount, interest thereon will be taxable as ordinary income for United States federal income tax purposes when received by U.S. Certificateholders utilizing the cash basis method of accounting and when accrued by U.S. Certificateholders utilizing the accrual method of accounting. Interest on the Certificates may also constitute "investment income" for purposes of certain limitations of the Code concerning the deductibility of investment interest expense.

     The Trustee will be required to report annually to the IRS, and to each Certificateholder of record, the amount of interest paid on the Certificates (and the amount withheld for United States federal income taxes, if any) for each calendar year, except as to exempt holders (generally, holders that are corporations, tax-exempt organizations, qualified pension and profit-sharing trusts, individual retirement accounts, or nonresident aliens who provide certification as to their status as nonresidents). As long as the only "Certificateholder" of record is Cede, as nominee for DTC, Certificateholders and the IRS will receive tax and other information only from Participants and Indirect Participants rather than from the Trustee. Each nonexempt Certificateholder will be required to provide, under penalties of perjury, a certificate on IRS Form W-9 containing such holder's name, address, federal taxpayer identification number and a statement that such holder is not subject to backup withholding. Should a nonexempt Certificateholder fail to provide the required certification, the Trustee (or the Participants or Indirect Participants) will be required to withhold (or cause to be withheld) 31% of the interest (and principal) otherwise payable to the holder, and remit the withheld amounts to the IRS as a credit against the holder's United States federal income tax liability.

     U.S. Certificateholders may generally elect to include in income all interest (including stated interest, de minimis original issue discount, market discount, de minimis market discount, and unstated interest, as adjusted by any amortizable bond premium or acquisition premium) that accrues on a Certificate by using the constant yield method applicable to original issue discount, subject to certain limitations and exceptions.

     Market Discount. If a U.S. Certificateholder purchases a Certificate for an amount that is less than its issue price (or, in the case of a subsequent purchaser, its stated redemption price at maturity), the amount of the difference will be treated as "market discount," unless such difference is less than a specified de minimis amount.

     Under the market discount rules, a U.S. Certificateholder will be required to treat any partial principal payment on, or any gain realized on the sale, exchange, retirement or other disposition of, a Certificate as ordinary income to the extent of the lesser of (i) the amount of such payment or realized gain or (ii) the market discount which has not previously been included in income and is treated as having accrued on such Certificate at the time of such payment or disposition. Market discount will accrue in the manner to be provided in Treasury regulations, but the Conference Report accompanying the Tax Reform Act of 1986 states that, until such regulations are issued, it is intended that Certificateholders may elect to accrue market discount either (i) under a constant yield method or (ii) in the proportion that the stated interest paid on the Certificate for the current period bears to the total remaining interest on the Certificate as of the beginning of the period.

     A U.S. Certificateholder may be required to defer the deduction of all or a portion of the interest paid or accrued on any indebtedness incurred or maintained to purchase or carry a Certificate with market discount until the maturity of the Certificate or its earlier disposition in a taxable transaction, because a current deduction is only allowed on a market discount obligation to the extent the net direct interest expense with respect to such obligation exceeds an allocable portion of the market discount accruing on such obligation. A U.S. Certificateholder may elect to include market discount in income currently as it accrues, in which case the rules described above regarding (i) the treatment as ordinary income of gain upon the disposition of the Certificate and upon the receipt of certain cash payments and (ii) the deferral of interest deductions will not apply. Generally, such currently included market discount is treated as ordinary interest for United States federal income tax purposes.

     Premium. If a U.S. Certificateholder purchases a Certificate for an amount that is greater than the principal balance of the Certificate on the purchase date, the amount of such excess will be treated as "amortizable bond premium". A U.S. Certificateholder may elect to amortize such premium using a constant yield method over the remaining term of the Certificate and may offset interest otherwise required to be included in income in respect of the Certificate during any taxable year by the amortized amount of such excess for the taxable year.

     Disposition of a Certificate. Except as discussed above, upon the sale, exchange or retirement of a Certificate, a U.S. Certificateholder generally will recognize taxable gain or loss equal to the difference between the amount realized on the sale, exchange or retirement and such U.S. Certificateholder's adjusted tax basis in the Certificate. A U.S. Certificateholder's adjusted tax basis in a Certificate generally will equal such U.S. Certificateholder's initial investment in the Certificate increased by any accrued market discount that the U.S. Certificateholder has included in income and decreased by the amount of any principal payments received and amortizable bond premium taken with respect to such Certificate. Such gain or loss generally will be long-term capital gain or loss if the Certificate were held for more than one year.

     Possible Classification of the Pooling and Servicing Agreement as a Partnership or Association. Although, as described above, it is the opinion of Tax Counsel that the Certificates will properly be characterized as debt for United States federal income tax purposes, such opinion is not binding on the IRS and thus no assurance can be given that such a characterization will prevail. If the IRS were to contend successfully that the Certificates were not debt for United States federal income tax purposes, the arrangement among the Seller and the Certificateholders might be classified for United States federal income tax purposes as a partnership, an association taxable as a corporation or a "publicly traded partnership" taxable as a corporation.

     If the Certificates were treated as interests in such a partnership, the partnership would in all likelihood be treated as a "publicly traded partnership". A publicly traded partnership is, in general, taxable as a corporation. If the partnership were nevertheless not taxable as a corporation (because of an exception for an entity whose income is interest income that is not derived in the conduct of a financial business) it would not be subject to United States federal income tax. Rather, each item of income, gain, loss, deduction and credit generated through the ownership of the Receivables by the partnership would be passed through to the partners in the partnership (including the Certificateholders) according to their respective interests therein.

     The income reportable by the Certificateholders as partners in such a partnership could differ from the income reportable by the Certificateholders as holders of debt. However, except as provided below, it is not expected that such differences would be material. If the Certificateholders were treated as partners, a cash basis Certificateholder might be required to report income when it accrues to the partnership rather than when it is received by the Certificateholder. Moreover, if the Certificates were treated as interests in a partnership, then in the case of a Certificateholder that is an individual, estate or trust, the Certificateholder's share of expenses of the partnership would be miscellaneous itemized deductions that in the aggregate are allowed only to the extent they exceed two percent of the Certificateholder's adjusted gross income (and, in the case of an individual Certificateholder, are subject to certain other limitations). Finally, if the partnership were a "publicly traded partnership" not taxable as a corporation, as discussed above, any taxable income allocated to a Certificateholder that is a pension, profit-sharing or employee benefit plan or other tax-exempt entity

(including an individual retirement account) would constitute "unrelated business taxable income" generally taxable to the holder under the Code.

     If, alternatively, the Certificates were treated as interests in either an association taxable as a corporation or a "publicly traded partnership" taxable as a corporation, the resulting entity would be subject to United States federal income tax at corporate tax rates on its taxable income generated by ownership of the Receivables. Moreover, all or part of distributions to Certificateholders would probably be treated as dividend income to the Certificateholders and such amounts would probably not be deductible in computing the entity's taxable income. Such an entity-level tax could result in reduced distributions to Certificateholders and the Certificateholders could be liable for a share of such a tax.

     Because the Seller will treat the Certificates as indebtedness for United States federal income tax purposes, the Trustee (and Participants and Indirect Participants) will not comply with the tax reporting requirements that would apply under these alternative characterizations of the Certificates.

     Non-U.S. Certificateholders. Tax Counsel has given its opinion that the Certificates will properly be classified as debt for United States federal income tax purposes. Assuming the Certificates are debt:

          (a) interest paid to a Non-U.S. Certificateholder will be exempt from U.S. withholding taxes (including backup withholding taxes), provided the holder complies with applicable identification requirements (and does not actually or constructively own 10% or more of the voting stock of the Seller and is not a controlled foreign corporation with respect to the Seller). Applicable identification requirements will be satisfied if there is delivered to a securities clearing organization (or bank or other financial institution that holds the Certificates on behalf of the customer in the ordinary course of its trade or business) (i) IRS Form W-8 signed under penalties of perjury by the beneficial owner of such Certificates stating that such owner is not a U.S. person and providing such owner's name and address, (ii) IRS Form 1001 signed by the beneficial owner of such Certificates or such owner's agent claiming exemption from withholding under an applicable tax treaty, or (iii) IRS Form 4224 signed by the beneficial owner of such Certificates or such owner's agent claiming exemption from withholding on income effectively connected with the conduct of a trade or business in the United States; provided in any such case (x) the applicable form is delivered pursuant to applicable procedures and is properly transmitted to the United States entity otherwise required to withhold tax and (y) none of the entities receiving the form has actual knowledge that such owner is a U.S. person or that any certification on the form is false;

          (b) a Non-U.S. Certificateholder will not be subject to United States federal income tax on gain realized on the sale, exchange or redemption of such Certificate, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States, (ii) in the case of a holder that is an individual, such holder is not present in the United States for 183 days or more during the taxable year in which such sale, exchange or redemption occurs and (iii) in the case of gain representing accrued interest, the conditions described in clause (a) are satisfied; and

          (c) a Certificate held by an individual who at the time of death is a nonresident alien will not be subject to United States federal estate tax as a result of such individual's death if, immediately before the individual's death, (i) the individual did not actually or constructively own 10% or more of the voting stock of the Seller and (ii) the holding of such Certificate was not effectively connected with the conduct by the decedent of a trade or business in the United States.

     If the IRS were to contend successfully that the Certificates are interests in a partnership (not taxable as a corporation), a Certificateholder that is nonresident alien or foreign corporation might be required to file a U.S. individual or corporate income tax return and pay tax on its share of partnership income at regular U.S. rates, including, in the case of a corporation, the branch profits tax (and would be subject to withholding tax on its share of partnership income). If the Certificates were recharacterized as interests in an association taxable as a corporation or a "publicly traded partnership" taxable as a corporation, to the extent distributions on the Certificates were treated as dividends, a nonresident alien individual or foreign corporation would generally be taxed on the gross amount of such dividends (and subject to withholding) at a rate of 30% unless such rate were reduced by an applicable treaty.

STATE AND LOCAL TAX CONSEQUENCES

     The activities to be undertaken by the Servicer in servicing the Receivables generally will be centered in Michigan. The State of Michigan imposes a state individual income tax and a single business tax which is based partially upon the net income of corporations, partnerships and other entities doing business in the State of Michigan. This discussion is based upon present provisions of Michigan statutes and the regulations promulgated thereunder, and applicable judicial or ruling authority, all of which are subject to change, which change may be retroactive. No ruling on any of the issues discussed below will be sought from the Michigan Department of Treasury.

     If the Certificates are treated as debt for United States federal income tax purposes, in the opinion of J.D. Bringard, Esq., Vice President -- General Counsel of the Seller ("Michigan Tax Counsel"), this treatment will also apply for Michigan tax purposes. Pursuant to this treatment, Certificateholders not otherwise subject to Michigan tax would not become subject to such tax solely because of their ownership of the Certificates. Certificateholders already subject to tax in Michigan, however, could be required to pay tax on the income from the Certificates.

     If, for United States federal income tax purposes, the Trust is treated as a collateral arrangement that is disregarded or as a separate entity treated as a grantor trust, in the opinion of Michigan Tax Counsel, this treatment will also apply for Michigan tax purposes. Pursuant to this treatment, the Trust will not be subject to the Michigan single business tax.

     Possible Classification of the Pooling and Servicing Agreement as a Partnership or Association. If the Certificates were treated as interests in a partnership (not taxable as a corporation) for United States federal income tax purposes, in the opinion of Michigan Tax Counsel, the same treatment would also apply for Michigan tax purposes. Such a partnership would be treated as doing business in Michigan and, as a result, would be subject to the Michigan single business tax possibly resulting in reduced distributions to Certificateholders. The Certificateholders would not be subject to Michigan single business tax on the partnership income.

     Individual Certificateholders, whether Michigan residents or non-residents, who were partners in such a partnership would be subject to Michigan income tax on the income from the partnership. Under current law corporate Certificateholders are not subject to Michigan income tax. Certificateholders not otherwise subject to Michigan income tax would not become subject to such tax on income other than that derived from the Certificates solely because of their ownership of the Certificates.

     If the Certificates were treated as interests in an association taxable as a corporation or a "publicly traded partnership" taxable as a corporation, then the entity could be subject to the Michigan single business tax. Such taxes could result in reduced distributions to Certificateholders. Certificateholders not otherwise subject to tax in Michigan would not become subject to such tax solely because of their ownership of the Certificates.

     Because the income and franchise tax laws of each state and locality vary, it is impossible to predict the income and franchise tax consequences to the Certificateholders in all of the state and local taxing jurisdictions, particularly if the Certificates were treated as interests in a partnership (not taxable as a corporation). Certificateholders are urged to consult their own tax advisors with respect to state and local income and franchise taxes.

                              ERISA CONSIDERATIONS

GENERAL

     Section 406 of ERISA and Section 4975 of the Code prohibit a pension, profit-sharing or other employee benefit plan from engaging in certain transactions involving "plan assets" with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to the plan. A violation of these

"prohibited transaction" rules may generate excise tax and other liabilities under ERISA and the Code for such person. For example, a prohibited transaction would arise, unless an exemption were available, if the Certificates were viewed as debt of the Seller and the Seller were a disqualified person or party in interest with respect to a plan that acquired Certificates.

     Moreover, additional prohibited transactions could arise if the assets of the Trust were deemed to constitute assets of any plan that owned Certificates. The Department of Labor ("DOL") has issued a final regulation (the "Plan Assets Regulation") concerning the definition of what constitutes the "plan assets" of an employee benefit plan subject to ERISA or the Code, or an individual retirement account ("IRA") (collectively referred to as "Benefit Plans"). Under the Plan Assets Regulation the assets and properties of certain corporations, partnerships and certain other entities in which a Benefit Plan acquires an "equity interest" could be deemed to be assets of the Benefit Plan in certain circumstances. Accordingly, if Benefit Plans purchase Certificates, the Trust could be deemed to hold plan assets of such Benefit Plan unless one of the exceptions under the Plan Assets Regulation is applicable to the Trust.

AVAILABILITY OF EXEMPTIONS FOR CERTIFICATES

     The Plan Assets Regulation contains an exception (the "Publicly-Offered Securities Exception") that provides that if a Benefit Plan acquires a "publicly-offered security", the issuer of the security is not deemed to hold plan assets. A publicly-offered security is a security that is (i) freely transferable, (ii) part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another and (iii) either is (A) part of a class of securities registered under Section 12(b) or 12(g) of the Exchange Act or (B) sold to the plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act and the class of securities of which such security is a part is registered under the Exchange Act within 120 days (or such later time as may be allowed by the Commission) after the end of the fiscal year of the issuer during which the offering of such securities to the public occurred.

     It is anticipated that the Certificates will meet the criteria of the Publicly-Offered Securities Exemption as set forth above. The Underwriters expect (although no assurance can be given) that the Certificates will be held by at least 100 independent persons at the conclusion of the offering; there are no restrictions imposed on the transfer of the Certificates; and the Certificates will be sold as part of an offering pursuant to an effective registration statement under the Securities Act, and then will be timely registered under the Exchange Act. The Underwriters will notify the Trustee as to whether or not the Certificates will be held by 100 independent persons at the conclusion of the offering. The Seller will not, however, determine whether the 100-investor requirement of the Publicly-Offered Securities Exemption is satisfied with respect to the Certificates.

     If the Certificates fail to meet the criteria of the Publicly-Offered Securities Exemption and the Trust's assets are deemed to include assets of Benefit Plans that are holders of Certificates, transactions involving the Trust and "parties in interest" or "disqualified persons" with respect to such plans might be prohibited under Section 406 of ERISA and Section 4975 of the Code unless another ERISA prohibited transaction exemption is applicable. Thus, for example, if a participant in any Benefit Plan is an obligor or guarantor of one of the Receivables, under DOL interpretations the purchase of the Certificates by such plan could constitute a prohibited transaction. There are three class exemptions issued by the DOL that may apply in such event: DOL Prohibited Transaction Exemption 84-14 (Class Exemption for Plan Asset Transactions Determined by Independent Qualified Professional Asset Managers), 91-38 (Class Exemption for Certain Transactions Involving Bank Collective Investment Funds), 90-1 (Class Exemption for Transactions Involving Insurance Company Pooled Separate Accounts) and 95-60 (Class Exemption for Transactions Involving Insurance Company General Accounts). There is no assurance that these exemptions, even if all of the conditions specified therein are satisfied, will apply to all transactions involving the Trust's assets.

REVIEW BY BENEFIT PLAN FIDUCIARIES

     Due to the complexity of these rules and the penalties imposed upon persons involved in prohibited transactions, it is especially important that any Benefit Plan fiduciary who proposes to cause a Benefit Plan to purchase Certificates should consult with its own counsel with respect to the potential consequences under

ERISA and the Code of the Benefit Plan's acquisition and ownership of Certificates. Assets of a Benefit Plan should not be invested in the Certificates unless it is clear that the assets of the Trust will not be plan assets or unless it is clear that a prohibited transaction class exemption will apply and exempt all potential prohibited transactions.

                                  UNDERWRITING

     Subject to the terms and conditions set forth in the Underwriting Agreement (the "Underwriting Agreement"), FCAR has agreed to cause the Trust to sell to the underwriters named below (the "Underwriters"), and each of the Underwriters has severally agreed to purchase the principal amount of Certificates set forth opposite its name below:

                                                                          PRINCIPAL AMOUNT
                                        UNDERWRITERS                      OF CERTIFICATES
                                                                          ----------------
        CS First Boston Corporation....................................     $160,000,000
        Goldman, Sachs & Co. ..........................................      160,000,000
        Merrill Lynch, Pierce, Fenner & Smith
                     Incorporated......................................      160,000,000
        J.P. Morgan Securities Inc. ...................................      160,000,000
        Salomon Brothers Inc...........................................      160,000,000
                                                                          ----------------
                     Total.............................................     $800,000,000
                                                                           =============

     FCAR has been advised by the Underwriters that they propose initially to offer the Certificates to the public at the public offering price set forth on the cover page of this Prospectus, and to certain dealers at such price less a concession not in excess of 0.200% the principal amount of the Certificates. The Underwriters may allow and such dealers may reallow to other dealers a discount not in excess of 0.125% such principal amount. After the initial public offering, such public offering price, concession and reallowance may be changed.

     The Underwriting Agreement provides that FCAR will indemnify the Underwriters against certain liabilities, including liabilities under applicable securities laws, or contribute to payments the Underwriters may be required to make in respect thereof. The Indemnification Agreement provides that Ford Credit will indemnify the Underwriters against certain liabilities, including liabilities under applicable securities laws, or contribute to payments the Underwriters may be required to make in respect thereof.

     In the ordinary course of business, the Underwriters and their affiliates have engaged and may engage in investment banking and/or commercial banking transactions with Ford Motor Company and its affiliates.

                                 LEGAL MATTERS

     Certain legal matters relating to the Certificates will be passed upon for the Seller by J.D. Bringard, Esq., Vice President-General Counsel of the Servicer, and for the Underwriters by Brown & Wood. Certain United States federal income tax matters will be passed upon for the Seller and the Trust by Brown & Wood.

                            INDEX OF PRINCIPAL TERMS

                                                                                         PAGE
                                                                                         ----
Accounts..............................................................................     1
Accumulation Period...................................................................     9
Accumulation Period Commencement Date.................................................    10
Accumulation Period Length............................................................     9
Addition Date.........................................................................    35
Additional Accounts...................................................................    34
Additional Cut-Off Date...............................................................    34
Adjustment Date.......................................................................    40
Adjustment Payment....................................................................    50
Aggregate Available Subordinated Amount...............................................    41
Asset Composition Event...............................................................     8
Asset Correction Amount...............................................................     9
Available Certificateholder Principal Collections.....................................    47
Available Seller's Collections........................................................    43
Available Seller's Interest Collections...............................................    43
Available Seller's Principal Collections..............................................    43
Available Subordinated Amount.........................................................    44
Bankruptcy Code.......................................................................    60
Benefit Plans.........................................................................    66
Cede..................................................................................     2
CEDEL.................................................................................     5
CEDEL Participants....................................................................    30
Certificateholder Interest Collections................................................    46
Certificateholders' Interest..........................................................     5
Certificate Owners....................................................................     2
Certificate Rate......................................................................     5
Certificates..........................................................................     1
Citibank..............................................................................     6
Closing Date..........................................................................     5
Code..................................................................................    61
Collateral Security...................................................................     3
Collection Account....................................................................    38
Collection Period.....................................................................     7
Commission............................................................................     2
Controlled Amortization Amount........................................................    48
Controlled Distribution Amount........................................................    48
Cooperative...........................................................................    31
Dealer Overconcentrations.............................................................    37
Dealers...............................................................................     4
Defaulted Amount......................................................................    49
Defaulted Receivables.................................................................    49
Deficiency Amount.....................................................................    44
Definitive Certificates...............................................................    32
Depositary............................................................................    31
Depository............................................................................    28
Determination Date....................................................................    12
Distribution Date.....................................................................     8
Distribution Date Statement...........................................................    55
DOL...................................................................................    66
Draw Amount...........................................................................    44

                                                                                         PAGE
                                                                                         ----
DTC...................................................................................     2
Early Amortization Event..............................................................    50
Early Amortization Period.............................................................    10
Eligible Accounts.....................................................................     4
Eligible Deposit Account..............................................................    38
Eligible Institution..................................................................    39
Eligible Investments..................................................................    39
Eligible Portfolio....................................................................    23
Eligible Receivable...................................................................     4
Enhancement...........................................................................     3
Enhancement Provider..................................................................    36
ERISA.................................................................................    14
Euroclear.............................................................................     5
Euroclear Operator....................................................................    30
Euroclear Participant.................................................................    30
Excess Principal Collections..........................................................    42
Excess Reserve Fund Required Amount...................................................    47
Excess Seller's Percentage............................................................    43
Excess Servicing......................................................................    47
Exchange Act..........................................................................     2
Expected Final Payment Date...........................................................     8
FCAR..................................................................................     1
Floating Allocation Percentage........................................................    41
Ford..................................................................................     3
Ford Credit...........................................................................     1
Ford Holdings.........................................................................    26
Holders...............................................................................    32
Incremental Subordinated Amount.......................................................    44
Index Maturity........................................................................    39
Indirect Participants.................................................................    30
Ineligible Receivables................................................................    35
Initial Closing Date..................................................................    34
Initial Cut-Off Date..................................................................     3
Initial Invested Amount...............................................................     5
Initial Principal Amount..............................................................     4
Initial Swap Subordinated Amount......................................................    45
Insolvency Laws.......................................................................    18
Installment Balance...................................................................    22
Installment Balance Amount............................................................    37
Interest Collections..................................................................     4
Interest Funding Account..............................................................     8
Interest Funding Account Balance......................................................    48
Interest Period.......................................................................    40
Interest Rate Swap....................................................................    13
Invested Amount.......................................................................    41
Investment Proceeds...................................................................    46
Investor Charge-Off...................................................................    50
Investor Default Amount...............................................................    49
IRA...................................................................................    66
IRS...................................................................................    61
London Business Day...................................................................    40

                                                                                         PAGE
                                                                                         ----
Michigan Tax Counsel..................................................................    65
Miscellaneous Payments................................................................    41
Monthly Interest......................................................................    44
Monthly Principal.....................................................................    48
Monthly Servicing Fee.................................................................    54
Morgan................................................................................     6
Net Trust Swap Payment................................................................    13
Net Trust Swap Receipt................................................................    13
New Issuance..........................................................................     6
New Vehicle...........................................................................    20
New Vehicle Base Rate.................................................................    22
Non-U.S. Certificateholder............................................................    64
Non U.S. Person.......................................................................    76
Non-Vehicle Collateral Security.......................................................    16
One-Month LIBOR.......................................................................    39
Overconcentration Amount..............................................................    37
Participants..........................................................................    29
Plan Assets Regulation................................................................    66
Pool Balance..........................................................................     7
Pooling and Servicing Agreement.......................................................     3
Prime Rate............................................................................    40
Principal Allocation Percentage.......................................................    42
Principal Collections.................................................................     4
Principal Funding Account.............................................................     9
Principal Funding Account Balance.....................................................    49
Principal Receivables.................................................................     6
Principal Shortfalls..................................................................    42
Principal Terms.......................................................................    33
Publicly Offered Security Exception...................................................    66
Rating Agency.........................................................................    18
Receivables...........................................................................     1
Receivables Purchase Agreement........................................................     4
Record Date...........................................................................    29
Registration Statement................................................................     2
Removal Date..........................................................................    38
Removal Notice........................................................................    38
Removed Accounts......................................................................    38
Required Participation Amount.........................................................    38
Required Participation Percentage.....................................................    38
Required Subordinated Amount..........................................................    11
Reserve Fund..........................................................................    46
Reserve Fund Deposit Amount...........................................................    46
Reserve Fund Required Amount..........................................................    46
Revolving Period......................................................................     9
Securities Act........................................................................     2
Seller................................................................................     1
Seller's Certificate..................................................................    33
Seller's Interest.....................................................................     1
Seller's Participation Amount.........................................................    44
Seller's Percentage...................................................................    44
Semi-Annual Payment Date..............................................................     8

                                                                                         PAGE
                                                                                         ----
Series................................................................................     1
Series 1992-1.........................................................................     6
Series 1992-1 Certificates............................................................     6
Series 1992-2.........................................................................     6
Series 1992-2 Certificates............................................................     6
Series 1994-1.........................................................................     6
Series 1994-1 Certificates............................................................     6
Series 1995-1.........................................................................     6
Series 1995-1 Certificates............................................................     6
Series 1996-1.........................................................................     3
Series 1996-1 Allocation Percentage...................................................    42
Series 1996-2.........................................................................     6
Series 1996-2 Certificates............................................................     6
Series Accounts.......................................................................     8
Series Cut-Off Date...................................................................     9
Series Issuance Date..................................................................    35
Service Transfer......................................................................    54
Servicer..............................................................................     1
Servicing Fee.........................................................................    54
Servicing Fee Rate....................................................................    54
Special Payment Date..................................................................    10
Status................................................................................    23
Subordinated Percentage...............................................................    11
Supplement............................................................................     6
Supplemental Certificate..............................................................    33
Swap Counterparty.....................................................................    13
Tax Counsel...........................................................................    61
Tax Opinion...........................................................................    34
Termination Date......................................................................    52
Terms and Conditions..................................................................    31
Transfer Date.........................................................................    35
Transfer Deposit Amount...............................................................    35
Trust.................................................................................     1
Trust Available Subordinated Amount...................................................    42
Trust Invested Amount.................................................................    42
Trustee...............................................................................     3
UCC...................................................................................    15
Unallocated Principal Collections.....................................................    42
Underwriters..........................................................................    15
Underwriting Agreement................................................................    67
Used Vehicle..........................................................................    20
Used Vehicle Base Rate................................................................    22
U.S. Certificateholder................................................................    62
U.S. Person...........................................................................    76
U.S. Wholesale Portfolio..............................................................    20
Vehicles..............................................................................     3

                                                                         ANNEX 1

                    OTHER ISSUANCES OF INVESTOR CERTIFICATES

     This Annex I sets forth the principal characteristics of Series 1992-1, Series 1992-2, Series 1994-1, Series 1995-1 and Series 1996-2. For more specific information with respect to any Series, any prospective investor should contact FCAR at (313) 594-7742. FCAR will provide, without charge, to any prospective purchaser, a copy of the Disclosure Document with respect to such Series.

Series 1992-1
Initial Principal Amount.............   $1,000,000,000
Scheduled Interest Payment Date......   The fifteenth day of each January and July (or, if
                                        such day is not a business day, the next succeeding
                                        business day)
Current Principal Amount.............   $1,000,000,000
Required Participation Percentage....   104%
Initial Swap Subordinated Amount.....   $16,400,000
Revolving Period.....................   December 30, 1991 to the earlier of July 31, 1996 or
                                        an Early Amortization Event
Expected Payment Date................   January 1997 Distribution Date
Termination Date.....................   January 1999 Distribution Date
Series 1992-2
Initial Principal Amount.............   $700,000,000
Scheduled Interest Payment Date......   The fifteenth day of each April and October (or, if
                                        such day is not a business day, the next succeeding
                                        business day)
Current Principal Amount.............   $700,000,000
Required Participation Percentage....   104%
Initial Swap Subordinated Amount.....   $14,350,000
Revolving Period.....................   March 31, 1992 to the earlier of October 31, 1996 or
                                        an Early Amortization Event
Expected Payment Date................   April 1997 Distribution Date
Termination Date.....................   April 1999 Distribution Date
Series 1994-1
Initial Principal Amount.............   $1,000,000,000
Scheduled Interest Payment Date......   The fifteenth day of each January, April, July and
                                        October (or, if such day is not a business day, the
                                        next succeeding business day)
Current Principal Amount.............   $1,000,000,000
Required Participation Percentage....   104%
Initial Swap Subordinated Amount.....   $11,500,000
Revolving Period.....................   June 30, 1994 to the earlier of Accumulation Period
                                        Commencement Date or an Early Amortization Event
Expected Final Payment Date..........   July 1999 Distribution Date
Termination Date.....................   July 2001 Distribution Date

Series 1995-1
Initial Principal Amount.............   $1,000,000,000
Scheduled Interest Payment Date......   The fifteenth day of each February and August (or, if
                                        such day is not a business day, the next succeeding
                                        business day)
Current Principal Amount.............   $1,000,000,000
Required Participation Percentage....   104%
Initial Swap Subordinated Amount.....   $14,500,000
Revolving Period.....................   June 30, 1995 to the earlier of Accumulation Period
                                        Commencement Date or an Early Amortization Event
Expected Payment Date................   August 2000 Distribution Date
Termination Date.....................   August 2002 Distribution Date
Series 1996-2
Initial Principal Amount.............   $960,000,000
Scheduled Interest Payment Date......   The fifteenth day of each February, May, August and
                                        November (or, if such day is not a business day, the
                                        next succeeding business day)
Current Principal Amount.............   $960,000,000
Required Participation Amount........   104%
Initial Swap Subordinated Amount.....   $2,400,000
Revolving Period.....................   December 31, 1995 to the earlier of Accumulation
                                        Period Commencement Date or an Early Amortization
                                        Event
Expected Payment Date................   February 2001 Distribution Date
Termination Date.....................   February 2003 Distribution Date

         GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

     Except in certain limited circumstances, the globally offered Certificates (the "Global Securities") will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of The Depository Trust Company ("DTC"), CEDEL or Euroclear. The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlements and all secondary trades will settle in same-day funds.

     Secondary market trading between investors holding Global Securities through CEDEL and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

     Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior asset backed certificates issues.

     Secondary cross-market trading between CEDEL or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of CEDEL and Euroclear (in such capacity) and as DTC Participants.

     Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

     All Global Securities will be held in book-entry form by DTC in the name of CEDE & CO. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, CEDEL and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

     Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to prior asset backed certificates issues. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold their Global Securities through CEDEL or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

     Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

     Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior asset backed certificates issues in same-day funds.

     Trading between CEDEL and/or Euroclear Participants. Secondary market trading between CEDEL Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

     Trading between DTC seller and CEDEL or Euroclear purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the account of a CEDEL Participant or a Euroclear Participant, the purchaser will send instructions to CEDEL or Euroclear through a CEDEL Participant or Euroclear Participant at least one business day prior to settlement. CEDEL or Euroclear will instruct the respective Depositary, as the-case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of a calendar year consisting of twelve 30-day calendar months. Payment will then be made by the respective Depositary of the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the CEDEL Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the CEDEL or Euroclear cash debt will be valued instead as of the actual settlement date.

     CEDEL Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within CEDEL or Euroclear. Under this approach, they may take on credit exposure to CEDEL or Euroclear until the Global Securities are credited to their accounts one day later.

     As an alternative, if CEDEL or Euroclear has extended a line of credit to them, CEDEL Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, CEDEL Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each CEDEL Participant's or Euroclear Participant's particular cost of funds.

     Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective Depositary for the benefit of CEDEL Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participant a cross-market transaction will settle no differently than a trade between two DTC Participants.

     Trading between CEDEL or Euroclear seller and DTC purchaser. Due to time zone differences in their favor, CEDEL Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to CEDEL or Euroclear through a CEDEL Participant or Euroclear Participant at least one business day prior to settlement. In these cases, CEDEL or Euroclear will instruct the respective Depositary, as appropriate, to deliver the Global Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of a calendar year consisting of twelve 30-day calendar months. The payment will then be reflected in the account of the CEDEL Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the CEDEL Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the CEDEL Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the CEDEL Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

     Finally, day traders that use CEDEL or Euroclear and that purchase Global Securities from DTC Participants for delivery to CEDEL Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

          (a) borrowing through CEDEL or Euroclear for one day (until the purchase side of the day trade is reflected in their CEDEL or Euroclear accounts) in accordance with the clearing system's customary procedures;

          (b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their CEDEL or Euroclear account in order to settle the sale side of the trade; or

          (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the CEDEL Participant or Euroclear Participant.

CERTAIN UNITED STATES FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

     A beneficial owner of Global Securities holding securities through CEDEL or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

          Exemption for non-U.S. Persons (Form W-8). Beneficial owners of Global Securities that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of such change.

          Exemption for non-U.S. Persons with effectively connected income (Form
     4224). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

          Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form 1001). Non-U.S. Persons that are Certificate Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the Certificate Owner or his agent.

          Exemption of U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

          United States Federal Income Tax Reporting Procedure. The Certificate Owner of a Global Security or, in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

          U.S. Person. As used herein the term "U.S. Person" means a beneficial owner of a Certificate that is for United States federal income tax purposes (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity created or organized in or under the laws of the United States or of any political subdivision thereof,
     (iii) an estate or trust the income of which is subject to United States federal income taxation regardless of its source or (iv) any other person whose income or gain in respect of a Certificate is effectively connected with the conduct of a United States trade or business. As used herein, the term "Non-U.S. Person" means a beneficial owner of a Certificate that is not a U.S. Person.

             ------------------------------------------------------

  NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE SELLER OR ANY UNDERWRITER. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF OR THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE SELLER SINCE SUCH DATE.
                               ------------------

                               TABLE OF CONTENTS

                                         PAGE
                                         ----
Incorporation of Certain Documents by
  Reference.............................   2
Available Information...................   2
Reports to Certificateholders...........   2
Prospectus Summary......................   3
Risk Factors............................  15
Ford Credit Auto Receivables Corporation
  and the Trust.........................  18
Use of Proceeds.........................  20
The Dealer Floorplan Financing
  Business..............................  20
The Accounts............................  23
Ford Motor Credit Company...............  26
Maturity and Principal Payment
  Considerations........................  27
Description of the Certificates.........  27
Description of the Receivables Purchase
  Agreement.............................  57
Certain Legal Aspects of the
  Receivables...........................  59
Certain Tax Matters.....................  61
ERISA Considerations....................  65
Underwriting............................  67
Legal Matters...........................  67
Index of Principal Terms................  68
Annex 1.................................  72
Global Clearance, Settlement and Tax
  Documentation Procedures..............  74

     Until May 8, 1996 all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

             ------------------------------------------------------
             ------------------------------------------------------

                                  $800,000,000

                             Ford Credit Auto Loan
                           Master Trust Series 1996-1
                             5.50% Auto Loan Asset
                              Backed Certificates

                                 (FORD LOGO)

                    Ford Credit Auto Receivables Corporation
                                     Seller

                           Ford Motor Credit Company
                                    Servicer
                                   PROSPECTUS
                                CS First Boston
                              Goldman, Sachs & Co.
                              Merrill Lynch & Co.
                          J.P. Morgan Securities Inc.
                              Salomon Brothers Inc
             ------------------------------------------------------